UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12

TAYLOR MORRISON HOME CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TaylorMorrison

Annual Meeting of Stockholders

2022

COMMUNITIES FOR
HOW LIFE PROGRESSES

Esplanade at Azario Lakewood Ranch
Sarasota, FL

Scottsdale, Arizona

April 12, 2022

Dear Stockholders:

You are cordially invited to attend the Taylor Morrison Home Corporation 2022 Annual Meeting of Stockholders on Thursday, May 26, 2022 at 8:00 a.m. PT. The 2022 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/TMHC2022. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. You will not be able to attend the 2022 Annual Meeting in person.

Our board of directors has fixed the close of business on March 30, 2022 as the record date for determining those holders of our common stock entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting of Stockholders.

The Notice of Annual Meeting of Stockholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, including proposals for the election of the directors named in this Proxy Statement to serve until the 2023 Annual Meeting of Stockholders (Proposal 1), an advisory vote to approve the compensation of our named executive officers (Proposal 2), the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3) and the approval of the amendment and restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (Proposal 4).

Our board of directors recommends that you vote “FOR” the director nominees named in this Proxy Statement and “FOR” each of Proposals 2, 3 and 4. Each proposal is described in more detail in this Proxy Statement.

Your vote is very important. Please vote your shares promptly, whether or not you expect to attend the meeting. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy card or voting instruction form, as applicable.

Sincerely,

Sheryl D. Palmer

Chairman of the Board of Directors, President and Chief Executive Officer

TAYLOR MORRISON HOME CORPORATION

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

Notice of Annual Meeting of Stockholders

To be Held on May 26, 2022

The 2022 Annual Meeting of Stockholders of Taylor Morrison Home Corporation (the “Annual Meeting”) will be held on Thursday, May 26, 2022 at 8:00 a.m. PT. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TMHC2022. You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held for the following purposes:

1.	To elect the directors named in this Proxy Statement and nominated by our board of directors to serve until the 2023 Annual Meeting of Stockholders;

2.	To conduct an advisory vote to approve the compensation of our named executive officers;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

4.	To approve the amendment and restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only holders of record of our common stock at the close of business on March 30, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. A list of these stockholders will be open for examination by any stockholder electronically during the 2022 Annual Meeting at www.virtualshareholdermeeting.com/TMHC2022 when you enter your 16-digit control number.

This Notice of Annual Meeting of Stockholders and Proxy Statement are first being distributed or made available, as the case may be, on or about April 12, 2022.

By order of the board of directors,

Darrell C. Sherman Executive Vice President, Chief Legal Officer and Secretary

Scottsdale, Arizona

April 12, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2022

THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT: WWW.PROXYVOTE.COM

TOC | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the Proxy Statement before voting.

Annual Meeting of Stockholders

Date:	Thursday, May 26, 2022
Time:	8:00 a.m. PT
Virtual Meeting:	This year’s meeting is a virtual stockholders meeting at www.virtualshareholdermeeting.com/TMHC2022.
Record Date:	March 30, 2022
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote per share.

Proposals and Voting Recommendations

	Board Recommendation	Page
1. Election of the director nominees named herein	For	7
2. Advisory vote on the compensation of our named executive officers	For	54
3. Ratification of the appointment of our independent auditor for fiscal 2022	For	55
4. Approval of the amendment and restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (the “Amended and Restated Plan”)	For	58

Voting Methods

You can vote in one of four ways:

Visit www.proxyvote.com to vote VIA THE INTERNET
Call 1-800-690-6903 to vote BY TELEPHONE
If you received printed proxy materials, sign, date and return your proxy card or voting instruction form, as applicable, in the prepaid enclosed envelope to vote BY MAIL

You may also vote ONLINE during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/TMHC2022 and following the instructions. You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials

To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote prior to the meeting via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 25, 2022. Stockholders may revoke their proxies at the times and in the manner described on page 4 of this Proxy Statement.

You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, your proxy card or the instructions that accompanied your proxy materials to join the Annual Meeting and to vote during the Annual Meeting.

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GENERAL INFORMATION

TAYLOR MORRISON HOME CORPORATION

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

Proxy Statement

For the 2022 Annual Meeting of Stockholders

General Information Concerning Proxies and Voting at the Annual Meeting

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of Taylor Morrison Home Corporation (the “Company,” “TMHC,” “we,” “us,” or “our”), a Delaware corporation, of proxies to be voted at our 2022 annual meeting of stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. In accordance with the rules of the Securities and Exchange Commission (“SEC”), on or about April 12, 2022, we sent a Notice of Internet Availability of Proxy Materials (the “Notice) (or, upon your request, will deliver printed versions of these proxy materials) and made available our proxy materials over the Internet to the holders of our common stock as of the close of business on March 30, 2022 (the “Record Date”).

Why is the Annual Meeting being webcast online?

The Annual Meeting will be conducted in an online, virtual format. We are pleased to continue to use the virtual meeting format to facilitate stockholder attendance, voting and questions by leveraging technology to communicate more effectively and efficiently with our stockholders. This format allows stockholders to participate fully from any location, without the cost of travel and will provide the same rights and advantages of a physical meeting. Stockholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/TMHC2022, providing our stockholders with the opportunity for meaningful engagement with the Company.

How do I participate in the virtual meeting?

Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live audio webcast. No physical in-person meeting will be held.

To participate in the meeting, you must have your 16-digit control number that is shown on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/TMHC2022. You will be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page. Should you require technical assistance, support will be available by dialing 1-800-586-1548 (US) or 1-303-562-9288 (international) during the meeting; these telephone numbers will also be displayed on the meeting webpage.

What information is included in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, corporate governance, the compensation of current directors and certain executive officers for the year ended December 31, 2021, and other information.

Who is entitled to vote?

Holders of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 120,369,695 shares of our common stock outstanding and entitled to vote.

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GENERAL INFORMATION

How many votes do I have?

On any matter that is submitted to a vote of our stockholders, holders are entitled to one vote per share of common stock held by them on the Record Date. Holders of our common stock are not entitled to cumulative voting in the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name.

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Limited, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote prior to the meeting over the Internet, by telephone or by filling out and returning a proxy card by mail to ensure your vote is counted.

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

Shares held in your name as the stockholder of record or beneficially in street name may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/TMHC2022 during the meeting. You will need the 16-digit control number included on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to enter the meeting and to vote online during the meeting.

Even if you plan to participate in the online meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to participate in the online meeting.

What am I voting on?

We are asking you to vote on the following matters in connection with the Annual Meeting:

1.	The election of the directors named in this Proxy Statement and nominated by our board of directors to serve until our annual meeting of stockholders to be held in 2023;

2.	An advisory vote to approve the compensation of our named executive officers;

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.	Approval of the Amended and Restated Plan.

We will also consider any other business that may properly come before the Annual Meeting. At the date of this Proxy Statement, we know of no business that will be brought before the Annual Meeting other than the matters set forth above.

How do I vote?

Vote by Internet

Stockholders of record may submit proxies over the Internet by following the instructions on the Notice or, if you requested printed copies of the proxy materials, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their banks, brokers or other nominees. Please check your voting instruction form for Internet voting availability.

2 | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

GENERAL INFORMATION

Vote by Telephone

Stockholders of record may submit proxies by telephone or mobile device by dialing (800) 690-6903 and following the recorded instructions. You will need the 16-digit control number included on your Notice or, if you requested printed copies of the proxy materials, the instructions printed on the proxy card in order to vote by telephone. Most beneficial owners may vote using any telephone or mobile device from within the United States by calling the number specified on the voting instruction forms provided by their banks, brokers or other nominees.

Vote by Mail

Stockholders of record may submit proxies by mail by requesting a printed proxy card and completing, signing and dating the printed proxy card and mailing it in the pre-addressed envelopes that will accompany the printed proxy materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided by their banks, brokers or other nominees and mailing them in the pre-addressed envelopes accompanying the voting instruction forms.

If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by our board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “What are “broker non-votes”?” regarding whether your bank, broker or other nominee may vote your uninstructed shares on a particular proposal.

Vote Online at the Annual Meeting

All stockholders as of the close of business on the Record Date can vote online at the Annual Meeting. You may vote and submit questions while attending the meeting online via live audio webcast. Shares held in your name as the stockholder of record or beneficially in street name may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/TMHC2022 during the meeting. You will need the 16-digit control number included on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and enter the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet or by mail so that your vote will be counted if you decide not to attend.

Will I be able to participate in the virtual meeting on the same basis as I would be able to participate in a live meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost.

We designed the format of the virtual meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. In order to ensure such an experience, we will provide stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder and will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment issues, are not pertinent to meeting matters and therefore will not be answered.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, it means that your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards or Notices of Internet Availability of Proxy Materials you receive.

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GENERAL INFORMATION

What can I do if I change my mind after I vote?

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) delivering written notice stating that the proxy is revoked, bearing a date later than the proxy, to Taylor Morrison Home Corporation, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251, Attn: Chief Legal Officer and Secretary, (b) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting or (c) attending the Annual Meeting and voting online. Stockholders of record may send a request for a new proxy card via e-mail to sendmaterial@proxyvote.com, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials or proxy card to submit a new proxy via the Internet or by telephone. Stockholders of record may also request a new proxy card by calling 1-800-579-1639. If you are a beneficial stockholder, you may revoke your proxy or change your vote by following the separate instructions provided by your bank, broker or other nominee. To change your vote or revoke your proxy during the Annual Meeting, you must have your 16-Digit control number that is shown on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials.

What constitutes a quorum at the Annual Meeting?

Transaction of business at the Annual Meeting may occur only if a quorum is present. A quorum will be present if at least a majority of the voting power of our outstanding common stock entitled to vote at the meeting is present in person or represented by proxy. Your shares will be counted towards the quorum if you vote by mail, by telephone or through the Internet either before or during the Annual Meeting. Abstentions and shares represented by “broker non-votes” that are present and entitled to vote at the Annual Meeting are counted for purposes of determining a quorum.

If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn, as discussed above under the heading “What can I do if I change my mind after I vote?”

What are “broker non-votes”?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given only with respect to “routine” items. If your shares are held by a bank, broker or other nominee on your behalf and you do not instruct the bank, broker or other nominee as to how to vote your shares on Proposals 1, 2 or 4, the bank, broker or other nominee may not exercise discretion to vote on those proposals because these proposals are considered “non-routine” by the New York Stock Exchange (“NYSE”). With respect to Proposal 3 regarding the ratification of the appointment of our independent registered public accounting firm, the bank, broker or other nominee may exercise its discretion to vote for or against that proposal in the absence of your instructions.

4 | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

GENERAL INFORMATION

What are the voting requirements to elect directors and approve each of the other proposals described in this Proxy Statement?

The table below summarizes the vote required to approve each proposal described in this Proxy Statement, how votes are counted and how our board of directors recommends you vote:

	Vote Required	Voting Options(1)	Board Recommendation	Broker Discretionary Voting Allowed	Impact of Broker Non-Vote	Impact of Abstain Vote
Proposal 1: Election of directors	Affirmative vote of a majority of the votes cast in respect of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter	“FOR” “AGAINST” “ABSTAIN”	“FOR”	NO	NONE	NONE
Proposal 2: Advisory vote to approve the compensation of our named executive officers	Affirmative vote of a majority of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter	“FOR” “AGAINST” “ABSTAIN”	“FOR”	NO	NONE	“AGAINST”
Proposal 3: Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	Affirmative vote of a majority of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter	“FOR” “AGAINST” “ABSTAIN”	“FOR”	YES(2)	N/A	“AGAINST”
Proposal 4: Approval of the Amended and Restated Plan	Affirmative vote of a majority of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter	“FOR” “AGAINST” “ABSTAIN”	“FOR”	NO	NONE	“AGAINST”

(1)

If you are a stockholder of record and just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” the director nominees listed herein and on the other proposals as recommended by our board of directors and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

(2)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. Therefore, there will be no broker non-votes.

Who will count the votes?

Representatives of the Company will act as inspectors of election. Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.

Who will pay for the cost of this proxy solicitation?

We will bear the cost of the solicitation of proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees, without additional compensation, may solicit proxies from stockholders by telephone, by electronic communications, including by email, by letter, by facsimile, in person or otherwise. We will request banks, brokers or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the banks, brokers and other nominees, we will reimburse such holders for their reasonable expenses.

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GENERAL INFORMATION

We will also bear the cost of retaining any proxy solicitation firm, should we choose to retain one. We would expect the expenses associated with retaining any such proxy solicitation firm not to exceed $50,000.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice to each of our stockholders (other than those who have previously requested a printed copy of proxy materials) who held our common stock as of the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or proxy card (or, for beneficial holders, the voting instruction form) and request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice and in the proxy card (or, for beneficial holders, in the voting instruction form). In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the costs and environmental impact of the Annual Meeting.

When will we announce the results of the voting?

We expect to announce the final voting results by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If the final voting results are unavailable at that time, we will file a Current Report on Form 8-K announcing the preliminary results, followed by an amended Current Report on Form 8-K within four business days of the day the final results are available.

6 | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal 1: Election of Directors

Board Composition

Our board of directors currently consists of nine members, eight of whom our board of directors has affirmatively determined to be independent under the NYSE listing standards and our corporate governance documents. As described in further detail below, Mr. Hunt, who has reached our mandatory retirement age, will not stand for reelection at the Annual Meeting, and the size of our board will be reduced to eight members following the meeting.

For more information on the current composition of our board of directors, see “Corporate Governance—Information About Our Board of Directors—Process for Identifying and Nominating Directors” and “Corporate Governance—Board Structure and Operations—Composition of Our Board of Directors.”

Upon the recommendation of our nominating and governance committee, our board of directors has nominated Messrs. Lane, Lyon, Merritt and Yip, and Mses. Mariucci, Owen, Palmer and Warren for election as members of our board of directors. Each of our director nominees currently serves as a director and, if elected at the Annual Meeting, will serve as a director until our annual meeting of stockholders to be held in 2023 and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Each of our director nominees has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. If a nominee becomes unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the board of directors unless the board chooses to reduce the number of directors serving on the board. The board of directors has no reason to believe that the nominees identified in this Proxy Statement will be unable or unwilling to serve as a director if elected.

Directors for Election to a One-Year Term Expiring at the 2023 Annual Meeting of Stockholders

PETER LANE AGE 57

Mr. Lane has served as a director since June 2012 and as lead independent director since May 2017. Mr. Lane served as Chief Executive Officer of AXIP Energy Services, LP (formerly known as Valerus Compression Services, “AXIP”), an oilfield services company headquartered in Houston, Texas from 2010 to 2016. Prior to joining AXIP, Mr. Lane was an Operating Partner at TPG Global, LLC (“TPG”) from 2009 to 2011. Before TPG, Mr. Lane spent 12 years at Bain & Company (“Bain”), a global consulting firm, where he led the Dallas and Mexico City offices, as well as its oil and gas practice. He became a Partner at Bain in 2003. Mr. Lane currently serves on the board of directors of AXIP, The Bayou Companies, Rockall Energy, the Specialized Packaging Group and Goosehead Insurance, Inc. Mr. Lane holds a B.S. in physics from the University of Birmingham in the United Kingdom and an M.B.A. from the Wharton School at the University of Pennsylvania.

Mr. Lane brings extensive experience in business operations, finance and corporate governance to our board of directors. For these reasons, we believe he is well qualified to serve on our board of directors.

WILLIAM H. LYON AGE 48

William H. Lyon has served as a director since February 2020. Previously, he was the Executive Chairman and Chairman of the Board of William Lyon Homes from March 2016 until our acquisition of William Lyon Homes in February 2020. He also served as Chief Executive Officer of William Lyon Homes from March 2013 through July 2015, and as Co-Chief Executive Officer and Vice Chairman of the Board from July 2015 to March 2016. Since joining William Lyon Homes’ predecessor company in November 1997 as an assistant project manager, Mr. Lyon served in various capacities during his time with the company, including as a Project Manager, the Director of Corporate Development, the Director of Corporate Affairs, Vice President and Chief Administrative Officer, Executive Vice President and Chief Administrative Officer, and President and Chief Operating Officer. Mr. Lyon also actively served as the President of William Lyon Financial Services from June 2008 to April 2009, and was appointed to the William Lyon Homes board of directors in 2000. Mr. Lyon is a member of the Board of Directors of Commercial Bank of California and Pretend City Children’s Museum in Irvine, CA and an honorary Board member of The Bowers Museum in Santa Ana, CA. Mr. Lyon holds a dual B.S. in Industrial Engineering and Product Design from Stanford University.

Mr. Lyon brings to our Board significant executive and real estate development and homebuilding industry experience, which make him well qualified to serve on our board of directors.

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PROPOSAL 1: ELECTION OF DIRECTORS

ANNE L. MARIUCCI AGE 64

Ms. Mariucci has served as a director since March 2014. Ms. Mariucci has over 30 years of experience in homebuilding and real estate. Prior to 2003, Ms. Mariucci held a number of executive senior management roles with Del Webb Corporation and was responsible for its large-scale community development and homebuilding business. She also served as President of Del Webb Corporation following its merger with Pulte Homes, Inc. She presently serves as a director of the following publicly traded companies: CoreCivic, Inc., Southwest Gas and Berry Corp. She also serves on the board of Banner Health, a national nonprofit health care provider. Since 2003, she has been affiliated with the private equity firm Hawkeye Partners, serving as a member of the Board of Advisors. She is a past director of the Arizona State Retirement System, Action Performance Companies, the Arizona Board of Regents (where she was its past Chairman) and the University of Arizona Health Network, as well as a past Trustee of the Urban Land Institute. She currently serves on the Board of Arizona State University Enterprise Partners, the parent organization of five ASU-affiliate companies. Ms. Mariucci received her undergraduate degree in accounting and finance from the University of Arizona and completed the corporate finance program at the Stanford University Graduate School of Business.

Ms. Mariucci brings extensive experience in real estate, homebuilding and corporate governance. For these reasons, we believe she is well qualified to serve on our board of directors.

DAVID C. MERRITT AGE 67

Mr. Merritt has served as a director since June 2013. From March 2009 through December 2013, he was the president of BC Partners, Inc., a financial advisory firm. Mr. Merritt is a director of Charter Communications, Inc., a publicly traded company, and currently serves as Chairman of its audit committee. Mr. Merritt previously served on the board of directors of Calpine Corporation. From 1975 to 1999, Mr. Merritt served in a variety of capacities at KPMG, including serving as an audit and consulting partner from 1985 to 1999 and national partner in charge of the media and entertainment practice. Mr. Merritt holds a B.S. degree in Business and Accounting from California State University—Northridge.

As a seasoned director and audit committee chair with extensive accounting, financial reporting and audit committee experience, Mr. Merritt brings a strong background in leadership, governance and corporate finance to the Company’s board of directors.

ANDREA (ANDI) OWEN AGE 56

Ms. Owen has served as a director since July 2018. Since August 2018, she has served as the Chief Executive Officer and member of the Board of Directors for MillerKnoll, Inc. (formerly Herman Miller, Inc.), one of the largest and most influential modern design companies in the world. As CEO, Ms. Owen is responsible for leading the company’s worldwide operations, which encompasses just over 11,000 team members and revenue of $3.55 billion. As MillerKnoll’s CEO, Andi is passionate about using design thinking to solve complex problems, leveraging innovation to improve people’s lives, and using business as a force for good. She is often asked to share her views on diversity, equity, and inclusion; sustainability; the future of the workplace and distributed work models; and other ways MillerKnoll is helping to design a better world for employees and customers. Andi joined Herman Miller in 2018 as the company’s President and CEO. Prior to that, Ms. Owen served in various executive roles at The Gap Inc. for 25 years, most recently as the Global President, Banana Republic from 2014 to 2017 and as the Executive Vice President/General Manager of Gap Global Outlet from 2010 to 2014. Ms. Owen holds a Bachelor of Arts degree from the College of William and Mary and completed Harvard Business School’s Advanced Management Program. She also completed Harvard’s intensive, first-of-its-kind course, Women on Boards: Succeeding as a Corporate Director. Ms. Owen is a member of the Board of Directors of The National Association of Manufacturers, member of the Board of Directors for Susan G. Koeman and Chairperson of the Board of Directors of HAY ApS. She is also active in the community, serving as a member of the The Right Place, Inc., Business Leaders for Michigan, and the Herman Miller Foundation.

Ms. Owen brings extensive experience in consumer products businesses, marketing and executive leadership, which make her well qualified to serve on our board of directors.

8 | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

SHERYL D. PALMER AGE 60

Ms. Palmer became our predecessor’s President and Chief Executive Officer and a member of its board of directors in August 2007 after previously serving as Executive Vice President for the West Region of Morrison Homes. She has also served as our Chairman of the Board since May 2017. Her previous experience includes senior leadership roles at Blackhawk Corp. and Pulte Homes/Del Webb Corporation, each homebuilders and developers of retirement communities, where she last held the title of Nevada Area President at Pulte/Del Webb Corporation and Division President at Blackhawk Corp. Ms. Palmer brings over 35 years of cross-functional building experience to her position, including leadership in land acquisition, sales and marketing, development and operations management. In addition to her employment with the Company, Ms. Palmer currently serves as a member of the board of directors and the audit and governance committees of OfferPad Solutions Inc, a leading publicly traded tech-enabled platform for buying and selling residential real estate, and as a member of the board of directors and the audit and compensation committees of Interface, Inc., a leading publicly traded global manufacturer of modular carpet (Ms. Palmer will not stand for re-election at Interface, Inc.’s upcoming annual shareholder meeting). In addition, Ms. Palmer is a member of the board of directors and executive committee of HomeAid America, a national non-profit that works with the local building industry to build and renovate multi-unit shelters for homeless families, the Chairman of the Board of Directors for Building Talent Foundation, and a member of the Executive Committee of the Joint Center for Housing Studies at Harvard University.

We believe Ms. Palmer’s over 30 years of industry experience make her a valuable member of our board of directors. In addition, as our President and Chief Executive Officer, it is appropriate for her to be a member of our board.

DENISE F. WARREN AGE 58

Ms. Warren has served as a director since July 2018. Since June 2016, she has served as the Chief Executive Officer of Netlyst, LLC, a consulting and advisory firm that focuses on digital business growth and scaling consumer and business-to-business recurring revenue streams. From June 2015 to March 2016, she served as the Tribune Publishing Company’s President of Digital and Chief Executive Officer of East Coast Publishing and Executive Vice President of Tribune Publishing Company. In her 26 years with The New York Times Company, she served in various executive leadership positions including Executive Vice President, Digital Products and Services, General Manager of NYTimes.com and Senior Vice President and Chief Advertising Officer. Ms. Warren formerly served as a director, a member of the audit committee and chair of the nominating and governance committee of Monotype Imaging Holdings Inc., a publicly traded provider of design assets, technology and expertise, and as a director and member of the audit committee of Electronic Arts Inc., a publicly traded digital interactive entertainment company. Ms. Warren also currently serves on the board of directors of Naviga, a Vista Equity Partners privately backed software technology company. Ms. Warren holds a B.S. in management from Tulane University and an M.B.A. in communications and media management from Fordham University.

We believe Ms. Warren’s long experience in digital marketing, business operations and corporate governance make her well qualified to serve on our board of directors.

CHRISTOPHER YIP AGE 39

Mr. Yip has served as a director since November 2021. He is currently a partner at RET Ventures, an early-stage venture capital firm focused on investing in companies that provide innovative technology solutions to the real estate industry. Prior to joining the team at RET Ventures, Mr. Yip was an investor at TPG Capital, where he led private equity and growth equity investments and exits in technology-enabled business services for more than 14 years. Before that, he was a consultant with McKinsey & Company. Throughout his career, Mr. Yip has served as a hands-on public and private board member, advised a range of companies, and mentored leading entrepreneurs and CEOs. He holds an M.B.A. from Stanford University Graduate School of Business, where he was an Arjay Miller Scholar, as well as a master’s degree in Computer Science and a bachelor’s degree in Economics from Harvard University.

Mr. Yip brings extensive experience as an investor in real estate technology, which makes him well qualified to serve on our board of directors.

In the vote on the election of the director nominees, stockholders may:

•	vote FOR the nominee;

•	vote AGAINST the nominee; or

•	ABSTAIN.

Unless you elect to vote differently by so indicating on your signed proxy, your shares will be voted FOR the board of directors’ nominees. For each of the eight director nominees, the number of shares voted “FOR” at the Annual Meeting must exceed the total number of shares voted “AGAINST” such nominee for director in order to be elected. Proxies marked “ABSTAIN” and broker non-votes will have no effect on the outcome of this proposal. If a nominee

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ceases to be a candidate for election by the time of the Annual Meeting (a contingency that the board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of our board of directors.

The Board of Directors Recommends a Vote “FOR” the Above-Named Director Nominees.

Retiring Director

Mr. Gary Hunt, who has reached our mandatory retirement age, will not stand for reelection at our Annual Meeting and consequently his term will expire immediately following the Annual Meeting. We acknowledge the outstanding service rendered by Mr. Hunt during his service on the board and wish him continued success in the future.

GARY H. HUNT AGE 73

Gary H. Hunt has served as a director since February 2020. As a founding partner in 2001 and now the Vice Chairman of California Strategies, LLC, a full-service public affairs consulting firm. Mr. Hunt serves as a senior advisor to some of the largest master-planned community and real estate developers in the Western United States. Mr. Hunt also works or has worked with major national financial institutions and regional banks to manage projects through the real estate macro-economic restructuring and re-entitlement period. Previously, he was with The Irvine Company, one of the nation’s largest master planning and land development organizations, for 25 years, serving for ten years as its Executive Vice President and as a member of its Board of Directors and Executive Committee. Mr. Hunt led the company’s major entitlement, regional infrastructure, planning, legal and strategic government relations, as well as media and community relations activities. Since May 2016, Mr. Hunt has served on the board of Five Point Holdings, LLC, a publicly traded company, and was a member of the board and lead independent director of William Lyon Homes from October 2005 until our acquisition of William Lyon Homes in February 2020. In addition, Mr. Hunt serves on the boards of several private companies including Glenair Corporation, University of California, Irvine Foundation and Psomas Engineering Company. He formerly was Chairman of the Board of CT Realty and lead independent director of Grubb & Ellis Corporation, where he also served as interim President and CEO for a period of sixteen months.

Mr. Hunt brings extensive experience in the real estate industry and provides the board with additional insight on strategic, corporate governance and political matters, which have made him well qualified to serve on our board of directors.

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CORPORATE GOVERNANCE

Corporate Governance

We believe that effective corporate governance is critical to our ability to create long-term value for our stockholders. We have adopted and implemented charters, policies, procedures and controls that we believe promote and enhance corporate governance, accountability and responsibility and create a culture of honesty and integrity at our company. Our Corporate Governance Guidelines, Code of Conduct and Ethics, various other governance-related information and board committee charters are available on the Investor Relations page of our corporate website at www.taylormorrison.com under the category “Corporate Governance.”

Our board of directors consists of a majority of independent directors, and all of our standing committees are fully independent.

Governance Highlights

In 2021, in furtherance of the board’s commitment to strong corporate governance practices on behalf of our stockholders, our board conducted a strategic review of our corporate governance program taking into account, among other things, trends in corporate governance, stockholder feedback, and legal and regulatory developments. Based upon its strategic review, our board, upon the recommendation of our nominating and governance committee, developed a set of changes intended to enhance our corporate governance practices. In particular, our board approved amendments to our amended and restated by-laws (our “By-laws”) to implement a majority voting standard for the election of directors in uncontested elections. In addition, our board adopted changes to our Corporate Governance Guidelines to require each incumbent nominee who does not receive the requisite majority vote in an uncontested election to promptly offer to tender her or his resignation following certification of the stockholder vote. In addition, in furtherance of the Company’s continuing commitment to board diversity, the Corporate Governance Guidelines were further amended to reflect the policy of the nominating and governance committee that, when conducting a search to fill a vacancy on the board, any candidate pool will include candidates who are diverse in terms of race, ethnicity and/or gender.

Our commitment to strong governance practices is illustrated by the following:

✓ Annual election of directors with a majority voting standard in uncontested directors	✓ Independent directors meet regularly without management
✓ Independent Lead Director	✓ Commitment to a diverse director candidate pool
✓ All directors are independent except for our CEO	✓ No stockholder rights plan, also referred to as a “poison pill”
✓ Director mandatory retirement age (age 72)	✓ Director over-boarding policy
✓ Annual Board and committee self-evaluations	✓ Single class of voting stock

Information About Our Board of Directors

Director Independence

Our board of directors consults with our legal counsel to ensure that the board’s independence determinations are consistent with relevant securities and other laws and regulations regarding director independence. To assist in the board’s independence determinations, each director completes materials designed to identify any relationships that could affect the director’s independence. In addition, through discussions among our directors, an analysis of independence is undertaken by the nominating and governance committee, and an affirmative determination is made by the board of directors. The board of directors has determined that Mses. Mariucci, Owen and Warren and Messrs. Hunt, Lane, Lyon, Merritt and Yip are “independent,” as such term is defined by the applicable rules and regulations of the NYSE. Additionally, the board of directors previously determined that former U.S. Senator Jeffry Flake, who resigned from the board on July 13, 2021, was also “independent” for the portion of the 2021 fiscal year during which he served as a director.    Additionally, each of these directors meets the categorical standards for independence established by our board of directors, as set forth in our Corporate Governance Guidelines.

Director Qualifications

The board of directors has delegated to the nominating and governance committee the responsibility of reviewing and recommending nominees for membership of the board of directors. The nominating and governance committee seeks

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candidates from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. In fiscal 2021, in furtherance of the Company’s continuing commitment to board diversity, the board adopted an amendment to the Corporate Governance Guidelines of the Company to reflect the policy of the nominating and governance committee that, when conducting a search to fill a vacancy on the Board, any candidate pool will include candidates who are diverse in terms of race, ethnicity and/or gender. The assessment of director candidates includes, among other factors, an individual’s independence, which determination is based upon applicable NYSE rules, applicable SEC rules and regulations, our Corporate Governance Guidelines and input from legal counsel, if necessary, as well as consideration of age, skills, character and experience, and a policy of promoting diversity, in the context of the needs of the Company. Other characteristics, including, but not limited to, the director nominee’s material relationships with us, time availability, service on other boards of directors and their committees or any other characteristics which may prove relevant at any given time, are also reviewed by the nominating and governance committee for purposes of determining a director nominee’s qualification.

In the case of incumbent directors whose terms of office are set to expire, the nominating and governance committee reviews such directors’ overall service to our Company during their respective term, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair such directors’ independence. In addition, pursuant to our Corporate Governance Guidelines, no person shall be nominated by the board of directors to serve as a director after he or she has passed his or her 72nd birthday, unless the nominating and governance committee has voted to waive the mandatory retirement age for such director at the time of nomination.

Summary of Individual Director Skills and Attributes

Our Board reflects a diverse, highly engaged group of directors with a wide range of relevant experience. The following matrix provides information about our director nominees, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors, which our Board believes are relevant to our business and operations. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors and does not suggest that a director who is not listed as having any particular knowledge, skills, experiences or attribute is unable to contribute to the decision-making process in such area.

Summary of Director Nominee Attributes and Experience	Lane	Lyon	Mariucci	Merritt	Owen	Palmer	Warren	Yip	Total
Executive Leadership Experience. Directors with executive leadership experience at large organizations typically possess strong leadership qualities and the ability to identify and develop those qualities in others.	✓	✓	✓	✓	✓	✓	✓	✓	100%
Homebuilding / Real Estate Industry Experience. Directors with significant industry experience provide valuable perspective and insight into the company’s risks and opportunities, regulatory environment and business strategies.		✓	✓			✓		✓	50%
Technology / Cybersecurity. Directors with significant technology or cybersecurity related experience assist the board and the company at using technology to enhance our customer experience, implement digital strategies and oversee cyber security risk.							✓	✓	25%
Human Capital Management. Directors with significant human capital management experience assist the company with oversight of the implementation of a successful framework for workforce acquisition, workforce management and workforce optimization that results in the attraction, development and retention of top candidates with diverse skills and backgrounds.		✓	✓		✓	✓			50%
Public Company Board Experience. Directors with experience serving as a director of other public companies typically possess a strong understanding of effective corporate governance standards and practices.	✓	✓	✓	✓	✓	✓	✓		88%

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Summary of Director Nominee Attributes and Experience	Lane	Lyon	Mariucci	Merritt	Owen	Palmer	Warren	Yip	Total
Risk Management. Experience with risk management is critical to foster an environment where risk management is an integral component of our strategy, culture and business operations and to ensure that policies and procedures are designed and implemented that are consistent with our risk appetite.			✓	✓		✓	✓		50%
ESG. ESG expertise strengthens the Board’s oversight and assures that strategic business imperatives and long term value creation are achieved within a sustainable, environmentally focused model.	✓		✓	✓	✓	✓			63%
Global Experience. Global experience helps directors better understand and review our business and strategy in the context of the global economy and macroeconomic conditions.	✓				✓	✓			38%
Finance / Accounting. An understanding of finance, financial statements and financial reporting processes enables our directors to better understand what drives our performance and develop financial strategies.	✓	✓	✓	✓	✓	✓	✓	✓	100%
Regulated Industry Experience. Directors with experience in large organizations facing diverse regulatory requirements provide valuable insight on strategies and practices to help the company navigate complicated compliance matters.	✓	✓	✓			✓			50%
Marketing / Sales. Relevant to the Company as it seeks to identify and develop new marketing strategies, develop its brands, and monitor consumer trends.		✓			✓	✓	✓		50%
Diverse. We believe that diversity and inclusion, on our Board and throughout our Company, are foundational to superior financial results. For purposes of this attribute, we’ve identified those directors who are diverse in terms of race, ethnicity and/or gender.			✓		✓	✓	✓		63%
Tenure. Diversity with respect to tenure is important in order to provide for both fresh perspectives and deep experience and knowledge of the Company.	10	2	8	9	4	15	4	1	6.6 Years Average Tenure
Age. Age diversity provides the board with new perspectives in combination more tenured directors with existing deep experience and knowledge of the Company.	57	48	64	67	56	60	58	39	56 Years Average Age

Process for Identifying and Nominating Directors

Nominees for our board of directors are recommended by the nominating and governance committee, which may utilize a variety of methods for identifying nominees for director. Candidates may come to the attention of the nominating and governance committee through current board members, management, professional search firms, stockholders or other persons. The nominating and governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. With respect to Mr. Yip, who was appointed to the board in November 2021, he was recommended to the committee by a third-party search firm.

The nominating and governance committee will consider nominees proposed by our stockholders in accordance with the provisions contained in our By-laws. Each notice of nomination submitted in this manner must contain the information specified in our By-laws, including, but not limited to, information with respect to the beneficial ownership

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of our common stock or derivative securities that have a value associated with our common stock held by the proposing stockholder and its associates and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting of stockholders, or if no annual meeting of stockholders was held in the preceding year, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the annual meeting of stockholders and no later than the later of (1) the 90th day prior to the annual meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the annual meeting of stockholders, either by mail or other public disclosure.

The foregoing description of the advance notice provisions of our By-laws is a summary and is qualified in its entirety by reference to the full text of our By-laws. Accordingly, we advise you to review our By-laws for additional stipulations relating to the process for nominating directors, including advance notice of director nominations and stockholder proposals. See also “Additional Information—Submission of Stockholder Proposals at Next Year’s Annual Meeting.”

Board Tenure and Diversity

As noted above, consistent with the Company’s Corporate Governance Guidelines, the nominating and governance committee seeks director candidates from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise. In addition, in furtherance of the Company’s continuing commitment to board diversity, the Corporate Governance Guidelines of the Company reflect the policy of the nominating and governance committee that, when conducting a search to fill a vacancy on the Board, any candidate pool will include candidates who are diverse in terms of race, ethnicity and/or gender. The nominating and governance committee and the Board believe that considering diversity is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its stockholders, and it is one of the many factors that they consider when identifying individuals for Board membership.

In addition, we believe that diversity with respect to tenure is important in order to provide for both fresh perspectives and deep experience and knowledge of the Company. Therefore, we aim to maintain an appropriate balance of tenure across our directors. In furtherance of the Board’s active role in Board succession planning, the Board has appointed six new directors since 2018.

The composition of our Board reflects those efforts and the importance of diversity to the Board. Of our eight director nominees:

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CORPORATE GOVERNANCE

Board Structure and Operations

Composition of Our Board of Directors

In accordance with our Certificate of Incorporation and By-laws, the number of directors on our board is determined from time to time by our board of directors and is currently a nine-member board. Each director elected or appointed to the board will hold office for a term expiring at the annual meeting of stockholders following his or her election or appointment and until his or her successor has been duly elected and qualified, or until his or her earlier death, disqualification, resignation or removal. Subject to the special rights of the holders of one or more series of preferred stock, vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors.

Board Leadership Structure

Our board of directors does not currently have a policy as to whether the role of Chairman of our board of directors and the Chief Executive Officer should be separate. Our board of directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. In addition, our Corporate Governance Guidelines provide that, in order to maintain the independent integrity of our board of directors, if the Chairman of the board is not an independent director, the board of directors may appoint an independent director as lead director.

The board of directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our board of directors, with the assistance of the nominating and governance committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders. The board has determined that, at this time, it is in our and our stockholders’ best interests that our President and Chief Executive Officer serve as Chairman and that Peter Lane serve as our lead independent director with such role and responsibilities as set forth our Corporate Governance Guidelines, including presiding at all meetings at which the Chairman of the board is not present, as well as at all executive sessions of the independent directors.

The board of directors believes that Ms. Palmer’s dual role is appropriate, given her extensive industry experience, as well as the depth and breadth of her institutional knowledge of the Company’s business, having served at length in a leadership position at the Company and on our board of directors. The board of directors further believes that this combined role of Chairman and Chief Executive Officer, counterbalanced by a lead independent director, is most suitable for us at this time and is in the best interest of our stockholders because it provides the optimal balance between independent oversight of management and unified leadership (i.e., the appropriate balance of authority between those persons charged with overseeing the Company and those who manage it on a day-to-day basis), promotes the development and execution of our strategy and facilitates the flow of information between management and the board of directors, which are essential to effective corporate governance.

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Board’s Role in Risk Oversight

Our board of directors exercises oversight of risk management consistent with its duties to the Company and its subsidiaries.

The audit committee is responsible for discussing with management our major financial, credit, liquidity and other risk exposures, as well as our risk assessment and risk management policies. The audit committee works directly with members of senior management and our internal audit staff to review and assess our risk management initiatives, including our compliance programs and cybersecurity initiatives, and reports as appropriate to the board. In addition, the audit committee meets as appropriate (1) as a committee to discuss our risk management guidelines and policies and risk exposures and (2) with our independent auditors to review our internal control environment and other risk exposures.

The compensation committee oversees the management of risks relating to our executive compensation programs and employee benefit plans. In the fulfillment of its duties, the compensation committee reviews at least annually our executive compensation programs, meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions and reports as appropriate to the board.

The board of directors as a whole also engages in the oversight of risk in various ways.

•

During the course of each year, the board of directors reviews the structure and operation of various departments and functions of our company, including its risk management and internal audit functions. In these reviews, the board of directors discusses with management the risks affecting those departments and functions and management’s approaches to mitigating those risks.

•	The board of directors reviews and approves each year’s management operating plan. These reviews cover risks that could affect the management operating plan and measures to cope with those risks.

•

In its review and approval of our annual reports on Form 10-K, the board of directors reviews our business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the document. The audit committee updates this review quarterly in connection with the preparation of our quarterly reports on Form 10-Q.

•

Management must obtain the approval of the board of directors before proceeding with any land acquisition above a pre-established threshold. When the board of directors reviews particular transactions and initiatives that require board approval, or that otherwise merit the board of directors’ involvement, the board of directors generally includes related risk analysis and mitigation plans among the matters addressed with management.

In addition to the foregoing, the Company has an enterprise risk management (“ERM”) committee. The ERM committee consists of members of our management team who work with other key members of management to identify, monitor and evaluate the Company’s risks and develop an approach to address and mitigate each identified risk. Each quarter, and more frequently, if necessary, the ERM committee reports its findings and recommendations to the audit committee, which then reports to the board of directors.

As part of its risk oversight regarding cybersecurity, the ERM committee works with the Company’s Chief Information Officer and the Company’s Cyber-Risk Management Subcommittee (composed of the heads of the Company’s information technology, internal audit and risk management groups) to review on a quarterly basis, or more frequently as necessary, any cyber incidents and the results from the Company’s security self-audits. This cybersecurity evaluation forms a part of the ERM committee’s quarterly reports to the audit committee and the audit committee’s quarterly reports to the board of directors. Our board of directors also receives on an annual basis, or more frequently as necessary, a report from the Company’s Chief Information Officer and/or the Vice President of Information Technology regarding cyber risk matters affecting the Company.

The day-to-day identification and management of risk is the responsibility of our management. As market conditions, industry practices, regulatory requirements and the demands of our business evolve, management and the board of directors intend to respond with appropriate adaptations to risk management and oversight.

Majority Voting and Director Resignation Policy

In December 2021, our board of directors, following its strategic review of our corporate governance program, practices, and policies and the recommendation of our nominating and governance committee, amended and restated

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our By-laws to provide, among other things, that director nominees in uncontested elections shall be elected by the affirmative vote of a majority of the votes cast in respect of the shares present in person or represented by proxy at any meeting of stockholders for the election of directors (meaning the number of shares voted for a nominee for director must exceed the total number of shares voted against such nominee for director, with abstentions and broker non-votes not counted as a vote cast either for or against that nominee). In connection with the implementation of this majority vote standard, our board of directors also amended the Company’s Corporate Governance Guidelines to require each incumbent nominee who does not receive the requisite majority vote in an uncontested election to promptly offer to tender her or his resignation following certification of the stockholder vote. The board will then decide whether to accept the resignation, based on the recommendation of the nominating and governance committee, within 90 days following certification of the stockholder vote and will disclose its determination and its reasoning in a filing with the Securities and Exchange Commission. Any director who offers a resignation will not participate in the consideration by the nominating and governance committee or the board concerning whether to accept the offered resignation.

Human Capital

As of December 31, 2021, we employed approximately 3,000 full-time equivalent persons. Of these, approximately 2,500 were engaged in corporate and homebuilding operations, and the remaining approximately 500 were engaged in financial services. As of December 31, 2021, none of our employees were covered by collective bargaining agreements. We act solely as a general contractor, and all construction operations are supervised by our project managers and field superintendents who manage third party subcontractors. We use independent consultants and contractors for some architectural, engineering, advertising and legal services, and we strive to maintain good relationships with our subcontractors and independent consultants and contractors.

The people who work for our company are our most valuable resources and are critical to our continued success and execution of our strategies. Our People Services team focuses on attracting, promoting and retaining qualified employees with the expertise needed to manage and support our operations. Our top division and regional leaders average over seven years of tenure with us. In addition, our executive leadership who are responsible for setting our overall strategy average approximately 14 years with us, and many of them have worked their entire careers in the homebuilding industry.

To attract and retain top talent in our industry, we offer our employees a broad range of company-paid benefits and highly competitive compensation packages. Our employees are eligible for medical, dental and vision insurance, a savings/retirement plan, life and disability insurance, various wellness programs and tuition reimbursement, along with other optional benefits designed to meet individual needs. We engage third party compensation and benefits consulting firms to evaluate our programs and benchmark them against our peers. We believe it is essential to provide opportunities for growth and development to recruit top talent in the labor environment. We offer over 5,000 online courses through our learning system, as well as various leadership programs designed for those in different stages of their leadership journey.

We believe in recognizing and promoting future leaders from within our organization and making diversity, equity, and inclusion (“DEI”) an ongoing important priority. We provide courses which focus on adherence to company policies on DEI, and our leadership team hosts town hall meetings within the organization to ensure employees have a voice, awareness, and commitment to DEI. In addition, we have established subcommittees consisting of diverse team members who meet quarterly to help inform our National DEI Committee’s agenda, as well as our overall DEI strategy. Our leadership team is committed to creating a collaborative and inclusive work environment and continues to develop initiatives, policies and procedures to foster greater DEI. At December 31, 2021, our workforce consisted of approximately 46% females and of these 19% were in managerial roles. The Company has and will continue to demonstrate that there is an open door and a path to leadership for all team members at any level of our company. Accordingly, we are proud to have been included for the fourth consecutive year as one of only 418 companies, and the only U.S. homebuilder, on the 2022 Bloomberg Gender-Equality Index (GEI), fostering greater transparency and an inclusive work environment in a traditionally male-dominated industry.

The safety of our employees, customers, and third party vendors is one of management’s top priorities. Since the onset of the COVID-19 pandemic, our leadership team has utilized a COVID Task Force which continues to meet regularly to discuss, among other things, recent infection and related trends and the latest Center for Disease Control recommendations. The Task Force determines the appropriate protocols and procedures to maintain health and safety within the organization and with our customers and trade partners. We continue to review and adjust our protocols and

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procedures to ensure the safety of all parties as well as to ensure all of our locations are operating within applicable local, state, and national guidelines and mandates.

Meetings of our Board of Directors

Our board of directors and its committees meet periodically during the year, hold special meetings as needed and act by written consent from time to time as deemed appropriate. During 2021, our board of directors met six times.

During 2021, no incumbent director attended fewer than 75% of the aggregate of (a) the total number of meetings of the board of directors and (b) the total number of meetings held by all committees of the board of directors on which such director served.

Each of our directors is encouraged, but is not required, to attend our annual meetings of stockholders. All of our then serving directors attended our 2021 annual meeting of stockholders.

Executive Sessions of our Board of Directors

Generally, an executive session of the independent directors is held in conjunction with each regularly scheduled board meeting and at other times as deemed appropriate. Our lead independent director presides over such executive sessions.

Committees of Our Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and governance committee. Each of the standing committees operates pursuant to a written charter, which is available on our corporate website at www.taylormorrison.com on the Investor Relations page under the category “Corporate Governance.” The following is a brief description of our committees, including their membership and responsibilities.

Audit Committee

Our audit committee assists the board in fulfilling its responsibilities by overseeing, among other things, (1) the integrity of financial information and other information provided to stockholders, investors and others; (2) the performance of our internal audit function and systems of internal controls; (3) our compliance with legal and regulatory requirements; and (4) risk management and oversight of our ERM committee. The audit committee also has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors and is responsible for the preparation of an audit committee report to be included in our annual proxy statement as required by the SEC. The audit committee also reviews and approves related person transactions in accordance with our Related Person Transaction Policy. See “Certain Relationships and Related Person Transactions–Related Person Transaction Policy.” During 2021, the audit committee met nine times.

As of the date of this Proxy Statement, our audit committee was comprised of Mr. Merritt (Chair), Ms. Mariucci and Ms. Warren. Under NYSE rules and SEC requirements, our audit committee must be comprised entirely of independent directors. Our board of directors has determined that each member of our audit committee has the financial literacy required by NYSE rules, is “independent” as defined under the independence requirements of the NYSE and the SEC applicable to audit committee members and qualifies as an “audit committee financial expert” as that term is defined under SEC rules. Information about our audit committee members’ past business and educational experience is included under the caption “Proposal 1: Election of Directors.”

Compensation Committee

Our compensation committee, among other things, reviews and recommends policies and plans relating to the compensation and benefits of our directors, employees and certain other persons providing services to our Company, and is responsible for approving the compensation of our Chief Executive Officer and other executive officers. Our compensation committee also administers our clawback policies and stock ownership guidelines, as well as our incentive plans, our annual bonus plan and other benefit programs. The compensation committee has delegated

18 | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

CORPORATE GOVERNANCE

authority to our Chief Executive Officer to issue equity awards to employees other than to executive officers and certain other senior members of our management. If at any time the compensation committee includes a member who is not a “non-employee director” within the meaning of Rule 16b-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, then either a subcommittee comprised entirely of individuals who are non-employee directors or the board of directors will approve any grants of equity-based compensation made to any individual who is subject to Section 16 of the Exchange Act. The compensation committee has the sole authority to retain and terminate any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and other terms and conditions of the consultant’s retention. During 2021, the compensation committee met five times.

As of the date of this Proxy Statement, our compensation committee was comprised of Ms. Mariucci (Chair), Mr. Hunt, Mr. Lane and Ms. Owen. Under NYSE rules, our compensation committee must be comprised entirely of independent directors. Our board of directors has determined that each member of our compensation committee is “independent” as defined under the independence requirements of the NYSE applicable to compensation committee members.

For additional discussion of the processes and procedures the compensation committee has used for the consideration and determination of executive officer and director compensation, please see “Compensation Discussion and Analysis.”

Nominating and Governance Committee

Our nominating and governance committee, among other things, provides assistance to the board of directors in identifying and recommending individuals qualified to serve as directors of our Company, reviews the composition of the board of directors and periodically evaluates the performance of the board of directors and its committees. The nominating and governance committee also recommends our various board committee memberships based upon, among other considerations, a director’s available time commitment, applicable regulatory considerations, background and/or the skill set it deems appropriate to adequately perform the responsibilities of the applicable committee. In addition, the nominating and governance committee develops and recommends corporate governance policies and procedures for us, including our Corporate Governance Guidelines, and monitors and reviews compliance with those policies. The nominating and governance committee is also responsible for reviewing and overseeing the overall adequacy of the Company’s ESG risk management, strategy, initiatives, and policies, including communications with employees, investors, and other stakeholders of the Company with respect to such ESG matters. During 2021, the nominating and governance committee met three times.

As of the date of this Proxy Statement, our nominating and governance committee was comprised of Mr. Lane (Chair), Mr. Merritt and Mr. Yip. Under NYSE rules, our nominating and governance committee must be comprised entirely of independent directors. Our board of directors has determined that each of Messrs. Lane, Merritt and Yip are “independent” as defined under the independence requirements of the NYSE applicable to nominating and governance committee members.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee in 2021 was, at any time during 2021 or at any other time, an officer or employee of the Company, and none had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2021.

Corporate Governance Guidelines and Code of Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines and a Code of Conduct and Ethics that are applicable to all members of our board of directors, executive officers and employees. We have posted these documents on the Investor Relations page of our corporate website at www.taylormorrison.com under the category “Corporate Governance.” We intend to post amendments to or waivers of, if any, certain provisions of our Code of Conduct and Ethics (to the extent applicable to our directors, our executive officers, including our principal executive officer and principal financial officer, or our principal accounting officer or controller, or persons performing similar functions) at this location on our website.

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CORPORATE GOVERNANCE

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and beneficial holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in such ownership.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our executive officers and directors that no other reports were required, all required reports under Section 16(a) of the Exchange Act of our directors, executive officers and beneficial holders of more than 10% of our common stock were timely filed since the beginning of 2021, except that one filing was made late on behalf of Darrell Sherman to report a charitable gift of common stock.

Anti-Hedging Policy

We have a securities trading policy that sets forth guidelines and restrictions on transactions involving our stock, which are applicable to our employees, including our executive officers, and our directors. Our policy prohibits hedging, including, among other things, purchases of stock on margin, calls or similar options on Company stock or from selling our stock short. These types of transactions would allow employees to own Company stock without the full risks and rewards of ownership. When that occurs, employees or directors may no longer have the same objectives as our other stockholders and, therefore, such transactions involving our stock are prohibited.

ESG Report

Our Board has delegated oversight responsibility over the Company’s corporate responsibility matters to the nominating and governance committee. In this capacity, the nominating and governance committee reviews and considers the Company’s policies and practices relating to environmental stewardship, corporate social responsibility and other public policy issues significant to the Company, including as documented in the Company’s corporate responsibility report.

The Company published its inaugural ESG report in April 2019 and published its latest report in April 2022. The reports demonstrate the Company’s commitment to integrating sustainable values into all aspects of its business and are intended to showcase in a single format how the Company makes corporate responsibility core to its business. The reports reference the Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) standards in several instances spanning environmental, social and governance performance indicators. The reports signal a significant advance in the Company’s ESG reporting and transparency efforts. A copy of our most recent ESG report is available on our company website at http://investors.taylormorrison.com/financial-reports under “ESG Reports.” The information contained on or accessible through the Taylor Morrison website, including the Company’s ESG report, is not considered part of this proxy statement. Further inquiries about our ESG practices and policies can be directed to ESG@taylormorrison.com.

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DIRECTOR COMPENSATION

Director Compensation

Annual Compensation

Directors who are our employees are not separately compensated by us for their service on our board of directors. For our other directors, referred to collectively as “non-employee directors,” we pay an annual cash retainer for their service on our board, which is payable to such directors in quarterly installments in arrears. The amount of the annual cash retainer depends on whether the director serves as a member or as chairman on any committees of the board of directors.

For 2021, our non-employee directors were entitled to receive the following compensation:

•	A base annual cash retainer of $75,000 through September 30, 2021 which was increased to $85,000 on October 1, 2021.

•	An additional $35,000 annual cash retainer for the Lead Independent Director of our board of directors.

•	An additional $40,000, $30,000 and $20,000 annual cash retainer for the chairman of the audit committee, compensation committee and nominating and governance committee, respectively.

•

An additional $10,000 annual cash retainer for each other member of the audit committee, compensation committee and nominating and governance committee, respectively. The annual retainer for members of the audit committee and compensation committee increased to $12,000 on October 1, 2021.

•

In addition to cash retainers, our board of directors and compensation committee have determined that it is important to include an equity component in director compensation, because they believe it is vital for our directors who receive compensation from us to build and maintain a long-term ownership position in our business, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. In furtherance of this objective, each non-employee director receives an annual equity award of restricted stock units (“RSUs”) or, if they so elect as described below, deferred stock units (“DSUs”). For 2021, each non-employee director received an RSU or DSU grant with a grant date fair value of $140,000. Beginning in 2022, the grant date fair value of this grant will be $165,000. The number of shares subject to the RSU or DSU grant is determined by dividing the aggregate grant date fair value by the closing price of our common stock on the grant date. The annual RSU or DSU award vests in full on the first anniversary of the grant date, subject to the director’s continued service through such vesting date. Annual equity awards to our non-employee directors are typically granted following our annual stockholder meeting.

We also reimburse each of our directors for reasonable travel and other related expenses incurred to attend board and committee meetings.

Deferred Compensation Plan

Pursuant to the Taylor Morrison Home Corporation Non-Employee Director Deferred Compensation Plan (the “Director Plan”), non-employee directors may, for any calendar year, irrevocably elect to defer (i) receipt of shares of our common stock the director would have received upon vesting of RSUs granted as an annual equity award and (ii) receipt of all or a portion of their cash compensation earned for their service on our board of directors, in each case, in the form of unfunded DSUs under the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (as amended and restated from time to time, the “2013 Omnibus Plan”). The purpose of the Director Plan is to enhance our ability to attract and retain non-employee directors with training, experience and ability who will promote our interests and to directly align the interests of such non-employee directors with the interests of our stockholders. Other than providing for deferred settlement and receipt of shares, DSUs in respect of deferred equity awards are subject to the same vesting conditions as RSUs granted as annual equity awards and vest in full on the first anniversary of the date the annual RSUs are granted, subject to the director’s continued service on such vesting date.

DSUs in respect of the director’s deferred cash compensation are fully vested as of the grant date and settle in a number of shares of our common stock equal to the amount of cash compensation deferred divided by the closing price of our common stock on the date the cash compensation is deferred. DSUs and dividend equivalents thereon have no voting rights until the common stock underlying such DSUs are delivered and are settled in shares of common stock upon the earlier of a separation from service or a change in control.

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DIRECTOR COMPENSATION

Stock Retention Policy

Our board of directors has adopted a stock retention policy that requires non-employee directors to own shares of our common stock having an aggregate value no less than three times such director’s annual base cash retainer. Generally, non-employee directors must achieve the required minimum retention level within three years from the date of their election to our board of directors. Beginning October 1, 2021 the required minimum retention value was increased to no less than five times such director’s annual base cash retainer which should be achieved within five years. As of December 31, 2021, all of our non-employee directors either met the retention level or are on track to meet the retention level within the required time frame.

2021 Director Compensation Table

The following table summarizes the compensation earned by, or awarded or paid to, those of our directors who, for the year ended December 31, 2021, were compensated for their service as directors. Ms. Palmer, our Chairman and CEO, is not compensated for her service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)

Jeffry L. Flake	$75,889	$139,990	$215,879
Gary H. Hunt	$88,000	$139,990	$227,990
Peter Lane	$143,000	$139,990	$282,990
William H. Lyon	$77,500	$139,990	$217,490
Anne L. Mariucci	—	$257,969	$257,969
David C. Merritt	$127,500	$139,990	$267,490
Andrea Owen	$88,000	$139,990	$227,990
Denise F. Warren	$88,000	$139,990	$227,990
Christopher Yip	$11,875	$0	$11,875

Notes:

(1)

For 2021, Mr. Merritt, Ms. Mariucci and Mr. Lane served as the chairman of our audit committee, compensation committee and nominating and governance committee, respectively. On November 16, 2021, Mr. Flake resigned from the board or directors and Mr. Yip was appointed to the board of directors. For 2021, Ms. Mariucci elected to defer all of her 2021 earned cash compensation under the Director Plan and instead received fully vested DSUs, the value of which is reflected in the “Stock Awards” column. The following table sets forth retainer fees earned by our directors in 2021 (prorated for partial year service, if applicable).:

Name	Annual	Lead Independent Director	Audit Committee	Compensation Committee	Nominating and Governance Committee

Jeffry L. Flake	$67,111	—	—	—	$8,778
Gary H. Hunt	$77,500	—	—	$10,500	—
Peter Lane	$77,500	$35,000	—	$10,500	$20,000
William H. Lyon	$77,500	—	—	—	—
Anne L. Mariucci	$77,519	—	$10,486	$29,974	—
David C. Merritt	$77,500	—	$40,000	—	$10,000
Andrea Owen	$77,500	—	—	$10,500	—
Denise F. Warren	$77,500	—	$10,500	—	—
Christopher Yip	$10,625	—			1,250

(2)

On May 26, 2021, Messrs. Flake and Lyon and Ms. Mariucci received an annual equity grant of 4,739 RSUs, each valued at $29.54 per share, which was the closing sale price of our common stock on the grant date. Messrs. Hunt, Lane and Merritt and Mses. Owen and Warren each elected to defer all of his or her 2021 annual RSU award under the Director Plan and, instead, each received on May 26, 2021, an annual equity grant of 4,739 DSUs valued at $29.54 per share, which was the closing sale price of our common stock on the grant date. In addition, Ms. Mariucci elected to defer all of her 2021 earned cash compensation under the Director Plan and instead

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DIRECTOR COMPENSATION

received fully vested DSUs the value of which is reflected in the “Stock Awards” column. The amount in this column reflects the aggregate grant date fair value of the RSU or DSU award, as applicable, calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the valuation of stock-based awards are discussed in Note 12 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)

As of December 31, 2021, the aggregate number of outstanding stock options, RSUs and DSUs, in each case as described below, subject to awards held by each of our non-employee directors were as set forth in the table below.

Name	Options (#)	RSUs (#)	DSUs (#)

Jeffry L. Flake(a)	—	—	—

Gary H. Hunt(c)	—	—	11,963

Peter Lane(c)	—	—	57,910

William H. Lyon(a)	—	4,739	—

Anne L. Mariucci(a)(b)(c)	9,960	4,739	17,062

David C. Merritt(b)(c)	12,525	—	46,304

Andrea Owen(c)	—	—	22,603

Denise F. Warren(c)	—	—	18,932

(a)

The RSUs reported for Mr. Lyon and Ms. Mariucci were unvested as of December 31, 2021 and are scheduled to vest on May 26, 2022. Mr. Flake forfeited his unvested RSUs on November 16, 2021, upon his resignation from the board of directors.

(b)	The stock options reported for each of Ms. Mariucci and Mr. Merritt are fully vested and exercisable and have an exercise price per share of our common stock equal to $25.10 and $19.96, respectively.

(c)	Of the DSUs reported for each of Messrs. Hunt, Lane and Merritt and Mses. Mariucci, Owen and Warren, 4,739 were unvested as of December 31, 2021, and are scheduled to vest on May 26, 2022.

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EXECUTIVE OFFICERS

Executive Officers

The executive officers of the Company as of the date hereof are listed below.

Name	Age	Position
Sheryl D. Palmer	60	President, Chief Executive Officer and Chairman of the Board of Directors
Louis Steffens	54	Executive Vice President and Chief Financial Officer
Darrell C. Sherman	57	Executive Vice President, Chief Legal Officer and Secretary

SHERYL D. PALMER

Ms. Palmer became our predecessor’s President and Chief Executive Officer and a member of its board of directors in August 2007 after previously serving as Executive Vice President for the West Region of Morrison Homes. She has also served as our Chairman of the Board since May 2017. Her previous experience includes senior leadership roles at Blackhawk Corp. and Pulte Homes/Del Webb Corporation, each homebuilders and developers of retirement communities, where she last held the title of Nevada Area President at Pulte/Del Webb Corporation and Division President at Blackhawk Corp. Ms. Palmer brings over 35 years of cross-functional building experience to her position, including leadership in land acquisition, sales and marketing, development and operations management. In addition to her employment with the Company, Ms. Palmer currently serves as a member of the board of directors and the audit and governance committees of OfferPad Solutions Inc, a leading publicly traded tech-enabled platform for buying and selling residential real estate, and as a member of the board of directors and the audit and compensation committees of Interface, Inc., a leading publicly traded global manufacturer of modular carpet (Ms. Palmer will not stand for re-election at Interface, Inc.’s upcoming annual shareholder meeting). In addition, Ms. Palmer is a member of the board of directors and executive committee of HomeAid America, a national non-profit that works with the local building industry to build and renovate multi-unit shelters for homeless families, the Chairman of the Board of Directors for Building Talent Foundation, and a member of the Executive Committee of the Joint Center for Housing Studies at Harvard University.

LOUIS STEFFENS

Mr. Steffens became our Executive Vice President and Chief Financial Officer effective January 1, 2022 following the retirement of C. David Cone on December 31, 2021. Mr. Steffens joined the company in 2007 and most recently oversaw the organization’s mergers and acquisitions and has been responsible for implementing short and long-term strategic initiatives. Through his tenure, Mr. Steffens has led the Company through six successful acquisitions significantly expanding the company’s portfolio and positioning the Company as one of the largest homebuilders in the nation. Mr. Steffens previously served as the Company’s Regional President and Area President in the organization’s Central, Southeast and Florida Areas, where he oversaw capital allocation strategies for such areas. Mr. Steffens has more than 30 years of experience in the homebuilding industry, having worked for two other national homebuilders, Pulte Homes/Del Webb Corporation and Beazer Homes, where he served in various leadership roles in Finance and Operations. Mr. Steffens started his career as a Senior Auditor with Coopers & Lybrand, prior to their merger with Price Waterhouse forming PricewaterhouseCoopers. He holds a bachelor’s degree in accounting from Michigan State University and is a Certified Public Accountant (inactive).

DARRELL C. SHERMAN

Mr. Sherman is our Executive Vice President, Chief Legal Officer and Secretary and has served as chief counsel to the Company since June 2009. Mr. Sherman brings over 20 years of experience in the homebuilding industry, having served in senior legal roles at Centex Homes and Pulte Homes/Del Webb Corporation. Prior to joining the homebuilding industry, Mr. Sherman was a finance and real estate lawyer at Snell & Wilmer L.L.P. He also served as an Administrative Law Judge appointed by Arizona Governor Fife Symington, hearing appeals from the Arizona Department of Environmental Quality and as a member of the U.S. Senate Judicial Advisory Committee, recommending the appointment of U.S. District Court judges. He holds a B.A. in Economics with university honors and a J.D., both from Brigham Young University, where he was a member of the BYU Law Review. He is a member of the State Bar of Arizona and the American Bar Association and admitted to the Arizona and U.S. Supreme Courts.

24 | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis discusses our executive compensation programs for our named executive officers for our fiscal year ending December 31, 2021 and includes a discussion of our compensation objectives and philosophy and the material elements of compensation earned by, or awarded or paid to, our named executive officers in the year. This section also describes processes we use in reaching compensation decisions and is intended to provide context for understanding the amounts in the tabular disclosure that follows. We have also highlighted our corporate results in 2021 and how these results led to the executive compensation we paid for the year. In addition, we highlight key attributes of our compensation programs for our named executive officers.

2021 was the product of years of acquisition activity which culminated into us delivering very strong results compared to 2020. Highlights for 2021 include:

•	Generated $7.5 billion in total revenue and $7.2 billion in home closings revenue, reflecting increases of 22.4% and 22.3%, respectively from 2020;

•	Awarded America’s Most Trusted Home Builder® by Lifestory Research for seventh consecutive year;

•	Ranked #452 on the Fortune 500 List;

•	Honored with Bloomberg’s Gender-Equality Index award for the fourth consecutive year;

•	Closed sales of nearly 13,700 homes, an increase of 9.4% more homes compared to 2020; and

•	Sheryl Palmer, our CEO, was recognized with the 2021 Hearthstone BUILDER Humanitarian Award.

Consistent with the pay-for-performance and stockholder alignment objectives of our compensation philosophy, which are discussed in further detail below in this compensation discussion and analysis, our compensation programs for 2021 have the following attributes:

•	A balanced mix of short-term cash compensation and long-term equity-based compensation;

•	Use of multiple performance measures with no guaranteed incentive payouts;

•	Payouts in respect of performance awards under our executive compensation programs are capped;

•	A majority of the compensation paid to our executive officers is performance-based;

•	Limitations on the amount of awards that can be made under our equity incentive plans;

•	All programs are designed and overseen by an independent compensation committee that retains their own independent advisor;

•

An anti-hedging policy applicable to all employees (including our executive officers and directors) that prohibits purchases of our stock on margin, calls or similar options on our stock or selling our stock short;

•	Stock ownership and retention guidelines for our executive officers;

•	An appropriate level of severance protection to ensure continuity of service;

•	No single-trigger change in control features in any of our programs;

•	No gross ups for any excise or other penalty taxes related to compensation paid;

•	Forfeiture of equity awards upon violation of certain post-employment restrictive covenants;

•	Clawback of certain cash and equity incentive compensation; and

•	A modest use of perquisites, which do not make up a material portion of the compensation and benefits provided to our named executive officers.

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COMPENSATION DISCUSSION AND ANALYSISI

Prior Year’s Annual Meeting of Stockholders—Advisory Vote to Approve the Compensation of our Named Executive Officers

At our 2021 annual meeting of stockholders, more than 97% of the shares voted were cast in favor of the 2020 compensation of our named executive officers and our compensation philosophy, policies and practices. We were pleased to receive this strong support and took it into account as part of our annual analysis of the effectiveness of our compensation programs for our named executive officers.

We recognize that the business and executive compensation environments continue to evolve, and we are committed to having compensation programs and practices that support our business objectives, promote good corporate governance and align executive pay with our performance. The compensation committee will continue to consider the results from this year’s and future advisory stockholder votes regarding our executive compensation programs. See “Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)” for additional information.

Our Named Executive Officers for 2021

President, Chief Executive Officer and Chairman of the Board of Directors	Sheryl D. Palmer
Executive Vice President and Chief Financial Officer	C. David Cone
Executive Vice President, Chief Legal Officer and Secretary	Darrell C. Sherman

Mr. Cone served as our Executive Vice President and Chief Financial Officer from January 1, 2021 through December 31, 2021, and effective December 31, 2021 after nearly ten years in the role, retired from employment with the Company. In connection with Mr. Cone’s retirement, Mr. Steffens, who previously served as the Company’s President of Mergers and Acquisitions, was appointed by our board of directors to serve as the Company’s Executive Vice President and Chief Financial Officer, effective January 1, 2022.

Compensation Objectives and Philosophy

Our compensation programs reflect our philosophy to pay all of our executives, including our named executive officers, in ways that support our primary objectives of:

•	Encouraging a results-driven culture through a pay-for-performance structure;

•

Balancing long-term and short-term compensation and cash and equity-based compensation to ensure our executives are focused on the appropriate short-term financial budget goals and long-term strategic objectives;

•	Aligning executives’ interests with stockholder interests in creating long-term value for our stockholders;

•	Attracting, retaining and motivating key talent; and

•	Aligning total compensation levels with those paid by our direct competitors in the homebuilding sector as well as companies of comparable size and scope in other industries.

Our compensation structure is centered on a pay-for-performance philosophy, which is designed to align the interests of our executives and our stockholders, motivate our executives to achieve our targeted financial and other performance objectives and reward them for their achievements when those objectives are met. To help achieve these objectives, a significant portion of our executive officers’ compensation is at-risk and provided in the form of variable or performance-based compensation with upside potential for strong performance, as well as downside exposure for underperformance. We believe this is appropriate given our executive officers’ ability to influence our overall performance.

We recognize the need for varied incentives to retain talent and encourage both present and future performance. To that end, we seek to provide a balance between short-term incentives, such as cash compensation through our annual incentive plan, and long-term incentives, such as equity-based compensation, which encourages focus on long-term strategic objectives by linking compensation to the satisfaction of our long-term performance goals. Having a long-term compensation component is also consistent with the long-term horizon inherent in the homebuilding industry for the realization of our assets that span over multiple years. In light of such objectives, we have determined that a significant portion of total compensation would be delivered in the form of long-term equity-based compensation using a mix of stock options and restricted stock units, with both service-based and performance-based vesting.

26 | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The overall level of total compensation for our executive officers is intended to be reasonable in relation to, and competitive with, the compensation paid by similarly situated peer leaders in the homebuilding industry, subject to variation for factors such as the individual’s experience, performance, duties, scope of responsibility, prior contributions and future potential contributions to our business. With these principles in mind, we structure our compensation programs as a competitive total pay package, which we believe allows us to attract, retain and motivate executives with the skill and knowledge we require and ensure the stability of our management team, which is vital to the success of our business. However, we do not have a policy of setting executive officer compensation levels within a fixed range of benchmarks of our peer companies.

Establishing and Evaluating Executive Compensation

Role of the Independent Compensation Consultant

For 2021, the compensation committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its independent compensation consultant. Semler Brossy provided the compensation committee with market data on executive compensation levels and practices at our competitors and advised on trends and best practices in the areas of executive compensation, assisted the compensation committee in its review and evaluation of our compensation policies and practices, reviewed our compensation discussion and analysis and provided independent advice on director compensation. Semler Brossy does not provide any other services to us, except at the direction of the compensation committee. We did not have any other relationships with Semler Brossy, and the compensation committee determined that Semler Brossy was independent and the work it performed in 2021 raised no conflicts of interest with us. The compensation committee has the sole authority to retain or terminate advisors to the compensation committee that assist in the evaluation of the compensation to our executive officers and directors.

Process—Role of Officers and Compensation Committee

The compensation committee is responsible for all compensation decisions for our executive officers. Our Senior Vice President, Total Rewards works with Ms. Palmer and the Chairman of the compensation committee to establish compensation committee meeting agendas and provide various types of information, including interim progress against performance targets, information about other homebuilding companies or other topics requested by the compensation committee to assist the compensation committee in making its decisions.

The compensation committee, after consultation with Ms. Palmer as to executive officers other than herself, reviews and determines base salary, annual cash incentive bonuses and long-term incentive compensation levels for each executive officer. The compensation committee reviews and approves for each executive officer the annual base salary, annual bonus performance targets, annual bonuses payable based on achievement of pre-established, compensation committee approved annual performance criteria and targets and long-term incentive compensation awards (including review and approval of target grant values, equity award design/mix, vesting terms, etc.). Ms. Palmer’s compensation levels are established by the compensation committee in its sole discretion. Ms. Palmer does not have any role or authority in determining her own compensation and she is not present for deliberations or decisions regarding her compensation.

Process—Factors Considered in Setting Compensation

The compensation committee believes that compensation decisions for our executive officers are complex and require consideration of many factors, including the overall competitive market environment, industry compensation levels, the officer’s individual performance and the Company’s performance.

Market Data (Competitors and General Industry). As mentioned above, the compensation committee does not set compensation levels for our executive officers within a fixed range of benchmarks of our peer companies; however, the compensation committee reviews such peer company information and market data to better assess the range of compensation needed to attract, retain and motivate executive talent in our highly competitive industry.

In connection with setting compensation, the compensation committee reviews data from the annual proxy statements of publicly traded homebuilders, as well as data from other published compensation survey sources, including FMI Corporation and Equilar, for compensation levels and trends as well as data on all direct pay elements for executives and uses such information to guide its decisions. In 2021, the compensation committee reviewed

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COMPENSATION DISCUSSION AND ANALYSISI

compensation data for the following publicly traded homebuilding companies (our “peer group”) in connection with setting compensation for Ms. Palmer and Messrs. Cone and Sherman. No changes were made to the peer group in 2021:

• Beazer Homes USA Inc.	• Lennar Corporation	• PulteGroup Inc.

• D.R. Horton, Inc.	• M.D.C. Holdings Inc.	• Toll Brothers, Inc.

• Hovnanian Enterprises, Inc.	• Meritage Homes Corporation	• TRI Pointe Homes, Inc.

• KB Home	• M/I Homes, Inc.	• NVR, Inc.

Individual Performance. As mentioned above, in addition to considering market data, the compensation committee considers each executive officer’s individual performance in determining executive compensation levels, including the nature and scope of the executive’s responsibilities and the executive’s prior performance and expected future contributions. The compensation committee’s review of individual performance is general and subjective in nature and specific individual performance elements are tailored to the executive.

Company Performance. The compensation committee also considers the Company’s performance, financial plans and budget in setting executive officer compensation levels for any given year taking into account general economic challenges as well as any specific challenges facing our business.

The primary elements of our compensation structure are base salary, annual cash incentive bonuses, long-term equity-based incentive awards and certain employee benefits and perquisites. A brief description of the objectives of each principal element of our executive compensation programs for 2021 are summarized in the following table and described in more detail below.

Key Elements of Our Compensation Programs — Overview

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives

Annual Cash Incentive Bonuses	Variable, performance-based cash compensation earned based on achieving pre-established annual goals	Motivate executives to achieve or exceed our current-year financial goals and reward them for their achievements Aid in retention of key executives in a highly competitive market for talent

Long-Term Incentives — Equity Based	Variable, equity-based compensation to promote achievement of longer-term goals and align with shareholder value creation

Align executives’ interests with those of our stockholders and encourage executive decision-making that maximizes growth and stockholder value creation over the long-term

Aid in retention of key executives and ensure continuity of management in a highly competitive market for talent

Employee Benefits and Perquisites (discussed below under “Other Program Attributes”)

Participation in all broad-based employee health and welfare programs and retirement plans

Employee benefits vary based on individual elections; auto allowance and certain commuting expense reimbursements are the only perquisites provided to our named executive officers

Aid in retention of key executives in a highly competitive market for talent by providing overall benefits package competitive with industry peers

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

The base salary component of executive officer compensation is intended to provide a competitive, stable level of minimum compensation to each executive officer commensurate with the executive’s role, experience and duties. The compensation committee annually reviews and approves base salaries for our executive officers based on several factors, including the individual’s experience, responsibilities, performance, expected future contribution, our expected financial performance and salaries of similarly situated executives of our public peers in the homebuilding industry and in general industries.

Based on its review of peer data, the compensation committee determined that no changes to the base salaries for our named executive officers were necessary for 2021. Accordingly, consistent with fiscal 2020, base salaries for Ms. Palmer, Mr. Cone and Mr. Sherman were $1,000,000, $575,000 and $500,000, respectively, for 2021.

Annual Cash Incentive Bonuses

The second component of executive officer compensation is annual cash incentive bonuses based on Company performance. Tying a portion of total compensation to annual Company performance permits us to adjust the performance measures each year to reflect changing objectives and those that may be of special importance for a particular year. Through our short-term incentive compensation program, we seek to provide an appropriate amount of pre-established short-term cash compensation that is at-risk and tied to the achievement of certain short-term performance goals. For 2021, our annual short-term cash compensation program included two components: our 2021 annual bonus program and our 2021 profit sharing bonus program. The 2021 annual bonus program was similar to our historic annual bonus program; however, for 2021 the compensation committee reduced the number of performance metrics and decreased the “stretch” (or maximum) attainment percentage to 150% of target. The second part of our short-term incentive compensation program was our 2021 profit sharing bonus program, which provided participants with an opportunity to receive a cash payment based on growth above certain home sales gross margin and earnings before taxes targets.

2021 Annual Bonus Program

Target Amounts. The compensation committee determined, following a review of peer data, that no changes to the target annual cash incentive bonus opportunities for our named executive officers were necessary for 2021. For 2021, the target and maximum annual cash incentive bonus opportunities (rounded to the nearest whole percent) set by the compensation committee for each of our named executive officers were as follows:

Name	2021 Target Annual Bonus as a Percentage of Base Salary Paid in 2021	2021 Maximum Annual Bonus as a Percentage of Base Salary Paid in 2021
Sheryl D. Palmer	200%	300%
C. David Cone	150%	225%
Darrell C. Sherman	150%	225%

The actual 2021 annual cash incentive bonus amounts were calculated based on a combination of objective performance measures and using the following formula:

2021 Base Salary Paid During Performance Period	x	Target Bonus Percentage	x	Actual Attainment Percentage	=	Bonus Payout

Our “Actual Attainment Percentage” is an aggregated measure of the attainment of specific financial and operational performance goals for the Company as a whole expressed in the table below as a percentage. These performance goals are based on corporate and business objectives and are not tied to individual performance. Each goal (1) has an associated “threshold” and “target” percentage attainment level and includes a “stretch” percentage attainment level, which represents the maximum award level, with straight-line interpolation for attainment between levels, and (2) is weighted to reflect the compensation committee’s assessment of the goal’s importance in relation to our overall business objectives. Specifically, the percentage attainment of each goal is applied to the weighting factor (itself a percentage), and these numbers are totaled to set the Actual Attainment Percentage for the applicable performance period.

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COMPENSATION DISCUSSION AND ANALYSISI

Establishing Performance Goals for 2021 Annual Bonus Program. The approach to goal setting for the 2021 annual bonus program involved a process of reviewing, among other things, our prior year’s financial performance and our short-term and long-term strategic objectives. The compensation committee also took into account the need for setting goals that are challenging yet reasonably achievable so as to provide a competitive pay package necessary for the retention of our talent. The target payout level was designed to be achievable with strong management performance and the stretch level was designed to encourage and reward our named executive officers for outstanding performance.

Achievement of Corporate Performance Goals. The 2021 annual bonus program performance goals applicable to Ms. Palmer, Mr. Cone and Mr. Sherman were based 100% on total Company performance. The total actual attainment percentage for the 2021 bonus program was 150% of target.

For the period commencing January 1, 2021 through December 31, 2021, the applicable corporate performance goals were as follows:

Performance Period: January 1, 2021 – December 31, 2021 Corporate Performance ($ in millions)
Performance Goals	Weight	Threshold	Target	Stretch	Actual Attainment	Actual Attainment Percentage
Attainment level percentage		60%	100%	150%
Order Book and Closings(1)	50%	20,250	21,250	22,250	22,813	150%
Attainment level percentage		60%	100%	150%
Home Sales Gross Margin(2)	50%	18.0%	18.8%	19.6%	20.32%	150%
Actual Attainment Percentage Performance Period						150%

(1)	“Order Book and Closings” for the performance period is calculated by adding the total number of closings from January through December plus the ending backlog for the current year.

(2)	“Home Sales Gross Margin” is calculated in accordance with GAAP.

In order for the bonus under our annual bonus program to pay out above threshold performance, a minimum Customer Satisfaction Score of 82% for the performance period had to be achieved. The “Customer Satisfaction Score” for the performance period is calculated by survey scores received from customers from December 2020 through January 2022. For 2021, the Customer Satisfaction Score achieved was 85.9%.

We selected each performance metric and goal in our 2021 annual bonus program to target performance across multiple levels of our business. The table below sets forth each of the performance metrics used in our 2021 bonus program and the objective for selecting such metric.

Metric	Objectives
• Order Book and Closings	• An operational metric that measures our ability, and incentivizes our executives, to grow our core business

• Home Sales Gross Margin	• Encourages our executives to balance the price of our homes with the pace at which we sell and construct them

• Customer Satisfaction Score	• A measurement of customer experience

2021 Profit Sharing Bonus Program

For 2021, our compensation committee approved a profit sharing program to further motivate and to provide an additional meaningful compensation opportunity to our leadership team and senior operators, including our named executive officers for delivering extraordinary results by exceeding our profit and margin goals. Under the program, each of our named executive officers was eligible for a cash bonus based upon the Company’s achievement of certain performance targets, which in 2021 included earnings before taxes (EBT) and home sales gross margin. The EBT and home sales gross margin objectives were based on our annual growth objectives and approved by the compensation committee with input from members of our senior management at the beginning of the fiscal year. Under the profit sharing program, each named executive officer was eligible to receive an additional bonus equal to 125% of their

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COMPENSATION DISCUSSION AND ANALYSIS

annual target bonus opportunity under our 2021 annual bonus program if the Company achieved specified home sales gross margin and EBT performance goals. There is no payout under the 2021 profit sharing program if either the target home sales gross margin or the EBT performance goals are not achieved. The profit sharing program bonus opportunities for each of our named executive officers is set forth in the table below:

Name	2021 Profit Sharing Program Bonus Opportunity(1)
Sheryl D. Palmer	$2,500,000
C. David Cone	$1,078,125
Darrell C. Sherman	$937,500

(1)	Calculated by multiplying annual rate of base salary for 2021, by annual target bonus percentage under the 2021 annual bonus program, by 125%.

For a participant to receive a bonus under the profit sharing program for 2021, the Company had to exceed its EBT plan target of $715 million by $95 million to over $810 million and realize a home sales gross margin greater than 19.6% (i.e., the performance necessary for stretch performance under our 2021 annual bonus program described above).

For 2021, the Company realized EBT of $878.9 million and a home sales gross margin of 20.32%, resulting in each of our named executive officers earning a bonus under the profit sharing program.

Bonus Payments

Actual cash incentive bonus amounts for each of our named executive officers for the performance period based on actual achievement of Company performance targets under both our annual bonus program and our profit sharing program are set forth below and paid on March 11, 2022.

	2021 Annual Bonus Program 2021 Target Bonus Opportunity
Executive Officer	Aggregate Base Salary Paid in Performance Period ($)	% Base Salary	Annual Target Bonus ($)
Sheryl D Palmer	$1,000,000	200%	$2,000,000
C. David Cone	$575,000	150%	$862,500
Darrell C. Sherman	$500,000	150%	$750,000

	2021 Annual Bonus Program 2021 Bonuses Paid
Executive Officer	Performance Period Actual Attainment Percentage		Earned Annual Bonus ($)
Sheryl D Palmer	150%		$3,000,000
C. David Cone	150%		$1,293,750
Darrell C. Sherman	150%		$1,125,000

Under our 2021 profit sharing program, our named executive officers earned were paid the following: Ms. Palmer—$2,500,000, Mr. Cone—$1,078,125 and Mr. Sherman $937,500.

Long-Term Incentives—Equity Based

Philosophy. As mentioned earlier, we believe that equity awards are an important component of our executive compensation programs. Equity compensation aligns our executives’ and stockholders’ interests by linking rewards with achievement of return to our stockholders based on our long-term growth plan. Our equity compensation programs are designed to foster a long-term commitment to us by our named executive officers, provide a balance to the short-term cash components of our compensation programs and reinforce our pay-for-performance structure.

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COMPENSATION DISCUSSION AND ANALYSISI

Overview. Equity-based compensation awards to our named executive officers in 2021 consisted of the following:

•

Options to purchase our common stock, upon satisfaction of service vesting conditions, granted under the 2013 Omnibus Plan. Stock options are intended to reward absolute stock appreciation and have no value unless the Company’s stock price increases above the stock price on the grant date;

•

Service-vesting RSUs, representing the right to receive, upon satisfaction of service vesting conditions, shares of our common stock, granted under the 2013 Omnibus Plan. The ultimate value of RSUs is tied to the future value of the Company’s stock price at future service-vesting dates, providing alignment with stockholder expectations for value creation over time. We also believe that service vesting RSUs provide a strong retention device for our key leaders; and

•

Performance-vesting RSUs, representing the right to receive, upon satisfaction of performance conditions, shares of our common stock, granted under the 2013 Omnibus Plan. These conditional RSUs may only be earned if the Company successfully executes on multi-year performance objectives that encourage long-term stockholder value creation and the named executive officer remains with the Company over the entire performance period.

A more detailed discussion of the terms of these awards follows.

Equity Awards

All equity awards issued to our named executive officers have been made pursuant to the terms of the 2013 Omnibus Plan. Awards granted under the 2013 Omnibus Plan are subject to the terms and conditions established by the compensation committee in the applicable award agreement and need not be the same for each participant. To date, all stock options granted under the 2013 Omnibus Plan have a term of ten years. Generally, equity awards are granted to our eligible employees, including our named executive officers, in connection with our annual award process. Equity awards are generally made in the first quarter of the year, on a consistent schedule shortly following the public release of our annual earnings.

2021 Equity Awards

The compensation committee determined that, like previous years, the annual equity grant for 2021 should include a mix of stock options and RSUs, a portion of which RSUs are subject to service vesting conditions and a portion of which are subject to performance vesting conditions. For 2021, the mix of equity awards remained highly performance-based thus providing alignment with stockholders on long-term value creation and also continuing to encourage retention.

In February 2021, the compensation committee approved annual equity awards for our employees, including our named executive officers. Based on recommendations from Semler Brossy, reviewing compensation best practices of public companies generally, reviewing compensation practices of our peer group, and consideration of other factors deemed appropriate, the compensation committee decided to grant long-term incentive equity awards for 2021 as follows: 40% of the annual grant was awarded in the form of performance vesting RSUs (“Performance RSUs”), which vest based on the Company’s return on net assets (“RONA”) and a relative TSR modifier, as described below; 40% of the annual grant was awarded in the form of service vesting RSUs (“Service RSUs”); and 20% of the annual grant was awarded in the form of service vesting nonqualified stock options.

The Performance RSUs are eligible to vest based on performance over a three-year period (with performance goals for each calendar year during the performance period applicable to each award tranche), and will be payable (or settled) in shares of our common stock as soon as practicable following the date that the compensation committee determines and certifies the applicable level of performance achieved following the end of such three-year performance period, subject to continued employment through such certification date.

Performance RSUs based on a RONA performance goal are eligible to vest based upon our achievement of RONA over a three-year performance period beginning on January 1, 2021, and ending on December 31, 2023, subject to the named executive officer’s continued employment through the date that the compensation committee determines and certifies the applicable level of performance achieved for the fiscal 2023 tranche. RONA for this purpose is calculated as the quotient of (x) our net income from continuing operations in each of fiscal 2021, fiscal 2022, and fiscal 2023, respectively, divided by (y) our net average assets in each of fiscal 2021, fiscal 2022, and fiscal 2023, respectively

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COMPENSATION DISCUSSION AND ANALYSIS

(using our net asset balances (i.e., total assets less cash and less total liabilities) at the beginning and end of fiscal 2021, fiscal 2022 and fiscal 2023, respectively). The levels of RONA performance that will result in an award of the “threshold,” “target” or “maximum” number of shares under these Performance RSUs are as shown in the following table, with linear interpolation used in the event that the actual results do not fall directly on one of the performance levels. If RONA is below the threshold, no Performance RSUs based on RONA will vest.

Performance Level	RONA Performance Goal	Attainment Percentage(1)
Threshold	14%	50%
Target	15%	100%
Maximum	16%	200%

(1)

Number of shares earned for each tranche is calculated by multiplying the attainment percentage by one-third of the target number of shares subject to the award. The RONA performance goals for each fiscal year in the performance period are identical.

For the avoidance of doubt, while performance is measured with respect to each fiscal year during the performance period, the Performance RSUs based on RONA that are earned generally will not vest until the third anniversary of the grant date.

The 2021 Performance RSUs also have a “catch-up” feature for 2021 and 2022 to enhance the incentive power of the award through the entire performance period, allowing for the ability to recapture up to target level performance if achievement over target levels are met in subsequent years. This feature provides that if the actual RONA achieved for 2021 or 2022 is less than the target RONA for such year, the named executive officer will have the opportunity to catch-up in the subsequent year up to a maximum of 100% of the target RONA for 2021 and 2022. In order for the catch-up feature to apply, actual 2022 and/or 2023 results must exceed target levels by the amount necessary that, when added to the prior year’s achievement, will equal or exceed target level results. In no event will the catch-up result in a RONA payout factor in excess of 100% (prior to application of the TSR Modifier) for any year in which the target RONA was initially missed.

The 2021 Performance RSUs are also subject to an additional adjustment of -20% or +20%, based on the Company’s relative TSR performance (the “TSR Modifier”), as shown in the following chart:

Relative TSR Performance	TSR Modifier
≥75th percentile	+20% (Payout Factor increased by 20%)
≥25th percentile, but <75th percentile	0% (No adjustment to the Payout Factor)
<25th percentile	-20% (Payout Factor decreased by 20%)

After the end of the performance period, we will (i) calculate the total shareholder return (”TSR”) for the Company and for each company included in our peer group (as described above) at the time of such calculation, (ii) rank each such company by TSR (lowest to highest), and (iii) determine the percentile rank of the Company’s TSR in such ranking to come up with our relative TSR performance for the performance period.

The TSR Modifier is applied at the end of the three-year performance period. Notwithstanding the preceding, if our TSR is negative, then the maximum RONA payout factor that may be achieved is “target” (i.e., not more than a 100% adjusted payout factor). The number of earned RONA PSUs will not be determinable until the conclusion of the performance period when the TSR Modifier has been calculated.

The compensation committee selected these performance measures, RONA and relative TSR, for our 2021 long-term incentive program as it believes they best align with our current stockholder interests of strong financial performance and increased profitability per share. Additionally, RONA assessed from absolute measurement approach, thereby providing an internal performance perspective. Relative TSR provides an external performance perspective and encourages our executives to drive Company growth, stimulate high performance, and build long-term stockholder value. Finally, the measures assess performance over three years, linking compensation opportunity to performance over an extended period.

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COMPENSATION DISCUSSION AND ANALYSISI

The Service RSUs granted as part of the 2021 long-term incentive compensation program vest over a three-year period, with approximately 33 1/3% of the RSUs granted vesting on each of the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date, and will be payable in shares of our common stock.

The nonqualified stock options granted as part of the 2021 long-term incentive compensation program vest over a four-year period, with approximately 25% of the stock options granted vesting on each of the first, second, third, and fourth anniversaries of the grant date, subject to continued employment through the applicable vesting date. Stock options are granted at an exercise price equal to the fair market value (the closing price on the NYSE) of our common stock on the grant date.

The table below shows the long-term incentive award opportunities established by the compensation committee relating to the 2021 long-term incentive compensation program. The compensation committee determined, following a review of peer data, that no changes to the target long-term incentive opportunities for Messrs. Cone and Sherman were necessary for 2021. The target long-term incentive opportunity for Ms. Palmer was increased from 400% of her 2020 base salary to 550% of her 2021 base salary. The increase to Ms. Palmer’s target long-term incentive opportunity was determined to be advisable to bring her long-term compensation in line with her peers.

Award Opportunity Under 2021 Long-Term Incentive Program

Name	Base Salary	Target as % of Base Salary	Target Long-Term Incentive Opportunity
Sheryl D. Palmer	$1,000,000	550%	$5,500,000
C. David Cone	$575,000	225%	$1,293,750
Darrell C. Sherman	$500,000	160%	$800,000

On February 16, 2021, each of our named executive officers were granted the following equity awards under the 2013 Omnibus Plan and pursuant to our 2021 long-term incentive program:

Name	Options (#)(1)	Service- based RSUs (#)	RONA Performance RSUs (#)
Sheryl D. Palmer	151,307	77,684	77,684
C. David Cone	35,591	18,273	18,273
Darrell C. Sherman	22,008	11,299	11,299

(1)	Stock options have an exercise price of $28.32 per share of common stock.

The actual number of awards granted were calculated by dividing the target long term incentive opportunity by the fair market value on grant date for both Service RSUs and Performance RSUs and the calculated Black Scholes value for stock options. For further information on the 2021 long-term incentive awards granted to our named executive officers, see the “Grants of Plan-Based Awards” table below.

2021 Performance Determinations With Respect to Outstanding Equity Awards

2019 Performance RSUs

In fiscal 2019, we granted our named executive officers Performance RSUs, half of which vested based on a relative TSR goal, and the remaining half of which vested based on achievement of RONA goals.

Performance RSUs based on a RONA performance goal were eligible to vest based upon our achievement of RONA over a three-year performance period beginning on January 1, 2019 and ending on December 31, 2021, subject to the named executive officer’s continued employment through the date that the compensation committee determines and certifies the applicable level of performance achieved. RONA for this purpose is calculated as the quotient of (x) our net income from continuing operations in each of fiscal 2019, fiscal 2020, and fiscal 2021, respectively, divided by (y) our net average assets in each of fiscal 2019, fiscal 2020, and fiscal 2021, respectively (using our net asset balances (i.e., total assets less cash and less total liabilities) at the beginning and end of fiscal 2019, fiscal 2020 and fiscal 2021, respectively). The levels of RONA performance that would result in an award of the “threshold,” “target” or

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COMPENSATION DISCUSSION AND ANALYSIS

“maximum” number of shares under these Performance RSUs are as shown in the following table, with linear interpolation used in the event that the actual results do not fall directly on one of the performance levels. If RONA is below the threshold, no shares will vest.

Performance Level	2019 RONA Performance Goal	2020 RONA Performance Goal	2021 RONA Performance Goal	Attainment Percentage(1)
Threshold	12%	13%	13%	50%
Target	14%	15%	15%	100%
Maximum	16%	17%	17%	200%

(1)	Number of shares earned is calculated by multiplying the attainment percentage by one-third of the target number of shares subject to award.

In March 2020, our compensation committee certified the 2019 RONA Performance Goal to be achieved at 14.4% resulting in an attainment percentage of 118.0%. In March 2021, our compensation committee certified the 2020 RONA Performance Goal to be achieved at 15.2% resulting in an attainment percentage of 108.0%. In March 2022, our compensation committee certified the 2021 RONA Performance Goal to be achieved at 20.8% resulting in an attainment percentage of 200%. Based on these results, our named executive officers earned the number of Performance RSUs set forth in the following table:

Name	2019 Tranche Target 2019 RONA-Based Performance RSUs	2019 Tranche Earned 2019 RONA-Based Performance RSUs	2020 Tranche Target 2019 RONA-Based Performance RSUs	2020 Tranche Earned 2019 RONA-Based Performance RSUs(1)	2021 Tranche Target 2019 RONA-Based Performance RSUs	2021 Tranche Earned 2019 RONA-Based Performance RSUs
Sheryl D. Palmer	18,316	21,635	18,316	19,759	18,374	36,748
C. David Cone	5,666	6,693	5,666	6,112	5,685	11,370
Darrell C. Sherman	3,480	4,111	3,480	3,753	3,491	6,982

(1)

Number of shares earned is calculated by multiplying the attainment percentage by approximately one-third of the target number of shares subject to award; however due to an administrative rounding error the 2019 tranche was reported as earned with respect to a number of RSUs greater than actually earned, accordingly, the earned RSUs in respect of the 2020 tranche was adjusted downward slightly to correct for the administrative error. The 2020 tranche for the earned 2019 RONA-Based Performance RSUs were adjusted downward by 22 RSUs for Ms. Palmer, 7 RSUs for Mr. Cone and 5 RSUs for Mr. Sherman.

For the avoidance of doubt, while performance is measured with respect to each fiscal year during the performance period, the Performance RSUs based on RONA that are earned generally will not vest until the third anniversary of the grant date.

The performance levels and payout factors with respect to the 2019 Performance RSUs based on a TSR performance goal are summarized in the table below:

Performance Level	2019 Performance RSU Relative TSR Goal(1)	Payout Factor
Threshold	35th Percentile	50%
Target	55th Percentile	100%
Maximum	75th Percentile	200%

(1)	The maximum payout factor for the TSR-based Performance RSUs was limited to 100% if TSR for the performance period was negative.

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COMPENSATION DISCUSSION AND ANALYSISI

In March 2022, our compensation committee certified our relative TSR for the 2019-2021 performance period was in the 8th percentile, resulting in a payout factor of 0%. To determine the number of 2019 TSR-based Performance RSUs earned, the target number of RSUs was multiplied by the payout factor. Based on these results, our named executive officers earned the number of Performance RSUs set forth in the following table:

Name	Target 2019 TSR-Based Performance RSUs	TSR Payout Factor	Earned TSR-Based Performance RSUs
Sheryl D. Palmer	55,006	0%	0
C. David Cone	17,017	0%	0
Darrell C. Sherman	10,451	0%	0

2020 Performance RSUs

In fiscal 2020, we granted our named executive officers Performance RSUs, half of which vest based on the Company’s EBT and a relative TSR modifier, and half of which vest based on the Company’s EBT margin and a relative TSR modifier. For 2021, the performance goals and payout factors for the EBT and EBT Margin Performance RSU awards were as follows:

Performance Level	2021 EBT Performance Goal	2021 EBT Margin Performance Goal	Payout Factor
Threshold	$675 million	9.40%	50%
Target	$715 million	9.90%	100%
Maximum	$750 million	10.40%	200%

In March 2022, our compensation committee certified the 2021 EBT Performance Goal for the 2020 Performance RSU award to be achieved at $863.1 million resulting in an initial attainment percentage of 200% for the 2021 tranche, and the 2021 EBT Margin Performance Goal for the 2020 Performance RSU award to be achieved at 11.5% resulting in an initial attainment percentage of 200% for the 2021 tranche. The initial attainment percentages for the 2021 tranche are not final and are subject to further adjustment (upward or downward) at the conclusion of the three-year performance period based on the applicable TSR Modifier. Given the strong EBT Margin performance for 2021, the 2020 tranche of the 2020 EBT Margin Performance RSU award will be earned at target level of performance through the application of the “catch up” feature of the award, as previously described in our annual proxy statement filed April 16, 2021.

2021 Performance RSUs

In March 2022, our compensation committee certified the 2021 RONA Performance Goal for the 2021 Performance RSU award to be achieved at 21.4% resulting in an initial attainment percentage of 200% for the 2021 tranche. The initial attainment percentage for the 2021 tranche is not final and is subject to further adjustment (upward or downward) at the conclusion of the three-year performance period based on the applicable TSR Modifier as described further above.

Long-Term Incentives—Cash

Build to Rent Incentive Plan

On December 1, 2020, the compensation committee approved the Build to Rent Incentive Plan (the “BTR Incentive Plan”), a project-based cash bonus plan for certain of our employees. Ms. Palmer and Mr. Sherman are each currently eligible participants in the BTR Incentive Plan.

The BTR Incentive Plan establishes a bonus pool for each project (or group of projects) that will be funded based on the percentage of EBT achieved by the Company in connection with the completion of the sale of each build to rent project. Each bonus pool will be divided into three sub-pools: a division bonus pool (for eligible division participants), a corporate bonus pool (for eligible corporate participants) and a discretionary bonus pool (generally, for employees who

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are not otherwise specifically designated as participants in the BTR Incentive Plan, but who contributed in a meaningful way to the build to rent project). Unless otherwise determined by the compensation committee, it is not contemplated that bonuses would be payable in respect of any project which does not achieve an EBT level to the Company of at least 10%. The amount of the bonus pool to be funded for each project will range from 15% up to 25% of the achieved EBT for such project. Each participant’s share of the applicable project bonus sub-pool will be determined based on the relative amount of his or her annual target bonus among all the participants in that sub-pool, weighted by a factor specified by the compensation committee to reflect the participant’s relative contribution to the project. Bonuses may be prorated if the participant was not involved in the specific project for the entire project period.

Participants and their applicable share of the project bonus pool may vary for each build to rent project. Based on the current timeline for completion of the first build to rent project covered by the BTR Incentive Plan, the first payout under the BTR Incentive Plan, if any, will occur towards the end of the fourth quarter of 2022.

Other Program Attributes

Stock Ownership & Retention Requirements (Executive Officers)

The compensation committee believes it is important for key members of our senior management team and directors to build and maintain a long-term ownership position in our Company, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. Our compensation structure for these individuals provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at risk over a long-term period.

In March 2018, our board of directors adopted stock ownership and retention guidelines that require our executive officers to own shares of our common stock having an aggregate value no less than the following:

Position	Share Ownership Guideline
Chief Executive Officer	6 x annual base salary
Other Executive Officers	2 x annual base salary

Generally, our executive officers must achieve the required ownership level within four years from the date that he or she first became an executive officer; however, with respect to our executive officers who were serving as of March 2018, such executive officers had until March 2022 to achieve the required minimum ownership level. Until the minimum ownership level is attained, executive officers must retain at least 50% of their equity, on a net, after-tax basis, in the Company (e.g., all forms of equity of the Company or convertible or exercisable into equity of the Company, whether vested or unvested, owned or beneficially owned, including stock option and restricted stock units granted under the under the 2013 Omnibus Plan). As of December 31, 2021, all of our executive officers met the minimum ownership guidelines.

See “Director Compensation—Stock Retention Policy” for additional information relating to our equity ownership policy for non-employee directors.

Anti-Hedging Policy

We have an anti-hedging policy in place that is applicable to all employees (including our executive officers and directors), prohibiting purchases of our stock on margin, calls or similar options on our stock, or selling our stock short.

Clawback Policies

Under our bonus clawback policy, we may recover all or part of any incentive annual cash bonus compensation awarded or paid to these employees in the event that we determine that our financial results must be restated to correct an accounting error due to material financial restatement, where our board of directors determines that fraud or misconduct led to the need for such restatement and where cash bonuses paid for the years subject to restatement would have been materially lower. In addition, if an equity plan participant receives an amount in excess of what should have been received under the terms of the award due to material noncompliance by the Company with any financial reporting requirement under the U.S. securities laws, any mistake in calculations or other administrative error, then the award will be cancelled with respect to any excess value, and the individual must promptly repay to us any such amount already received.

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COMPENSATION DISCUSSION AND ANALYSISI

Our equity-based awards provide that all vested equity-based awards will be forfeited by our executives automatically upon a breach by them of any of the post-employment restrictive covenants (e.g., non-competes) to which they are subject. The executive would also be responsible for damages suffered by us in connection with any such breach. We view this recovery of awards feature as a necessary element of our equity-based program as it deters competitive activities that would likely cause significant harm to our business.

In addition, we reserve the right to adopt any additional clawback policies as may be necessary to protect our compensation policies and objectives and as may be required by law.

Employee Benefits and Perquisites

We provide a number of benefit plans to all eligible employees, including our named executive officers. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short-and long-term disability coverage, a 401(k) defined contribution plan and a home purchase rebate program providing employees with a 5.5% rebate on purchases of homes built by us.

Employees who have been with us since on or before December 31, 2010, including certain of our named executive officers, were eligible to accrue pension benefits under a cash balance pension plan, which was frozen to new accruals and participants as of December 31, 2010. Under this plan, prior to 2011, our predecessor company contributed a specified percentage of each employee’s salary each quarter (generally based on the participant’s age) to the participant’s account balance, and employees vested in their accounts after five years of service. For further information on pension benefits for our named executive officers, see the “Pension Benefits” table below.

Perquisites for our named executive officers are limited to monthly auto allowances and Ms. Palmer is permitted occasional approved personal use of a rented jet chartered by the Company and is also provided a gross up for the taxes associated with such benefit. While perquisites help to provide competitive total compensation packages to the named executive officers in a cost-efficient manner by providing a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our executive compensation programs. In the future, we may provide additional or different perquisites or other personal benefits in limited circumstances, such as where we believe doing so is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment, motivation and/or retention purposes.

Employment Agreements

Each of Ms. Palmer and Mr. Sherman is party to an employment agreement with Taylor Morrison, Inc., which specifies the terms of the executive’s employment including certain compensation levels and is intended to assure us of the executive’s continued employment and provide stability in our senior management team. In addition to the terms of the employment agreements described under the heading “—Employment Agreements” which follows the “Summary Compensation Table” below, each employment agreement provides salary continuation and other benefits in the event of certain terminations of employment.

In October 2021, our compensation committee approved and Taylor Morrison, Inc. entered into amended and restated employment agreements with each of Ms. Palmer and Mr. Sherman, to increase certain severance payments and benefits under certain circumstances while retaining in all material respects the terms of each named executive officers previous employment agreement. The decision to modify the severance payments and benefits under the employment agreements was made at the recommendation of Semler Brossy, as a result of a market analysis completed by them indicating that the severance payments and benefits provided to our named executive officers were below market norms in certain respects. The compensation committee has been advised by Semler Brossy that the payments and benefits provided under the 2021 employment agreements are consistent with peer company and broader market practices and are fair and reasonable. These payments and benefits are designed to provide financial security in the event of certain corporate transactions and/or termination of employment, as well as consideration for the executive’s compliance with certain post-employment restrictive covenants. We believe these provisions aid in the retention of our executives who are critical to the success and operation of our business while also protecting important business objectives through restrictive covenants. See “Potential Payments upon Termination of Employment or Change in Control” for a discussion of severance and change in control payments payable to our named executive officers pursuant to their employment agreements.

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COMPENSATION DISCUSSION AND ANALYSIS

In connection with Mr. Steffens’ appointment to serve as our Chief Financial Officer, effective as of January 1, 2022, the compensation committee approved an amended and restated employment agreement for Mr. Steffens, dated as of October 26, 2021 and effective as of January 1, 2022. Pursuant to the terms of the employment agreement, Mr. Steffens’ employment with us will continue in effect until terminated by us or by Mr. Steffens, and Mr. Steffens will be entitled to receive (i) an annual base salary of $575,000; (ii) a target annual cash bonus award equal to 150% of Mr. Steffens’ base salary under our annual bonus program; and (iii) equity-based compensation awards under our 2013 Omnibus Plan, as determined by our board or directors or the compensation committee in its sole discretion. Mr. Steffens is also eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits. In addition, Mr. Steffens’ employment agreement provides salary continuation and other benefits in the event of certain terminations of employment which are consistent with those described for Mr. Sherman under the heading “—Employment Agreements” which follows the “Summary Compensation Table” below.

Retirement Agreement

In June 2021, Mr. Cone informed the Company of his intention to retire. In order to provide an orderly transition of Mr. Cone’s responsibilities and duties, the compensation committee approved and the Company and Taylor Morrison, Inc. entered into a transition and retirement agreement with Mr. Cone on June 21, 2021 (the “Retirement Agreement”). The Retirement Agreement generally superseded the terms of Mr. Cone’s employment agreement. In return for Mr. Cone’s services through the retirement date (i.e., December 31, 2021), Mr. Cone continued to receive base salary and benefits through the retirement date. In addition, following his retirement and in exchange for him providing a release of claims in favor of the Company, the Retirement Agreement provides Mr. Cone with salary continuation and other benefits. In addition, pursuant to the terms of his Retirement Agreement, the vesting terms of certain of Mr. Cone’s outstanding equity awards were modified. See “Potential Payments upon Termination of Employment or Change in Control-Retirement Agreement” for a discussion of severance payments and benefits provided to Mr. Cone pursuant to his Retirement Agreement.

Accounting Matters

Each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. The financial statement impact of various compensation awards is an important factor that the compensation committee considers in determining the amount, form and design of each pay component for our named executive officers, but it is only one of many factors considered in setting such compensation.

Certain Tax Matters

Section 162(m) of the Code

For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain “covered employees,” including our NEOs, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Once an individual becomes a “covered employee” under Section 162(m) of the Code, all current and future compensation to these individuals will remain subject to the limitation under Section 162(m) of the Code.

These tax effects are only one factor considered by our compensation committee when entering into compensation arrangements. Our compensation committee believes that it should not be constrained by the requirements of Section 162(m) of the Code if those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) of the Code where the Company believes it is appropriate to do so.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to certain payments to executives of companies that undergo a change in control, and Section 4999 of the Code imposes a 20% penalty on the individual receiving “excess

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COMPENSATION DISCUSSION AND ANALYSIS

parachute payments.” Generally, parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation.

The employment agreements with Ms. Palmer and Mr. Sherman each provide that, to the extent the executive would be subject to Section 280G or 4999 of the Code, the executive’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the executive’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made, and the executive paid the applicable excise tax. We do not provide any gross ups for excise or other penalty taxes related to compensation paid to any of its executives, including our named executive officers.

Compensation Committee Report

The compensation committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with our management. Based on its reviews and discussion with management, the compensation committee recommended to the board of directors, and the board of directors approved, that the Compensation Discussion and Analysis be included in this Proxy Statement for the Taylor Morrison Home Corporation 2022 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.

COMPENSATION COMMITTEE

Anne L. Mariucci (Chair)
Gary H. Hunt
Peter Lane
Andrea Owen

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COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following table summarizes the compensation earned by, or awarded or paid to, each of our named executive officers for the years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Sheryl D. Palmer	2021	1,000,000	—	4,400,022	1,100,002	5,500,000	772	62,681	12,063,477
President, Chief Executive	2020	1,000,000	—	3,200,010	3,800,003	2,331,000	8,884	37,892	10,377,789
Officer and Chairman of the Board of Directors	2019	1,000,000	—	3,035,781	1,000,000	3,230,677	11,674	26,756	8,304,888
C. David Cone	2021	575,000	—	1,034,983	258,747	2,371,875		23,915	4,264,518
Executive Vice President and	2020	567,420	—	990,020	247,498	985,102	—	16,464	2,806,504
Chief Financial Officer	2019	550,000	—	939,168	309,373	1,332,654	—	36,737	3,167,932
Darrell C. Sherman	2021	500,000	—	639,975	159,998	2,062,500		25,713	3,388,186
Executive Vice President, Chief	2020	491,867	—	608,014	151,998	853,983	2,530	18,909	2,127,301
Legal Officer and Secretary	2019	475,000	—	576,790	190,002	1,150,929	3,173	19,979	2,415,874
(1)

The amounts shown in this column are the aggregate grant date fair values, assuming no risk of forfeiture, calculated in accordance with FASB ASC Topic 718 for Performance RSUs and Service RSUs granted during the applicable year using the assumptions discussed in Note 12 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The grant date fair value of the Service RSU awards was calculated using the closing price of our common stock on the grant date multiplied by the number of shares underlying the Service RSU award. The grant date fair value of the Performance RSUs to be earned based on our RONA performance with a TSR Modifier was calculated using grant date fair value on the grant date.

The following amounts represent the grant date fair value of the 2021 RONA-based RSUs assuming maximum level of performance achievement at the end of the three-year performance period, determined at the time of grant (220% of the target award, which assumes application of a +20% TSR modifier): Ms. Palmer—$4,840,024, Mr. Cone—$1,138,481 and Mr. Sherman—$703,973.

(2)

The stock-based compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, of stock option awards calculated in accordance with FASB ASC Topic 718. We use the Black-Scholes option pricing model to estimate the fair value of stock options granted, which requires the input of both subjective and objective assumptions. The assumptions used in the valuation of stock-based awards are discussed in Note 12 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)

The amounts reported in this column were earned under our annual cash incentive bonus program for the applicable year, which is described above (see “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Annual Cash Incentive Bonuses”).

(4)

These amounts do not represent realized compensation; rather, they represent an actuarial adjustment to the present value of accumulated benefits under our Taylor Morrison Cash Balance Pension Plan from the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the applicable fiscal year to the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the applicable fiscal year. For Mr. Sherman, the value of the accumulated benefits decreased in 2021 by $111. See below under the heading “Pension Benefits” for additional details.

(5)	For each of our named executive officers, “All Other Compensation” for 2021 consists of the payments that are shown in the table below:

Name		401(k) Company Match ($)	Company Paid Life Insurance Premiums ($)	Auto Allowance ($)	Perquisites(a) ($)	Total ($)
Sheryl D. Palmer	2021	21,000	966	14,455	26,260	62,681
C. David Cone	2021	15,721	966	7,288	0	23,915
Darrell C. Sherman	2021	17,519	966	7,288	0	25,713

(a)	This amount includes taxable benefits for the occasional approved personal use of a rented jet chartered by the Company ($14,824) and a gross up for the taxes on such benefit ($11,436).

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COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards

The following table summarizes awards under our annual cash incentive bonus program, annual profit sharing program and awards granted under the 2013 Omnibus Plan as part of our 2021 long-term incentive plan to each of our named executive officers in the year ended December 31, 2021. All numbers have been rounded to the nearest whole dollar or share.

Name and Type of Award		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sheryl D. Palmer
2021 Annual Bonus Program		600,000	2,000,000	3,000,000
2021 Profit Sharing Program(4)			2,500,000
Options(5)	2/16/2021								151,307	28.32	1,100,002
Service RSUs(5)	2/16/2021							77,684			2,200,011
Performance RSUs(5)(6)	2/16/2021				23,305	77,684	170,905				2,200,011
C. David Cone
2021 Annual Bonus Program		258,750	862,500	1,293,750
2021 Profit Sharing Program(4)			1,078,125
Options(5)	2/16/2021								35,591	28.32	258,747
Service RSUs(5)	2/16/2021							18,273			517,492
Performance RSUs(5)(6)	2/16/2021				5,482	18,273	40,201				517,492
Darrell C. Sherman
2021 Annual Bonus Program		225,000	750,000	1,125,000
2021 Profit Sharing Program(4)			937,500
Options(5)	2/16/2021								22,008	28.32	159,998
Service RSUs(5)	2/16/2021							11,299			319,988
Performance RSUs(5)(6)	2/16/2021				3,390	11,299	24,858				319,988

(1)

Under our 2021 annual bonus program, each named executive officer is eligible to receive an annual cash incentive bonus for the fiscal year, the amount of which will vary depending on the degree of attainment of certain performance goals, as described in “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Annual Cash Incentive Bonuses—2021 Annual Bonus Program.” Under our 2021 profit sharing bonus program, each named executive officer is eligible to receive an annual profit sharing bonus for the fiscal year if the Company attains certain performance goals, as described in “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Annual Cash Incentive Bonuses—2021 Profit Sharing Bonus Program.” These columns show the potential amount of the bonus if performance goals were attained at certain threshold, target or stretch (maximum) levels. Note that for the 2021 annual bonus program, the “threshold” amount assumes that the only performance goal achieved (at the threshold level) was the goal that accounts for the least weight in our calculation of the Actual Attainment Percentage when achieved at the threshold level.

(2)

Amounts reflect the Performance RSUs granted under our 2021 long-term incentive program. Performance RSUs will be eligible to vest at the end of the three-year performance period based upon the Company’s performance against RONA goals, subject to the named executive officer’s continued employment through the date after the performance period that the compensation committee determines and certifies the applicable level of performance achieved. The threshold amounts shown reflect the number of shares which will be delivered assuming that threshold attainment is met for the performance goals, including application of a -20% TSR modifier. The maximum amounts shown reflect the number of shares which will be delivered assuming maximum attainment against performance goals, including application of a +20% TSR modifier. Please refer to the “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Long-Term Incentives—Equity Based—2021 Equity Awards” for additional information.

(3)

Amounts in this column show the grant date fair value of the stock options, Service RSU awards and Performance RSU awards granted to our named executive officers using the assumptions discussed in Note 12 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The stock options have an exercise price per share equal to the closing price of the Company’s common stock as reported on the NYSE on the date of grant. The grant date fair value of the Performance RSU awards were computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date.

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COMPENSATION DISCUSSION AND ANALYSIS

(4)

Represents the payout opportunity under the 2021 Profit Sharing Program, which is equal to 125% of each named executive officer’s annual target bonus opportunity under our annual bonus program with respect to 2021.

(5)	Amounts represent grants of stock options, Service RSUs and Performance RSUs with respect to our annual long-term incentive plan.

(6)	Represents Performance RSUs which vest subject to our RONA with a relative TSR Modifier.

Employment Agreements

Sheryl D. Palmer

Ms. Palmer is party to an amended and restated employment agreement with Taylor Morrison, Inc. dated October 12, 2021, pursuant to which she serves as our President and Chief Executive Officer. Ms. Palmer’s employment agreement provides that her employment under the terms of the employment agreement will continue in effect until it is terminated by us or by her. Under her employment agreement, Ms. Palmer receives an annual base salary of $1,000,000, which is subject to review and adjustment from time to time. In addition, she is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. For 2021, Ms. Palmer’s target annual bonus was 200% of base salary under our annual bonus program. In December 2021, the compensation committee approved an increase to Ms. Palmer’s target annual bonus to 250% of base salary for the 2022 annual bonus program. Pursuant to the terms of her employment agreement, Ms. Palmer is eligible to receive equity-based compensation awards from time to time, as determined by our board of directors or our compensation committee in its sole discretion. Ms. Palmer currently participates in our long-term incentive plan, and for 2021 was eligible to receive long-term incentive awards with a target value equal to 550% of her base salary. She is also eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Ms. Palmer’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Arrangements with Named Executive Officers”

Darrell C. Sherman

Mr. Sherman is party to an amended and restated employment agreement with Taylor Morrison, Inc. dated October 12, 2021, pursuant to which he serves as our Executive Vice President and Chief Legal Officer. Mr. Sherman’s employment agreement provides that his employment under the terms of the employment agreement will continue in effect until it is terminated by us or by him. Under his employment agreement, Mr. Sherman receives an annual base salary of $500,000, which is subject to review and adjustment from time to time. In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Sherman’s target annual bonus is currently 150% of base salary under our annual bonus program. Pursuant to the terms of his employment agreement, Mr. Sherman is eligible to receive equity-based compensation awards from time to time, as determined by our board of directors or our compensation committee in its sole discretion. Mr. Sherman currently participates in our long-term incentive plan, and for 2021 was eligible to receive long-term incentive awards with a target value equal to 160% of his base salary. He is also eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. Sherman’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Arrangements with Named Executive Officers.”

See “Compensation Discussion and Analysis—Annual Cash Incentive Bonuses” and “Compensation Discussion and Analysis—Long-Term Incentives—Equity Based” for additional details regarding the grants made to each of our named executive officers under the terms of our short-term and long-term incentive compensation programs.

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COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the unexercised stock options outstanding and unvested stock awards for each of our named executive officers as of the end of 2021. All numbers have been rounded to the nearest whole dollar or share.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(1)	Market Value of Units That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)(2)
Sheryl D. Palmer
Options(3)	2/8/2016	141,270	—	11.30	2/8/2026
Options(3)	2/2/2017	160,256	—	18.74	2/2/2027
Options(3)	2/12/2018	113,122	37,708	23.84	2/12/2028
Options(3)	2/19/2019	106,383	106,383	18.18	2/19/2029
Service RSUs(4)	2/19/2019					18,336	641,027		—	—
Performance RSUs(5)	2/19/2019					78,142	2,731,844		—	—
Options(3)	2/10/2020	28,090	84,270	26.28	2/10/2030
Service RSUs(4)	2/19/2020					40,589	1,418,991		—	—
Performance RSUs(5)	2/19/2020					—	—		81,127	2,836,200
Options(3)	2/16/2021	—	151,307	28.32	2/16/2031
Service RSUs(4)	2/16/2021					77,684	2,715,833		—	—
Performance RSUs(5)	2/16/2021					—	—		77,684	2,715,833
C. David Cone
Options(3)	2/12/2018	—	11,136	23.84	2/12/2028
Options(3)	2/19/2019	—	16,456	18.18	2/19/2029
Service RSUs(4)	2/19/2019					5,673	198,328		—	—
Performance RSUs(5)	2/19/2019					24,175	845,158	]	—	—
Options(3)	2/10/2020	—	8,690	26.28	2/10/2030
Service RSUs(4)	2/10/2020					6,279	219,514		—	—
Performance RSUs(5)	2/10/2020					—	—		21,952	767,442
Options(3)	2/16/2021	—	8,897	28.32	2/16/2031
Service RSUs(4)	2/16/2021					6,091	212,941		—	—
Performance RSUs(5)	2/16/2021					—	—		12,182	425,883
Darrell C. Sherman
Options(3)	2/8/2016	8,782	—	11.30	2/8/2026
Options(3)	2/2/2017	14,595	—	18.74	2/2/2027
Options(3)	2/12/2018	13,122	6,561	23.84	2/12/2028
Options(3)	2/19/2019	20,213	20,213	18.18	2/19/2029
Service RSUs(6)	2/19/2019					3,484	121,801		—	—
Performance RSUs(5)	2/19/2019					14,846	519,016		—	—
Options(3)	2/10/2020	5,337	16,011	26.28	2/10/2030
Service RSUs(6)	2/10/2020					7,712	269,612		—	—
Performance RSUs(5)	2/10/2020					—	—		15,414	538,873
Options(3)	2/16/2021	—	22,008	28.32	2/16/2031
Service RSUs(6)	2/16/2021					11,299	395,013		—	—
Performance RSUs(5)	2/16/2021					—	—		11,299	395,014

(1)	For additional information on vesting upon specified termination events or a change in control, see “—Potential Payments Upon Termination of Employment or Change in Control.”

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COMPENSATION DISCUSSION AND ANALYSIS

(2)	Calculated using the NYSE closing price of $34.96 per share of our common stock on December 31, 2021, the last trading day of 2021.

(3)

These stock options vest and become exercisable ratably in four substantially equal installments of 25% of the stock options granted on each of the first, second, third and fourth anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(4)

Service RSUs vest ratably in three substantially equal installments of 33 1/3% of the RSUs granted on each of the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(5)

Performance RSUs vest based on the achievement of performance goals over a three-year performance period, generally subject to continued employment through the final date that the compensation committee determines and certifies the level of performance achieved under the applicable performance measures following the end of the three-year performance period for Performance RSUs that vest based on TSR and at the end of each year in the three-year performance period for Performance RSUs that vest based on RONA, EBT and EBT Margin; provided that the Performance RSUs that vest on EBT and EBT Margin and RONA (granted in 2021) will not be finally determinable until the end of the three-year performance period when the TSR modifier is applied to each tranche of the awards.

Amounts in the “Number of Units That Have Not Vested” column reflect the number of Performance RSUs for which the performance has been determined (based on performance through December 31, 2021).

Amounts in the “Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested” column reflect the number of Performance RSUs that could vest as of the end of the performance period based on performance through December 31, 2021. Performance RSUs that vest based on EBT that were granted in 2020 are reported in the table with respect to each tranche as follows: 2020 tranche at maximum level, the 2021 tranche at maximum level and the 2022 tranche at threshold level. Performance RSUs that vest based on EBT Margin that were granted in 2020 are reported in the table with respect to each tranche as follows: 2020 tranche at target, the 2021 tranche at maximum and the 2022 tranche at threshold level. Performance RSUs that vest based on RONA that were granted in 2021 are reported in the table with respect to each tranche as follows: 2021 tranche at maximum level and the 2022 and 2023 tranches at threshold level.

For Mr. Cone, the numbers reflected in the table above are with respect to the portion of each of his outstanding Performance RSU awards that will remain outstanding and eligible to vest in accordance with the terms of his Retirement Agreement.

See “Compensation Discussion and Analysis—Key Elements of Our Executive Compensation Programs—Overview—Long-Term Incentives—Equity Based” for additional information regarding the performance periods applicable to the respective performance measures.

Option Exercises and Stock Vested Table

The following table provides information concerning the exercise and/or vesting of equity awards during 2021 on an aggregated basis for each of our named executive officers. . All numbers have been rounded to the nearest whole dollar or share.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sheryl D. Palmer	400,000	5,686,151	124,020	3,601,913
C. David Cone	388,777	3,461,943	37,240	1,081,417
Darrell C. Sherman	—	—	22,326	648,166

(1)

Computed by determining the spread value per share of the shares acquired based on the difference between: (a) the closing price of our common stock on the NYSE on the date of exercise and (b) the exercise price of the stock options.

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a.	Ms. Palmer’s value is based on the following:

Award	Exercise Date	Number of Options Exercised	Closing Price per Share on at Exercise	Exercise Price per Share
2013 Option Award	3/29/2021	6,840	$30.19	$22.00
2013 Option Award	4/1/2021	37,757	$31.67	$22.00
2013 Option Award	4/5/2021	95,127	$32.48	$22.00
2013 Option Award	4/6/2021	11,502	$32.23	$22.00
2013 Option Award	4/16/2021	12,723	$32.36	$22.00
2013 Option Award	4/19/2021	100	$32.04	$22.00
2013 Option Award	4/27/2021	35,951	$32.70	$22.00
2015 Option Award	11/12/2021	9,115	$32.52	$18.73
2015 Option Award	11/15/2021	20,654	$32.50	$18.73
2015 Option Award	11/16/2021	70,231	$33.27	$18.73
2015 Option Award	11/17/2021	2,199	$33.42	$18.73
2016 Option Award	11/17/2021	22,638	$33.42	$11.30
2016 Option Award	11/18/2021	13,431	$33.50	$11.30
2016 Option Award	11/19/2021	61,732	$33.50	$11.30

b.	Mr. Cone’s value is based on the following:

Award	Exercise Date	Number of Options Exercised	Closing Price per Share on at Exercise	Exercise Price per Share
2016 Option Award	1/21/2021	34,153	$29.66	$11.30
2016 Option Award	3/26/2021	34,153	$31.37	$11.30
2013 Option Award	4/27/2021	39,251	$32.70	$22.00
2013 Option Award	4/28/2021	1,013	$32.80	$22.00
2019 Option Award	8/18/2021	32,912	$27.12	$18.18
2015 Option Award	8/18/2021	22,387	$27.12	$18.73
2017 Option Award	8/18/2021	48,077	$27.12	$18.74
2018 Option Award	8/18/2021	33,406	$27.12	$23.84
2013 Option Award	8/18/2021	134,736	$27.12	$22.00
2020 Option Award	10/27/2021	8,690	$30.21	$26.28

(2)	The values realized on vesting was based on the closing price of our common stock on the NYSE on the applicable vesting dates as set forth below for each of our named executive officers.

a.	Ms. Palmer’s value is based on the following:

Award	Vesting Date	Number of RSUs Vested/Settled	Closing Price per Share on Vesting Date
2017 Service RSU	2/2/2021	15,564	$27.15
2020 Service RSU	2/10/2021	20,294	$29.41
2018 Service RSU	2/12/2021	13,982	$29.40
2019 Service RSU	2/19/2021	18,335	$28.61
2018 RONA Performance RSUs	3/10/2021	55,845	$29.49

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b.	Mr. Cone’s value is based on the following:

Award	Vesting Date	Number of RSUs Vested/Settled	Closing Price per Share on Vesting Date
2017 Service RSU	2/2/2021	4,669	$27.15
2020 Service RSU	2/10/2021	6,278	$29.41
2018 Service RSU	2/12/2021	4,129	$29.40
2019 Service RSU	2/19/2021	5,672	$28.61
2018 RONA Performance RSUs	3/10/2021	16,492	$29.49

c.	Mr. Sherman’s value is based on the following:

Award	Vesting Date	Number of RSUs Vested/Settled	Closing Price per Share on Vesting Date
2017 Service RSU	2/2/2021	2,835	$27.15
2020 Service RSU	2/10/2021	3,856	$29.41
2018 Service RSU	2/12/2021	2,433	$29.40
2019 Service RSU	2/19/2021	3,484	$28.61
2018 RONA Performance RSUs	3/10/2021	9,718	$29.49

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Sheryl D. Palmer	Taylor Morrison Cash Balance Pension Plan	16.0	121,643	—
Darrell C. Sherman	Taylor Morrison Cash Balance Pension Plan	13.0	26,778	—

(1)

As of December 31, 2021, each participating named executive officer was fully vested in his or her respective retirement plan benefit. Pursuant to the terms of the Taylor Morrison Cash Balance Pension Plan, a year of service is credited once a participant has worked 1,000 hours in that year. Mr. Cone does not participate in the Taylor Morrison Cash Balance Pension Plan as he began employment with us on October 15, 2012, and the plan was frozen as of December 31, 2010.

(2)

These amounts represent the actuarial present value of the total retirement benefit that would be payable to each respective named executive officer under the Taylor Morrison Cash Balance Pension Plan as of December 31, 2021. The following key actuarial assumptions and methodologies were used to calculate the present value of accumulated benefits under the Taylor Morrison Cash Balance Pension Plan: a discount rate of 2.78% and Adjusted Pri-2012 Mortality Tables with MP-2021 projection scale.

Pension benefits are provided to our named executive officers under the Taylor Morrison Cash Balance Pension Plan (the “Pension Plan”). Effective December 31, 2010, the Pension Plan was frozen as to new participants and future accruals. Ms. Palmer and Mr. Sherman were each eligible for early retirement under the Pension Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table is an overview of the current terms and provisions of the frozen Pension Plan.

Pension Plan
Purpose	To provide a retirement benefit for eligible employees in recognition of their contributions to the overall success of our business.
Eligibility

U.S. salaried and hourly employees, including the named executive officers. The Pension Plan was frozen effective December 31, 2010. Employees hired January 1, 2011, or later are not eligible to participate in the Pension Plan.

Retirement Date & Early Retirement Date

Normal Retirement: The first day of the month coinciding with or next following the participant’s 65th birthday, or if later the participant’s fifth anniversary of joining the Pension Plan.

Early Retirement: The first day of the month coinciding with or next following the participant’s 50th birthday and has completed at least five years of service with us.

Pension Formula

Normal Retirement: Quarterly credits based on the employee’s age and eligible compensation (including regular compensation for services, commissions, bonuses, leave cash-outs, deferred compensation, but excluding separation payments), with the size of our contributions increasing based on the participant’s age. Our contributions range from 2% to 4% of eligible compensation, plus 1% of eligible compensation over the social security wage base. As of December 31, 2010, the Pension Plan was frozen with regard to pay credits.

Early Retirement: Same as normal retirement, however, if the participant elects to receive payments as of the early retirement date, the benefit will be equal to the actuarial equivalent of the normal retirement benefit.

Form of Benefit

Normal Retirement: Paid as a monthly pension commencing on the participant’s retirement date and continuing for the participant’s life, with survivor benefits following the participant’s death continuing to the participant’s spouse during the spouse’s life at a rate equal to 50% of the rate at which such benefits were payable to the participant (i.e., a joint and 50% survivor annuity). A participant who is unmarried at the time benefits become payable under the Pension Plan shall be entitled to a monthly pension continuing for the participant’s life. However, the form of distribution of such benefit shall be determined pursuant to the provisions of the pension plan (i.e., one lump-sum cash payment, monthly pension payable over the life of the participant, etc.).

Early Retirement: Same as normal retirement.

Potential Payments Upon Termination of Employment or Change in Control

The following summaries and tables describe and quantify the potential payments and benefits that we would provide to our named executive officers in connection with termination of employment and/or change in control. In determining amounts payable, we have assumed in all cases that the termination of employment and/or change in control occurred on December 31, 2021. The amounts that would actually be paid to our executive officers upon a termination of employment will depend on the circumstances and timing of termination or change in control.

Severance Payments and Benefits under Employment Arrangements with Named Executive Officers

Employment Agreements. Under the employment agreements with Ms. Palmer and Mr. Sherman, upon a termination without “cause” or a resignation for “good reason” (each as defined in the employment agreements and referred to herein as a “Qualifying Termination”), in addition to receiving the executive’s accrued but unpaid base salary, benefits, vacation pay, reimbursable expenses, and annual bonus earned but not paid in respect of a prior year (together, the “Accrued Benefits”), each named executive officer would be entitled to receive, subject to execution of a release of claims:

(a)

An amount of cash severance equal to a specified multiple of the sum of the named executive officer’s base salary and the higher of his or her target bonus or average annual bonus paid in or payable in respect of

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(whichever results in a higher average) the three completed calendar years that preceded the date of termination. For Ms. Palmer the severance multiple is 2.0 and her aggregate severance amount is paid in equal installments in accordance with our customary payroll practices over the 30-month period following such termination of employment. For Mr. Sherman the severance multiple is 1.5 and his aggregate severance payment is paid in equal installments in accordance with our customary payroll practices over the 18-month period following such termination of employment;

(b)	a COBRA subsidy (up to 30 months for Ms. Palmer and up to 12 months for Mr. Sherman);

(c)	a prorated annual bonus for the year of termination, based on actual performance; and

(d)	up to 12 months of outplacement assistance.

However, if such termination occurs at any time (x) following the execution of a definitive agreement with a third party that, if consummated, would result in a “change in control” (as defined in the 2013 Omnibus Plan), but before such transaction is consummated (and subject to such consummation), or (y) within 24 months following a “change in control” ((x) or (y), as applicable, a “CIC Qualifying Termination”), then the amount of cash severance payable under clause (a) above will be paid as a lump sum payment and the severance multiple for Ms. Palmer is 2.5 and the severance multiple for Mr. Sherman is 2.0.

Ms. Palmer’s employment agreement also provides her with an opportunity to receive a special retirement bonus in the amount of $1,000,000, if she voluntarily terminates her employment from the homebuilding industry and does not resume employment in the industry in any capacity for a period of five years following such departure. The special retirement bonus is payable in equal installments over the period that the first $1,000,000 in cash severance would have otherwise been payable if Ms. Palmer resigned for good reason or if we had terminated her employment without cause. In the event that Ms. Palmer resumes employment in the homebuilding industry within such five-year period, she will be required to repay the special retirement bonus to us.

Ms. Palmer and Mr. Sherman are each party to a restrictive covenant agreement, which includes an 18-month post-employment non-compete and non-solicit of customers and employees in connection with certain terminations of employment; however, for Mr. Sherman, if termination is without cause by us or the executive resigns for good reason, the covenants apply only through the duration of the period in which the executive is receiving severance. In addition to the restrictive covenant agreements, each employment agreement includes restrictive covenants pertaining to confidential information, nondisparagement and intellectual property, and, in addition, Mr. Sherman has a two-year post-termination non-solicit of employees and non-solicit of customers and suppliers.

For purposes of the employment agreements, “cause” generally means (i) a material breach by the named executive officer of his or her respective employment agreement, any equity agreement or any of our policies (subject to up to a 15-day period to cure such breach or failure if reasonably susceptible to cure); (ii) the named executive officer’s gross negligence or willful misconduct, which is injurious to us (subject to up to a 15-day period to cure such breach or failure if reasonably susceptible to cure); or (iii) the named executive officer’s conviction of, or guilty plea (or plea of nolo contendere) or confession to, a felony or other crime involving dishonesty, fraud, breach of any fiduciary obligation to our board of directors or any of our equity holders, or unethical business conduct.

For purposes of the employment agreements, “good reason” generally means (i) any material diminution in the nature or status of named executive officer’s title, duties, responsibilities or authority, including by reason of such executive’s no longer holding a certain position of a publicly traded company following a change in control, (ii) any material diminution in the named executive officer’s base salary or bonus opportunity, other than a decrease in base salary or bonus opportunity that applies to a similarly situated class of employees, (iii) a material breach of the employer’s obligations under the Employment Agreement, or (iv) a change of the named executive officer’s principal place of business to a location more than 50 miles from its then present location; provided, that the named executive officer provides us with written notice of any fact or circumstance believed by him or her to constitute good reason within 90 days of the occurrence of such fact or circumstance and subject to a 30-day period to cure such fact or circumstance.

For purposes of the employment agreements, “change in control” has the same meaning contained in the 2013 Omnibus Plan (or any successor plan thereto).

Retirement Agreement. Mr. Cone retired from employment on December 31, 2021. Following his retirement, and in exchange for him providing a release of claims in favor of the Company, Mr. Cone will receive; (i) 12 months of

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COMPENSATION DISCUSSION AND ANALYSIS

continued base salary; (ii) a full 2021 annual cash incentive bonus and profit sharing bonus, in each case, based on actual attainment of performance goals; and (iii) subject to his timely election of continued health coverage, a COBRA subsidy for up to 12 months.

In addition, Mr. Cone will remain eligible to vest in any outstanding stock option and service-based restricted stock unit awards scheduled to vest in February 2022 pursuant to the terms of the Retirement Agreement. Following his retirement, to the extent not otherwise exercised, each outstanding and vested stock option will expire on September 30, 2022. With respect to Mr. Cone’s outstanding restricted stock unit awards subject to performance-based vesting conditions: (i) each Performance RSU award granted in 2019; (ii) shares subject to the 2020 and 2021 tranches of each performance RSU award granted in 2020; and (iii) shares subject to the 2021 tranche of the Performance RSU award granted in 2021, will remain outstanding and eligible to be earned and vest, as applicable, in accordance with the terms of the applicable award agreement as if Mr. Cone had remained employed through the applicable performance period, vesting date and performance certification. Consistent with the terms of the award agreements governing Mr. Cone’s outstanding equity awards, all other unvested equity awards held by Mr. Cone as of his retirement date were forfeited for no consideration. The Retirement Agreement contains customary confidentiality, cooperation, non-competition (through severance period), non-solicitation of employees, customers and suppliers (two-years post-employment) and non-disparagement provisions.

Treatment of Equity Awards upon Termination (Not in Connection with a Change in Control).

Generally. Under the terms of our 2013 Omnibus Plan and the award agreements for awards issued thereunder, generally, upon any termination of employment, whether with or without “cause” or “good reason,” or by reason of an employee’s death or disability, unvested stock options and RSUs (both Service RSUs and Performance RSUs) are forfeited for no consideration. Vested stock options may be exercised for a period of 90 days following a termination without “cause” or for “good reason,” and for a period of one year following a termination by reason of death or disability. If an employee is terminated for cause, all of the employee’s stock options, whether vested or unvested, expire immediately upon termination.

Retirement. For each of our named executive officers, upon an Eligible Retirement with respect to their equity awards granted in February 2018 and later:

•	Performance RSUs will continue to be eligible to vest at the end of the applicable three-year performance period (based on actual performance); and

•

Service RSUs and stock options will vest in full, and our named executive officers will generally be permitted to exercise such vested stock options during the one year following such Eligible Retirement.

Under the equity award agreements, an “Eligible Retirement” as a retirement by the named executive officer that is at least 12 months following the applicable grant date at a time when (i) he or she has completed a minimum of five years of employment with the Company and its subsidiaries and attained at least 55 years of age, and (ii) his or her age plus years of consecutive employment equals at least 70. As of December 31, 2021, only Ms. Palmer was qualified to resign for an Eligible Retirement.

Death; Disability. Pursuant to the terms of Ms. Palmer’s and Mr. Sherman’s employment agreement, upon a termination of employment by the Company as a result of the named executive officer’s death or disability (as defined in their respective employment agreements) with respect to any equity awards granted to the named executive officer:

•

All equity awards subject to performance conditions, will continue to be eligible to vest at the end of the applicable performance period (based on actual performance); however, the executive will only be eligible to vest in a prorated portion of each such award. Such proration will be based on a fraction, the numerator of which is the number of completed months in the applicable performance period (or term of similar meaning) at the time of such termination and the denominator of which is the number of months in the applicable performance period, multiplied by the number of shares of common stock which are finally determined to be earned and subject to the performance award following the completion of the performance period; and

•

All equity awards subject to service-based vesting conditions only, will vest in full as of the date of such termination, and our named executive officers (or their beneficiaries, if applicable) will generally be permitted to exercise such vested stock options during the one year following such termination.

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Change in Control Benefits

We do not provide our named executive officers with any single-trigger change in control payments or benefits. If a change in control were to have occurred on December 31, 2021, and our named executive officers remained employed by us, there would have been no payments due to our named executive officers under any of our plans.

In addition to the enhanced severance described above following a CIC Qualifying Termination, Ms. Palmer’s and Mr. Sherman’s outstanding stock options will become immediately vested and exercisable and outstanding Service RSU awards will become 100% vested upon a CIC Qualifying Termination. For equity awards subject to a performance condition (including Performance RSUs), upon a change in control, all performance goals applicable to awards that vest based on both the completion of a period of service and the satisfaction of a performance condition will be deemed achieved at the “target” level, and such named executive officer will be eligible to vest in the performance award on the last date of the applicable service period, subject to each grantee’s continued employment through that date. However, if the named executive officer experiences a CIC Qualifying Termination, then the grantee will vest in the performance award on the date of termination (or the date of the change in control, if later).

The employment agreements provide that, to the extent a named executive officer would be subject to Section 280G or 4999 of the Code, the named executive officer’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the named executive officer’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the named executive officer paid the applicable excise tax. No named executive officer has any right to receive a “gross up” for any excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, or any other U.S. federal, state, and local income tax.

Calculations of Benefits to Which Executives Would be Entitled

The following table summarizes the severance benefits that would have been payable to Ms. Palmer and Mr. Sherman upon (i) a Qualifying Termination, (ii) a retirement, (iii) a CIC Qualifying Termination, and (iv) a termination by the Company due to the named executive officer’s death or disability, assuming, in each case, that the triggering event or events occurred on December 31, 2021. For Mr. Cone, the table includes his severance payments and benefits as provided for under the Retirement Agreement only. All numbers have been rounded to the nearest whole dollar. The dollar value of the payments and other benefits to be provided to each of the named executive officers are estimated to be as follows:

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COMPENSATION DISCUSSION AND ANALYSIS

Estimated Payments and Benefits upon Termination or in Connection with a Change in Control

Name and Form of Compensation	Qualifying Termination ($)		Retirement ($)		CIC Qualifying Termination ($)		Death/ Disability ($)
Sheryl D. Palmer
Base Severance	6,544,318	(1)	—		8,180,398	(7)	—
Prorated Bonus	3,000,000	(2)	—		3,000,000	(2)	—
Continued Benefits	24,950	(3)	—		24,950	(3)	—
Outplacement Services	10,000	(4)	—		10,000	(4)	—
Accelerated Vesting of Equity Awards(11)	—		10,563,945	(5)	17,406,733	(8)	12,366,655	(9)
Retirement Bonus	—		1,000,000	(6)	—		—
Total	9,579,268		11,563,945		28,622,081		12,366,655
C. David Cone(10)
Base Severance	—		575,000		—		—
2021 Annual Bonus	—		1,293,750		—		—
2021 Profit Sharing Bonus	—		1,078,125		—		—
Continued Benefits	—		29,158		—		—
Additional Vesting of Equity Awards(11)	—		3,203,735		—		—
Total	—		6,179,768		—		—
Darrell C. Sherman
Base Severance	1,970,900	(1)	—		2,627,866	(7)	—
Prorated Bonus	1,125,000	(2)	—		1,125,000	(2)	—
Continued Benefits	31,501	(3)	—		31,501	(3)	—
Outplacement Services	10,000	(4)	—		10,000	(4)	—
Accelerated Vesting of Equity Awards(11)	—		—		3,013,830	(8)	2,096,550	(9)
Total	3,137,401		—		6,808,197		2,096,550

(1)

Under her employment agreement, Ms. Palmer is entitled to a severance amount equal to two times the sum of (x) her annual base salary and (y) the higher of her (A) target bonus or (B) average annual bonus paid in or payable in respect of (whichever results in a higher average) the three completed calendar years that preceded the date of termination. Severance is paid in equal installments over a period of 30 months. Under his employment agreement, Mr. Sherman is entitled to a severance amount equal to 1.5 times the sum of (x) his annual base salary and (y) the higher of his (A) target bonus or (B) average annual bonus paid in or payable in respect of (whichever results in a higher average) the three completed calendar years that preceded the date of termination. Severance is paid in equal installments over a period of 18 months.

(2)

Pursuant to their respective employment agreements, Ms. Palmer and Mr. Sherman are entitled to a prorated annual bonus for the fiscal year in which employment terminates based on actual performance. For purposes of this table, we have calculated the bonuses assuming that the executive would have received his or her annual bonus based on the actual performance results under our 2021 annual bonus program. We have assumed that the financial targets in the 2021 annual bonus program were able to be determined as of December 31, 2021.

(3)

These amounts reflect the estimated COBRA premiums for the executives and their respective eligible dependents enrolled (if any) in any then-existing group health plans for one year (or in the case of Ms. Palmer, 30 months) as required by their respective employment agreements and assumes that the executive does not become eligible for other health coverage.

(4)	This amount reflects the value of 12 months of outplacement services.

(5)

As of December 31, 2021, only Ms. Palmer would have satisfied the age and service requirements with respect to her 2019 and 2020 equity awards (the 2021 equity awards would not be eligible for retirement treatment) to be able to resign due to an Eligible Retirement and benefit from the additional equity vesting opportunities described above. Following an Eligible Retirement, retirement eligible Service RSUs and stock options will vest in full and retirement eligible Performance RSUs remain outstanding and eligible to be earned and vest as if the named executive officer had remained employed through the end of the performance period. For purposes of this table, we have included the estimated value of the outstanding Performance RSUs that were retirement eligible as reported in the Outstanding Equity Awards at Fiscal Year-End above. See the Outstanding Equity Awards at Fiscal Year-End above for additional information with respect to outstanding unvested options, Service RSUs and Performance RSUs.

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(6)

Pursuant to the terms of her employment agreement, in the event Ms. Palmer voluntarily terminates employment in connection with her retirement from the homebuilding industry, in lieu of the salary continuation, prorated bonus and continued benefits payments set forth above, we will pay her a special retirement bonus equal to $1,000,000, which is payable in equal installments as described above.

(7)

Pursuant to their respective employment agreements, Ms. Palmer and Mr. Sherman will receive a lump sum payment equal to two and a half times (two times Mr. Sherman) the sum of such executive’s (x) base salary and (y) the higher of his or her (A) target bonus or (B) average annual bonus paid in or payable in respect of (whichever results in a higher average) the three completed calendar years that preceded the date of termination.

(8)

Represents the in-the-money value of unvested stock options, unvested Service RSUs, and unvested Performance RSUs (at target-level of performance) associated with the acceleration of the vesting of such equity awards under the terms of each named executive officer’s respective employment agreement.

(9)

Pursuant to their respective employment agreements, if Ms. Palmer or Mr. Sherman’s employment is terminated by us on account of her or his death or disability, then Service RSUs and stock options will vest in full and Performance RSUs remain outstanding and eligible to be earned and vest in a prorated portion of each such performance RSU award as if the named executive officer had remained employed through the end of the performance period. For purposes of this table, we have included the estimated value of the outstanding Performance RSUs that were reported in the Outstanding Equity Awards at Fiscal Year-End above, but have excluded any value attributable to the shares allocable to the 2022 and 2023 tranches of the outstanding Performance RSU awards. See the Outstanding Equity Awards at Fiscal Year-End above for additional information with respect to outstanding unvested options, Service RSUs and Performance RSUs.

(10)

The values for Mr. Cone reflect the severance payments and benefits provided under the terms of his Retirement Agreement, including: (i) 12 months of continued base salary; (ii) his 2021 annual cash incentive bonus and 2021 profit sharing bonus, in each case, based on actual attainment of performance goals; and (iii) an amount representing the estimated COBRA premiums for Mr. Cone and his eligible dependents for one year. In addition, while none of Mr. Cone’s outstanding equity vested on the date of his retirement, he remains eligible to vest in any outstanding stock options and Service RSUs scheduled to vest in February 2022. With respect to Mr. Cone’s outstanding Performance RSUs, he will remain eligible to vest in (i) the Performance RSU award granted in 2019; (ii) the 2020 and 2021 tranches of each Performance RSU award granted in 2020; and (iii) the 2021 tranche of the Performance RSU award granted in 2021, in each case, based on actual performance. For purposes of this table, we have included the estimated value of the outstanding Performance RSUs that were reported in the Outstanding Equity Awards at Fiscal Year-End above. See the Outstanding Equity Awards at Fiscal Year-End above for additional information with respect to Mr. Cone’s outstanding unvested stock options, Service RSUs and Performance RSUs.

(11)

For RSUs, the values in the table above were based on the NYSE closing price of $34.96 per share of our common stock on December 31, 2021, the last business day of 2021, and, in the case of stock options, were based on the difference between such closing price and the exercise price of the stock option.

The severance benefits set forth in the preceding table exclude the amounts that would be payable to Ms. Palmer and Mr. Sherman pursuant to the Taylor Morrison Cash Balance Plan, which is described under the heading “Pension Benefits.”

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the “Annual Total Compensation”) of our median employee and the Annual Total Compensation of our CEO, Sheryl D. Palmer.

For 2021, our last completed fiscal year:

•	The median Annual Total Compensation of all employees of our Company (other than our CEO), was $107,478.

•	The Annual Total Compensation of Ms. Palmer was $12,063,477.

Accordingly, the ratio of Ms. Palmer’s Annual Total Compensation to the median employee’s Annual Total Compensation was 112.2 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

SEC rules require a company to identify the median-compensated employee only once every three fiscal years, absent material changes to the employee population during that period. Because there were no such material changes in our employee population since we undertook to identify the median-compensated employee for determination of the ratio for fiscal 2020, we elected to use the same employee for calculating the fiscal 2021 ratio. For a discussion of how we identified our median employee, see our annual proxy statement filed April 16, 2021 under “CEO Pay Ratio Disclosure.”

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PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)

Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote. In accordance with the requirements of the SEC, we are providing our stockholders with an opportunity to express their views on our named executive officers’ compensation. Although this advisory vote is nonbinding, our board of directors and compensation committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs. We are required to present a stockholder proposal on the frequency of the advisory say-on-pay vote every six years. In 2020, our board of directors recommended, and our stockholders approved, an annual advisory say-on-pay vote. Accordingly, we intend to conduct future advisory votes on the compensation of our named executive officers every year. The next advisory say-on-frequency vote is schedule for 2026.

As described in more detail in the Compensation Discussion and Analysis, our executive compensation programs are designed to have the following attributes:

•	A balanced mix of short-term cash compensation and long-term equity-based compensation;

•	Use of multiple performance measures with no guaranteed incentive payouts;

•	Payouts in respect of performance awards under our executive compensation programs are capped;

•	Limitations on the amount of awards that can be made under our equity incentive plans;

•	All programs are designed and overseen by an independent compensation committee that retains their own independent advisor;

•

An anti-hedging policy applicable to all employees (including our executive officers and directors) that prohibits purchases of our stock on margin, calls or similar options on our stock, or selling our stock short;

•	An appropriate level of severance protection to ensure continuity of service;

•	No single-trigger change in control features in any of our programs;

•	No gross ups for any excise or other penalty taxes related to compensation paid;

•	Forfeiture of equity awards upon violation of certain post-employment restrictive covenants;

•	Clawback of certain cash and equity incentive compensation; and

•	A modest use of perquisites, which do not make up a material portion of the compensation and benefits provided to our named executive officers.

We encourage stockholders to read the Compensation Discussion and Analysis in this Proxy Statement, which describes the processes our compensation committee used to determine the structure and amounts of the compensation of our named executive officers in 2021 and how our executive compensation philosophy, policies and procedures operate and are designed to achieve our compensation objectives. The compensation committee and our board of directors believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any other related disclosure in this Proxy Statement.”

The proposal will be approved by the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the effect of voting against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

The Board of Directors Recommends a Vote “FOR” the Advisory Vote to Approve the Compensation of our Named Executive Officers.

54 | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte & Touche LLP has served as our independent public accounting firm since 2011. We expect that representatives of Deloitte & Touche LLP will be present virtually at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Our board of directors is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of corporate practice. If our stockholders fail to ratify the appointment, the audit committee may reconsider whether to retain Deloitte & Touche LLP. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The following table provides information regarding the fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2021 and 2020. All fees described below paid to Deloitte & Touche LLP were pre-approved by the audit committee.

	2021	2020
Audit Fees	$1,368,436	$2,138,010
Audit-Related Fees	—	336,500
Tax Fees	1,074,358	1,045,640
All Other Fees	1,895	1,895

Total	$2,444,689	$3,522,045

Audit Fees

This category includes the aggregate fees during 2021 and 2020 for audit services provided by the independent registered public accounting firm or its affiliates, including for the audits of our annual consolidated financial statements, reviews of each of the quarterly financial statements included in our Quarterly Reports on Form 10-Q and certain subsidiary financial statement audits.

Audit-Related Fees

This category includes the aggregate fees during 2020 for services related to the performance of the audits and reviews described in the preceding paragraph that are not included in the Audit Fees category, including fees associated with (i) assistance in undertaking and applying financial accounting and reporting standards, (ii) accounting assistance with regard to actual and proposed transactions, (iii) services rendered in connection with registration statements and similar securities offering materials and (iv) the preparation and review of documents related to our securities offerings.

Tax Fees

This category includes the aggregate fees during 2021 and 2020 for professional tax services provided by the independent registered public accounting firm or its affiliates, including for tax compliance and tax advice.

All Other Fees

Other fees include fees to the independent registered public accounting firm or its affiliates for annual subscriptions to online accounting and tax research software applications and data.

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PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm’s Services

Our audit committee’s policy is to pre-approve all audit and non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm. The audit committee’s authority to pre-approve such services is set forth in the charter of the audit committee, which is available on the Investor Relations page of our corporate website, www.taylormorrison.com, under the category “Corporate Governance.” The audit committee considered whether the non-audit services rendered by and fees paid to Deloitte & Touche LLP were compatible with maintaining Deloitte & Touche LLP’s independence as the independent registered public accounting firm of our financial statements and concluded that they were.

The proposal will be approved by the affirmative vote of the majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the effect of voting against the proposal. Brokers may vote shares with respect to this proposal in the absence of client instructions and, thus, there will be no broker non-votes with respect to this proposal.

The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022.

56 | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

AUDIT COMMITTEE REPORT

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with our management and Deloitte & Touche LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Deloitte & Touche LLP is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States and for expressing opinions on our internal control over financial reporting.

The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable standards of the PCAOB and has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence. The audit committee has also discussed with Deloitte & Touche LLP their independence.

Based on its reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

AUDIT COMMITTEE

David C. Merritt (Chair) Anne L. Mariucci Denise F. Warren

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

Proposal 4: Approval of the Amendment and Restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan

General

At the Annual Meeting, our stockholders will be asked to approve the amendment and restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (as amended and restated as of May 31, 2017) (the “2013 Omnibus Plan,” and when referred to herein as proposed to be amended and restated, the “Amended and Restated Plan”).

On April 7, 2022, our Board adopted, subject to stockholder approval, the Amended and Restated Plan. A copy of the Amended and Restated Plan is attached to this proxy statement as Appendix A. We are seeking stockholder approval of the Amended and Restated Plan to comply with NYSE listing rules that require stockholder approval of material changes to equity compensation plans.

The changes included in the Amended and Restated Plan would:

•

Increase in Aggregate Share Limit. The 2013 Omnibus Plan currently limits the aggregate number of shares of common stock that may be delivered pursuant to all awards granted under the 2013 Omnibus Plan to 14,178,459 shares. The proposed amendments would increase this limit by an additional 983,000 shares so that the new aggregate share limit under the Amended and Restated Plan would be 15,161,459 shares, which increase represents approximately 0.82% of the Company’s common stock outstanding as of the Record Date.

•	Extend the Term. The proposed amendments would extend the term of the 2013 Omnibus Plan, which currently expires on April 8, 2023, by nine years with a new expiration date of May 26, 2032.

Additionally, amendments to Section 162(m) Internal Revenue Code of 1986, as amended (the “Code”), which removed the “qualified performance-based compensation” exemption from the $1 million per year compensation deduction limitation for certain executive officers, became effective in 2018. As a result, the Amended and Restated Plan removes language that was intended to ensure performance-based awards qualified for this exemption, since it is no longer relevant. However, although no longer required by Section 162(m) of the Code, the Company has not eliminated (or increased) the per-participant limits on awards in the 2013 Omnibus Plan discussed below.

As of the Record Date, there were a total of 5,002,080 shares of our common stock subject to outstanding awards under the 2013 Omnibus Plan and 4,491,157 remaining shares of our common stock reserved for issuance under the 2013 Omnibus Plan. The Amended and Restated Plan would increase the reserved shares of common stock under the plan by 983,000 shares. Based solely on the closing price of our common stock, as reported by the NYSE on the Record Date ($29.12), the maximum aggregate market value of the additional 983,000 new shares of common stock that could be issued under the Amended and Restated Plan is approximately $28.6 million.

We believe that the increase in the reserved shares of common stock for issuance under the Amended and Restated Plan is necessary to ensure that we have adequate capacity to continue to attract and retain talented employees and non-employee directors. We believe that this number represents a reasonable amount of potential equity dilution and allows us to continue to award equity incentives, which are an important component of our overall compensation program.

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

Overhang

The following table provides certain additional information on “overhang” with respect to our equity incentive program.

As of March 15, 2022
Total number of shares of common stock subject to outstanding stock options	3,582,800
Weighted-average exercise price of outstanding stock options	$23.10
Weighted -average remaining term of outstanding stock options	7.22 years
Total number of shares of common stock subject to outstanding full value awards	1,946,686
Total number of shares of common stock available for grant under the 2013 Omnibus Plan	4,491,157

As of the Record Date
Total number of shares of common stock outstanding	120,369,695
Per-share closing price of common stock as reported on the New York Stock Exchange	$29.12

Burn Rate

The following table provides information regarding our annual “burn rate” (see footnote 3 to the table below) for the past three fiscal years under the 2013 Omnibus Plan. We currently expect the number of shares authorized for issuance under the Amended and Restated Plan will be sufficient to provide for future awards for at least three years.

Burn Rate
Fiscal Year	Awards Granted(1)	Diluted Weighted Average Number of Shares of Common Stock Outstanding(2)	Burn Rate(3)
2021	1,681,982	126,077,000	1.33%
2020	1,965,797	127,812,000	1.54%
2019	2,215,122	106,997,000	2.07%

(1)	Includes stock options, service-based vesting restricted stock units, performance-based vesting restricted stock units (assuming achievement of the target level of performance) and DSUs.

(2)	As reported in the Company’s financial statements filed with the Annual Report on Form 10-K for 2021.

(3)	Burn rate = (# of Awards Granted) / (Diluted Weighted Average Number of Shares of Common Stock Outstanding).

If our stockholders approve the Amended and Restated Plan, the Amended and Restated Plan will be effective as of May 26, 2022. If our stockholders do not approve the Amended and Restated Plan, the 2013 Omnibus Plan will remain in effect in its current form and awards may continue to be made from the remaining shares under the 2013 Omnibus Plan until its expiration date.

Reasons Why You Should Vote in Favor of this Proposal

Our Board recommends a vote FOR the approval of the Amended and Restated Plan because it believes that the Amended and Restated Plan is in the best interests of the Company and its stockholders for the following reasons:

•

Attracts and retains talent. Talented executives and employees are essential to executing our business strategies. The purpose of the Amended and Restated Plan is to promote the success of the Company by giving the Company a competitive edge in attracting, retaining and motivating key personnel and providing participants with a plan that provides incentives directly related to increases in the value of the Company.

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

•

Aligns director, employee and stockholder interests. We currently provide long-term incentives primarily by (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the value of the Company’s equity, (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period and (iii) motivating such participants by giving them opportunities to receive awards directly related to such performance. If the Amended and Restated Plan is approved, we will be able to maintain our means of aligning the interests of key personnel with the interests of our stockholders.

•

Approval is necessary to continue an equity-based compensation program. If these proposed amendments are not approved, the 2013 Omnibus Plan will expire on April 8, 2023. In order to provide competitive compensation opportunities to attract and retain employees without equity compensation, the Company would need to replace the compensation previously delivered in equity awards with cash awards or other vehicles. These alternative forms of compensation may not align employee interests with those of stockholders as efficiently as stock-based awards.

If this proposal is not approved by our stockholders and, as a consequence, we are unable to continue to make equity grants at competitive levels, the Board believes that our ability to hire and retain highly qualified personnel and our ability to manage future growth will be negatively affected. In addition, if stockholders do not approve the Amended and Restated Plan, we would be unable to make grants of awards after April 8, 2023.

Summary of Sound Governance Features of the Amended and Restated Plan

Our Board and the compensation committee of the Board believe the Amended and Restated Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•

No “evergreen” provision. The number of shares of our common stock available for issuance under the Amended and Restated Plan does not automatically refresh annually based on the number of shares outstanding.

•

No liberal change in control definition. The change in control definition in the Amended and Restated Plan is not a “liberal” definition and, for example, would not be achieved merely upon stockholder approval of a transaction. A change in control (or the approval of a plan of complete dissolution or liquidation) must actually occur in order for the change in control provisions in the Amended and Restated Plan to be triggered.

•	No dividends on unearned awards. The Amended and Restated Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards subject to performance-vesting.

•	No repricing without stockholder approval. The Amended and Restated Plan prohibits the repricing of outstanding stock options or stock appreciation rights (“SARs”) without stockholder approval.

•	Clawback provision. The Amended and Restated Plan contains a provision that subjects awards to clawback or forfeiture to the extent called for by applicable law or Company policy.

•

No discounted stock options or SARs. The Amended and Restated Plan includes a provision requiring that all stock options and SARs are to be granted at a price not less than fair market value on the date of grant.

•	No tax gross-ups. The Amended and Restated Plan does not provide for any tax gross-ups.

•

Limit on non-employee director awards. The Amended and Restated Plan includes an aggregate limit on the amount of equity compensation that may generally be paid to a non-employee director in any plan year.

60 | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 with respect to the 2013 Omnibus Plan under which our equity securities are authorized for issuance.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders(1)	4,896,270	$22.02	(2)	5,404,025	(3)
Equity compensation plans not approved by security holders	—	—		—

Total	4,896,270	$22.02(2)		5,404,025

(1)

Equity compensation plans approved by security holders consist of the 2013 Omnibus Plan. The 2013 Omnibus Plan is currently our only compensation plan pursuant to which our equity is awarded. This figure includes 123,515 shares of our common stock subject to substitute awards issued under 2013 Omnibus Plan relating to option, restricted stock unit and restricted stock awards assumed and substituted in connection with the acquisition of William Lyon Homes in 2020. These substitute awards do not count against the aggregate shares of our common stock available for awards under the 2013 Omnibus Plan pursuant Section 5(e) of the 2013 Omnibus Plan.

(2)

Column (a) includes (i) 804,465 shares of our common stock underlying outstanding time-based vesting RSUs, restricted stock awards and DSUs; (ii) 926,193 shares of our common stock underlying outstanding performance-based vesting RSUs; and (iii) 3,165,612 shares of our common stock issuable upon exercise of outstanding stock options. Amount assumes achievement of the maximum level of performance in respect of RSUs that are subject to performance-based vesting conditions. Because there is no exercise price associated with RSUs, restricted stock awards and DSUs, such equity awards are not include in the weighted-average exercise price calculation in column (b).

(3)

A total of 14,178,459 shares of our common stock have been authorized for issuance pursuant to the terms of the 2013 Omnibus Plan, including pursuant to incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, RSUs, and other stock-based awards and performance compensation awards.

Summary of the Amended and Restated Plan

The following description of the Amended and Restated Plan is a summary of certain provisions of the Amended and Restated Plan and is qualified in its entirety by the text of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended and restated, a copy of which is attached as Appendix A, and should be read in conjunction with the following summary.

Purpose. The purpose of our Amended and Restated Plan is to give us a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide us with a stock plan providing incentives directly related to increases in our stockholder value.

Administration. Pursuant to the Amended and Restated Plan, our compensation committee (or subcommittee of delegated directors or officers) will have authority to grant awards under the plan, determine the types of awards to be granted, the recipients of awards, and the terms and conditions of awards (including the number of shares of our common stock (or dollar value) subject thereto, the vesting schedule and term, and to what extent and when awards may be settled in cash, shares of common stock, restricted shares or other property) and to establish rules relating to the plan and interpret the plan and awards.

Eligibility. The compensation committee may grant awards, including common stock, stock options, share appreciation rights, restricted stock, restricted stock units, other stock-based awards, performance compensation awards (in the form of cash or equity) or any combination of the foregoing, to our non-employee directors and employees, consultants or advisors. As of the Record Date, approximately 3,080 employees and 8 non-employee directors were eligible for awards under the 2013 Omnibus Plan.

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

Number of Shares Authorized.

Subject to adjustment in connection with changes in capitalization and other corporate or non-recurring events, the Amended and Restated Plan will provide for an aggregate of 15,161,459 shares of our common stock to be available for awards. As of the Record Date, there was an aggregate of 5,559,080 shares of our common stock remaining available for future grants of awards.

As noted above, we are seeking stockholder approval to increase the aggregate maximum number of shares of our common stock authorized and reserved for issuance under the Amended and Restated Plan from 14,178,459 to 15,161,459 (an increase of 983,000 shares of our common stock). The Amended and Restated Plan will continue to provide that: (i) no more than 4,000,000 shares of common stock may be subject to grants of stock options or stock appreciation rights under the Amended and Restated Plan to any single participant during any calendar year and no more than 14,178,459 shares of common stock may be subject to grants of stock options or stock appreciation rights under the Amended and Restated Plan; (ii) no more than 3,903,748 shares of common stock may be issued in respect of incentive stock options under the Amended and Restated Plan; (iii) no more than 2,000,000 shares of common stock may be granted under the Amended and Restated Plan with respect to performance compensation awards to any participant in any one year; and (iv) the maximum amount payable to any participant under the Amended and Restated Plan for any single fiscal year during a performance period for a cash-denominated award is $5,000,000. In addition, under the Amended and Restated Plan, the maximum amount (based on the fair market value of shares of common stock on the date of grant as determined in accordance with applicable financial accounting rules) of awards that may be granted in any single fiscal year to any non-employee director shall be $250,000; provided that the foregoing limitation shall neither apply to nor take into account any restricted stock units issued to a non-employee director in lieu of payment of cash director compensation or board or committee fees or in respect of any one-time initial equity grant upon a non-employee director’s appointment to the Board.

If any award is forfeited, or if any option or stock appreciation right terminates, expires or lapses without being settled or exercised or any share is surrendered or tendered to the Company in payment of the exercise price of any taxes required to be withheld, shares of our common stock subject to such award surrendered or tendered will again be available for future grant under the Amended and Restated Plan. If there is any change in our corporate capitalization, our compensation committee shall make any equitable substitutions or adjustments it deems necessary or appropriate in its sole discretion to the number of shares reserved for issuance under the Amended and Restated Plan, the number of shares covered by awards then outstanding under the Amended and Restated Plan, the limitations on awards under the Amended and Restated Plan, the exercise price of outstanding options and such other adjustments as it may determine appropriate.

The 2013 Omnibus Plan had an initial term of ten years, which will expire on April 8, 2023. The Amended and Restated Plan will extend the term of the plan by nine years and will expire on May 26, 2032. No further awards may be granted under the 2013 Omnibus Plan after April 8, 2023 unless the term of the Amended and Restated Plan is extended by the Company’s stockholders.

Awards Available for Grant. The compensation committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance compensation awards (including cash-based awards), other stock-based awards or any combination of the foregoing.

Options. The compensation committee will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they satisfy the requirements of Section 422 of the Code for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. These options will be subject to the terms and conditions established by the compensation committee. Under the terms of our Amended and Restated Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the Amended and Restated Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the compensation committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended and Restated Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a stockholder that holds 10% or more of the Company’s voting power). Payment in respect of the exercise of an option may be made in cash, check, by surrender of shares of common stock, or by such other method as the compensation committee may permit in its sole discretion.

SARs. The compensation committee is authorized to award SARs under the Amended and Restated Plan. SARs will be subject to the terms and conditions established by the compensation committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

appreciation, if any, in the value of a share over a certain period of time less applicable withholding (in the case of cash-settled SARs). An option granted under the Amended and Restated Plan may include SARs, and the compensation committee may also award SARs to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. The terms of SARs granted independent of options shall be subject to terms established by the compensation committee and reflected in the award agreement.

Restricted Stock. The compensation committee will be authorized to award restricted stock under the Amended and Restated Plan. Awards of restricted stock will be subject to the terms and conditions established by the compensation committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the compensation committee for a specified period. Unless the compensation committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, any then unvested restricted stock will be forfeited. Subject to any restrictions set forth in the applicable award agreement, holders of restricted stock shall generally be entitled to vote and receive dividends with respect to such restricted stock, however, dividends shall only be payable to the holder following the date on which the restrictions on such restricted stock lapse.

Restricted Stock Unit Awards. The compensation committee will be authorized to award restricted stock units, or RSUs. RSU awards will be subject to the terms and conditions established by the compensation committee. Unless the compensation committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the RSUs are to be earned, any then unvested RSUs will be forfeited. At the election of the compensation committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares, at the expiration of the period over which the units are to be earned, or at a later date set forth in the applicable award agreement, less any taxes required to be withheld. The holder of any RSUs may be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on our common stock, in the form of shares or cash and payable at the same time and under the same restrictions as the underlying RSUs.

Stock-Based Awards. The compensation committee is authorized to grant awards of unrestricted shares, either alone or in tandem with other awards, under such terms and conditions as the compensation committee may determine.

Performance Compensation Awards. The compensation committee may grant any award under the Amended and Restated Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. In addition, the compensation committee may denominate an award in cash or shares of common stock to any participant. The compensation committee shall establish performance criteria based on one or more of the following:

•	basic or diluted earnings per share (before or after taxes);

•	pre- or after-tax income (before or after allocation of corporate overhead and bonus);

•	operating income (before or after taxes);

•	revenue, net revenue, net revenue growth or product revenue growth;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	earnings, including earnings before or after interest, depreciation and/or taxes;

•	return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total shareholder return);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends));

•	margins, gross or operating margins, or cash margin;

•	operating efficiency;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

•	expense targets or cost reduction goals;

•	general administrative expense savings;

•	objective measures of client or customer satisfaction;

•	working capital targets;

•	measures of economic value added, or economic value-added models or equivalent metrics;

•	inventory control;

•	enterprise value;

•	net sales;

•	appreciation in and/or maintenance of the price of our Company’s Common Stock;

•	market share;

•	comparisons with various stock market indices;

•	reductions in costs;

•	improvement in or attainment of expense levels or working capital levels;

•	year-end cash;

•	debt reductions;

•	shareholder equity;

•	regulatory achievements;

•

implementation, completion or attainment of measurable objectives with respect to diversity and inclusion, environmental policy, health and safety, strategy, research, development, products or projects, production volume levels, acquisitions, divestitures, reorganizations or other corporate transactions or capital raising transactions, expansion of specific business operations, meeting divisional proposal budgets, and recruiting and maintaining personnel;

•	customer or client retention;

•	employee retention;

•	comparisons of continuing operations to other operations; or

•	any combination of the foregoing.

Any one or more of the performance criterion may be used to measure the performance of the Company and/or an affiliate as a whole or a business unit or division of the Company and/or an affiliate or any combination thereof, as the compensation committee may deem appropriate, or any of the above performance criteria as compared to the performance of a group of comparator companies, or published or special index that the compensation committee, in its sole discretion, deems appropriate, or the Company may select the share price performance criteria as compared to various stock market indices. The compensation committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance criteria specified in this paragraph. Unless otherwise restricted under applicable tax and/or securities laws, the compensation committee shall have sole discretion to alter the governing performance criteria without obtaining shareholder approval of such alterations.

Effect of a Change in Control. Unless otherwise provided in an award agreement, the compensation committee has the right to provide for, in the event of a change in control of our company or certain other significant corporate transactions, as described in the Amended and Restated Plan: (i) an adjustment of the number and class of shares subject to the award and/or the exercise price or grant price of a stock option or SAR, as applicable, or other terms of the award including performance measures; (ii) cancellation and cash-out of outstanding awards, including cancellation of options and SARs without payment if the fair market value of one share of common stock on the date of the change in control is less than the per share option exercise price or SAR grant price; and (iii) substitution and assumption of awards. In addition, unless otherwise provided in an award agreement, if a participant’s employment terminates within 24 months following a change in control of our company: (i) outstanding options and SARs will immediately vest and be

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

fully exercisable, (ii) the restrictions, limitations and other conditions applicable to outstanding restricted shares and restricted stock units will lapse, and restricted shares and restricted stock units will be free of all restrictions, limitations and conditions (including, without limitation, a waiver of applicable performance goals); and (iii) any deferred awards will be settled as soon as possible in a manner intended to be consistent with Section 409A of the Code.

Transferability. In general, no awards or shares may be assigned, transferred, sold, pledged or encumbered, other than by will or the laws of descent and distribution. Awards may be exercised only by the participant or the participant’s guardian, executor, administrator or legal representative. However, awards other than incentive stock options may, with the approval of and subject to terms set by the compensation committee, be transferred to certain family members and estate planning vehicles, as set out in the Amended and Restated Plan.

Amendment. Our Board may amend, suspend or terminate our Amended and Restated Plan at any time; however, stockholder approval may be necessary if the law so requires. No amendment, suspension or termination will materially and adversely impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Term of Amended and Restated Plan. Unless sooner terminated in accordance with its terms, the Amended and Restated Plan will terminate on May 26, 2032. After the Amended and Restated Plan is terminated, no awards may be granted under the Amended and Restated Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the Amended and Restated Plan’s terms and conditions.

Clawback/Forfeiture. In the compensation committee’s discretion, an award agreement may provide for cancellation of an award without payment if the participant violates a non-compete, non-solicit, non-disparagement, or non-disclosure agreement or otherwise engages in activity in conflict with or adverse to the interests of our company or any subsidiary, as determined by the compensation committee in its sole discretion. The compensation committee may also provide that in such circumstances the participant or any person to whom any payment has been made will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of an award, the sale or transfer of an award or the sale of the common stock acquired in respect of an award, and must promptly repay such amounts to us. The compensation committee may also provide in an award agreement that if the participant receives an amount in excess of what the participant should have received under the terms of the award due to material noncompliance by our Company with any financial reporting requirement under the U.S. securities laws or any mistake in calculations or other administrative error, then the award will be cancelled and the participant must promptly repay any excess value to us. To the extent required by applicable law and/or the rules and regulations of any U.S. national securities exchange or inter-dealer quotation system on which shares are listed or quoted, or pursuant to a written company policy, awards shall be subject (including on a retroactive basis) to clawback, forfeiture or other similar action.

U.S. federal income tax consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Amended and Restated Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirements of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options-Qualified and nonqualified. The Code requires that, for favorable tax treatment of a qualified option (an “incentive stock option”), shares of our common stock acquired through the exercise of a qualified option cannot be disposed of on or before the later of (i) two years from the date of grant of the option or (ii) one year from the date of exercise. Holders of qualified options will generally incur no U.S. federal income tax liability at the time of grant or upon exercise of those options. However, the difference between the exercise price and fair market value of one share will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares on or before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for U.S. federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

participant will generally realize ordinary compensation income at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for U.S. federal income tax purposes. No income will be realized by a participant upon the grant of any stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted stock. A participant will not be subject to U.S. federal income tax upon the grant of an award of restricted stock unless the participant elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have ordinary compensation income equal to the difference between the fair market value of the shares on such date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b) of the Code, the participant will have ordinary compensation income at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules may apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted stock units. A participant will not be subject to U.S. federal income tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have ordinary compensation income equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. A participant will not be subject to U.S. federal income tax upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock-based awards. A participant will have ordinary compensation income equal to the difference between the fair market value of the shares on the date the award is made over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain “covered employees,” including our named executive officers, under Section 162(m) of the Code. Once an individual becomes a “covered employee” under Section 162(m) of the Code, all current and future compensation to these individuals will remain subject to the limitation under Section 162(m) of the Code. We reserve the right to award compensation as to which a deduction may be limited under Section 162(m) of the Code where we believe it is appropriate to do so.

New Plan Benefits

The Company has not approved any awards that are conditioned upon stockholder approval of the Amended and Restated Plan. Other than with respect to annual RSUs awarded to our non-employee directors, awards under the Amended and Restated Plan will be determined by the compensation committee in its discretion. It is, therefore, not

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

possible to predict the awards that will be made to particular officers in the future under the Amended and Restated Plan. If the proposed amendments to the Amended and Restated Plan had been in effect in fiscal year 2021, we expect that our award grants for fiscal year 2021 would not have been different from those actually made in that year under the 2013 Omnibus Plan. For information regarding grants made under the 2013 Omnibus Plan during 2021 to our named executive officers, see the table entitled “Grants of Plan-Based Awards” above. For information regarding grants made under the 2013 Omnibus Plan during 2021 to our non-employee directors, see the table entitled “2021 Director Compensation Table” above.

For 2022, we intend to award our non-employee directors an annual grant of restricted stock units on the date of the Annual Meeting. The number of restricted stock units to be issued to non-employee directors will be determined by dividing the dollar amount of the award by the closing price of a share of our common stock on the NYSE on the date of grant (which is the date of the Annual Meeting). For information regarding director compensation made to our non-employee directors, see “Director Compensation” above.

Stock Awards Previously Granted Under the 2013 Omnibus Plan

The following table sets forth information on awards granted under the 2013 Omnibus Plan since its adoption in 2013 through the Record Date and includes shares subsequently forfeited. The closing price of the common stock on the NYSE on March 30, 2022 (the Record Date for the Annual Meeting) was $29.12.

Name and Position	Stock Options # of Shares Covered	Service-Based Vesting RSUs/Restricted Stock Awards # of Shares Covered(1)	Performance- Based Vesting RSUs # of Shares Covered(2)
Named executive officers
Sheryl D. Palmer President and Chief Executive Officer	1,440,351	477,343	529,617
C. David Cone Executive Vice President and Chief Financial Officer (retired as of December 31, 2021)	494,488	111,854	128,622
Darrell C. Sherman Executive Vice President, Chief Legal Officer and Secretary	274,071	78,097	86,277
Peter Lane Director	—	57,910	—
William H. Lyon Director	227,208	781,048	—
Anne L. Mariucci Director	9,960	58,389	—
David C. Merritt Director	12,525	51,181	—
Andrea Owen Director	—	22,603	—
Denise Warren Director	—	22,603	—
Christopher Yip Director	—	—	—
All current executive officers as a group (3 persons)	2,185,116	684,807	760,295
All current directors who are not executive officers as a group (8 persons)	249,693	993,734	—
Each associate of any such directors, executive officer or nominees	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—
All employees, including all current officers who are not executive officers, as a group	5,291,245	1,947,062	1,540,043

(1)	Includes DSUs granted to non-employee directors.

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(2)

Reflects the number of shares of our common stock issuable assuming achievement of the maximum level of performance in respect of RSUs that are subject to performance-vesting conditions and includes performance RSUs issued in connection with the initial public offering of the Company that were not deemed vested based on performance levels achieved.

Required Vote

The affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required for this proposal to be adopted. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of this proposal.

Interests of Certain Persons in the Proposal

As indicated above, our executive officers and our non-employee directors are eligible to receive discretionary grants under the Amended and Restated Plan and, thus, have an interest in the approval of the Amended and Restated Plan.

Registration with the Securities and Exchange Commission

If the Amended and Restated Plan is approved by stockholders, we expect to file as soon as practicable after the Annual Meeting a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the additional number of shares of common stock that will be issuable under the Amended and Restated Plan.

The Board of Directors Recommends a Vote “FOR” the Approval of the Amended and Restated Plan as Described Above and as Set Forth in Appendix A Hereto.

68 | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of our common stock as of the Record Date by:

•	each person who is known by us to be the beneficial owner of more than 5% of any class or series of our capital stock;

•	each of our directors and each executive officer who has been deemed a “named executive officer” pursuant to SEC rules; and

•	all of our directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

The percentages included in the following table are based on 120,369,695 shares of common stock outstanding as of the Record Date.

	Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
Beneficial Owners of More than 5%
BlackRock, Inc.(3)	17,563,148	14.6%
FMR LLC(4)	12,629,843	10.5%
The Vanguard Group(5)	11,157,150	9.3%
Dimensional Fund Advisors LP(6)	7,723,238	6.4%
Named Executive Officers and Directors
Sheryl D. Palmer	1,001,989	*
C. David Cone(7)	101,336	*
Darrell C. Sherman	206,622	*
Gary H. Hunt	28,017	*
Peter Lane	57,910	*
William H. Lyon(8)	4,673,184	3.9%
Anne L. Mariucci(9)	77,274	*
David C. Merritt	63,706	*
Andrea Owen	22,706	*
Denise F. Warren	18,932	*
Christopher Yip	—	*
All Current Directors and Executive Officers as a group (11 persons)(10)	6,287,354	5.2%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is: 4900 N. Scottsdale Road, Suite 2000, Scottsdale, AZ 85251.

(2)

The number of shares reported under “Common Stock Beneficially Owned” represents as of the Record Date: (a) shares of common stock; (b) vested stock options; (c) vested DSUs; and (d) unvested stock options, unvested RSUs and unvested DSUs that, in each case,

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

will vest within 60 days of the Record Date (such collective amount in (a)-(d), the “Holder’s Beneficial Ownership,” and such collective amount in (b)-(d), the “Holder’s Vested and Vesting Equity”). The percentage reported under “Common Stock Beneficially Owned” reflects the Holder’s Beneficial Ownership divided by the sum of (x) the shares of common stock outstanding as of the Record Date and (y) the Holder’s Vested and Vesting Equity.

The Holders’ Vested and Vesting Equity as of the Record Date for each of our directors, named executive officers and directors and executive officers as a group is as follows:

Name	Options	RSUs	DSUs
Sheryl D. Palmer	705,937	—	—
C. David Cone	—	—	—
Darrell C. Sherman	96,116	—	—
Gary H. Hunt	—	—	11,963
Peter Lane	—	—	57,910
William H. Lyon	107,208	4,739	—
Anne L. Mariucci	9,960	4,739	17,062
David C. Merritt	12,525	—	46,304
Andrea Owen	—	—	22,603
Denise F. Warren	—	—	18,932
Christopher Yip	—	—	—
All Current Directors and Executive Officers as a group (11 persons)(10)	1,035,196	9,478	174,774

(3)

As reported in a Schedule 13G/A filed with the SEC on January 27, 2022, Blackrock, Inc. has sole voting power over 17,054,555 shares of our common stock and sole dispositive power over 17,563,148 shares of our common stock. The address for Blackrock is 55 East 52nd Street, New York, NY 10055.

(4)

As reported in a Schedule 13G/A filed with the SEC on February 9, 2022, FMR LLC has sole voting power over 2,854,639 shares of our common stock, shared voting power over 0 shares of our common stock, sole dispositive power over 12,629,843 shares of our common stock and shared dispositive power over 0 shares of our common stock. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(5)

As reported in a Schedule 13G/A filed with the SEC on February 10, 2022, The Vanguard Group has sole voting power over 0 shares of our common stock, shared voting power over 25,956 shares of our common stock, sole dispositive power over 10,932,904 shares of our common stock and shared dispositive power over 233,246 shares of our common stock. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)

As reported in a Schedule 13G/A filed with the SEC on February 8, 2022, Dimensional Fund Advisors LP has sole voting power over 7,575,878 shares of our common stock and sole dispositive power over 7,723,238 shares of our common stock. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(7)

Includes 2,200 shares of our common stock held in a family trust, of which Mr. Cone serves as trustee. Mr. Cone retired from the Company effective December 31, 2021, and the amount for Mr. Cone is to the Company’s knowledge as of his retirement date.

(8)

Includes (i) 7,224 shares held by William H. Lyon; (ii) 4,335,316 shares held by Lyon LLC; (iii) 167,570 shares held by The William Harwell Lyon Separate Property Trust established July 28, 2000 (the “Lyon Trust”); (iv) 107,208 shares subject to vested stock options, with an exercise price of $19.12 per share and an expiration date of February 24, 2022; (v) 51,127 shares held by The William and Willa Dean Lyon Family Trust (the “Lyon Family Trust”); and (v) 4,739 RSUs scheduled to vest within 60 days of the Record Date. Mr. Lyon is trustee of the Lyon Trust and co-trustee of the Lyon Family Trust and holds voting and dispositive power over the shares held in these trusts. The members of Lyon LLC are the LYON SHAREHOLDER 2012 IRREVOCABLE TRUST NO. 1 established December 24, 2012, the LYON SHAREHOLDER 2012 IRREVOCABLE TRUST NO. 2 established December 24, 2012 and the Lyon Trust (collectively, the “Trusts”). Mr. Lyon is the beneficiary of each of the Trusts, and is the manager of Lyon LLC. In such capacity, William H. Lyon has voting and investment power of the securities held by Lyon LLC.

(9)	Includes 8,925 shares of our common stock held in a family trust, of which Ms. Mariucci serves as trustee.

(10)	Reflects security ownership of our current directors and executive officers, which includes securities owner by Louis Steffens, our current Executive Vice President and Chief Financial Officer.

70 | Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions

Indemnification of Directors and Officers

We enter into customary indemnification agreements with our executive officers and directors that provide, in general, that we will provide them with customary indemnification in connection with their service to us or on our behalf.

Related Person Transaction Policy

We have adopted a written Related Person Transaction Policy, which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our audit committee. In accordance with our Related Person Transaction Policy, our audit committee has overall responsibility for the implementation and compliance with this policy.

For the purposes of our Related Person Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in our Related Person Transaction Policy) had, has or will have a direct or indirect material interest, in excess of $120,000. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship which has been reviewed and approved, or recommended to the board of directors for approval, by our board of directors or compensation committee (or group of independent directors performing a similar function).

Our Related Person Transaction Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our audit committee for consideration. Under our Related Person Transaction Policy, only our audit committee or audit committee chair will be permitted to approve those related person transactions that are in, or not inconsistent with, our best interests. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under our Related Person Transaction Policy and that is ongoing or is completed, the transaction will be submitted to our audit committee so that it may determine whether to ratify, rescind or terminate the related person transaction. Our Related Person Transaction Policy also provides that our audit committee or audit committee chair will review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders.

In reviewing a related person transaction for ratification, or a previously approved or ratified related person transaction for rescission or termination, the audit committee will consider the relevant facts and circumstances, including (i) the importance and fairness of the transaction both to the Company and to the related person; (ii) the business rationale for engaging in the transaction and the benefits to the Company of the proposed related person transaction; (iii) whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company; (iv) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (v) whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons or are on terms no less favorable than would have been obtained in an arm’s length transaction with an unaffiliated third party; (vi) if applicable, the availability of other sources of comparable products or services; and (vii) any other matters that the audit committee (or audit committee chair) deems appropriate.

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ADDITIONAL INFORMATION

Additional Information

List of Stockholders of Record

In accordance with Delaware law, a list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m. local time at our principal executive offices at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251. This list will also be available electronically during the Annual Meeting at www.virtualshareholdermeeting.com/TMHC2022 when you enter your 16-digit control number.

Submission of Stockholder Proposals at Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2023 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on December 13, 2022, unless the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or after May 26, 2023, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2023 Annual Meeting of Stockholders, stockholders are advised to review our By-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between January 26, 2023 and February 25, 2023 for the 2023 Annual Meeting of Stockholders. In the event that the 2023 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after May 26, 2023, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2022 Annual Meeting of Stockholders and no later than the later of (1) the 90th day prior to the 2023 Annual Meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the 2023 Annual Meeting of Stockholders, either by mail or other public disclosure.

In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

All proposals should be sent to our principal executive offices at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251, Attention: Office of the Secretary.

We advise you to review our By-laws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent by-law provisions are available on request to the Office of the Secretary at the address set forth above.

Consideration of Stockholder-Recommended Director Nominees

Our nominating and governance committee will consider director nominee recommendations submitted by our stockholders. Stockholders who wish to recommend a director nominee must submit their suggestions in the manner set forth in our By-laws as described above to our principal executive offices at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251, Attention: Office of the Secretary.

As required by our By-laws, stockholders should include the name, biographical information and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our By-laws. Evaluation of any such recommendations is the responsibility of the nominating and governance committee. In the event of any stockholder recommendations, the nominating and governance committee will evaluate the persons recommended in the same manner as other candidates.

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ADDITIONAL INFORMATION

Communications with the Board of Directors

Any stockholder or other interested party may contact our board of directors as a group, our non-employee directors as a group, or any individual director by sending written correspondence to the following address: Board of Directors, Taylor Morrison Home Corporation, Attn: Office of the Secretary, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251. Stockholders or other interested parties should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed. The Chief Legal Officer and Secretary will review all correspondence and will forward to the board of directors or an individual director a summary of the correspondence received and copies of correspondence that the Chief Legal Officer and Secretary determines requires the attention of the board of directors or such individual director. The board of directors and any individual director may at any time request copies and review all correspondence received by the Chief Legal Officer and Secretary that is intended for the board of directors or such individual director.

Delivery of Materials to Stockholders with Shared Addresses

Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who shares an address with another such holder of our common stock is only being sent one Notice or set of proxy materials, unless such holder has provided contrary instructions. If you wish to receive a separate copy of these materials or if you are receiving multiple copies and would like to receive a single copy, please contact our investor relations department by telephone at (480) 734-2060, by email at investor@taylormorrison.com or by writing to Investor Relations, Taylor Morrison Home Corporation, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251.

Taylor Morrison Home Corporation

Darrell C. Sherman

Executive Vice President, Chief Legal Officer and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These filings are available on the Investor Relations page of our corporate website at www.taylormorrison.com under the category “Financial Reports.” Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Office of the Secretary

Taylor Morrison Home Corporation

4900 N. Scottsdale Road

Suite 2000

Scottsdale, Arizona 85251

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Appendix A:

Taylor Morrison Home Corporation

2013 Omnibus Equity Award Plan

(Amended and Restated as of May 26, 2022)

1.    Purpose and History. The purpose of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (as amended and restated) is to provide a means through which the Company and its Affiliates may attract and retain key personnel, including the services of experienced and knowledgeable non-executive directors, and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including but not limited to incentive compensation measured by reference to the value of Common Stock or the results of operations of the Company, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub-Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub-Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub-Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub-Plans. The Plan was originally adopted effective April 8, 2013 and was subsequently amended and restated effective as of May 25, 2016 and May 31, 2017.

2.    Definitions. The following definitions shall be applicable throughout the Plan.

(a)    “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant equity interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)    “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan.

(c)    “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s Employment, as defined in any employment, consulting, change in control, severance or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change in control, severance or other agreement (or the absence of any definition of “cause” or term of similar import therein), (A) the Participant is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, theft, misappropriation or embezzlement; (B) any act or omission by the Participant involving malfeasance, negligence, or intentional failure in the performance of the Participant’s duties to the Company or an Affiliate and, within five (5) days after written notice from the Company or an Affiliate of any such act or omission, the Participant has not corrected such act or omission; or (C) the Participant otherwise fails to comply with the terms of the Plan, the applicable Award agreement or deviates from any written policies, directives of the Board, employee handbook, or rules of conduct, including without limitation, the Company or its Affiliates’ drug and alcohol and no harassment policies, as such policies are amended from time to time. Any determination of whether Cause exists shall be made by the Committee or its designee in its sole discretion.

(f)    “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)    the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock taking into account as outstanding for this purpose such Common Stock issuable upon the

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exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company, or (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or an Affiliate;

(ii)    individuals who, during any consecutive 24-month period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)    the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(4)    the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination or the entity which has acquired all or substantially all of the business or assets of the Company in a Sale (in either case, the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

(g)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h)    “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Rule 16b-3 of the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i)    “Common Stock” means the common stock of the Company, par value $0.00001 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j)    “Company” means Taylor Morrison Home Corporation, a Delaware corporation, and any successor thereto.

(k)    “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization and set forth in the applicable Award agreement.

(l)    “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

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(m)    “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, (i) circumstances providing the Company or an Affiliate the ability to terminate a Participant’s Employment on account of “disability,” as defined in any then-existing employment, consulting, change in control, severance or other agreement between the Participant and the Company or an Affiliate or, (ii) in the absence of such an employment, consulting, change in control, severance or other agreement (or in the absence of any definition of “disability” or term of similar import therein), a Participant’s total disability as defined below and (to the extent required by Section 409A of the Code) determined in a manner consistent with Section 409A of the Code and the regulations thereunder:

(A)    The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(B)    A Participant will be deemed to have suffered a Disability if determined to be totally disabled by the Social Security Administration. In addition, the Participant will be deemed to have suffered a Disability if determined to be disabled in accordance with a disability insurance program maintained by the Company.

(n)    “Effective Date” means the date the Plan, as amended and restated, is approved by the shareholders of the Company (i.e., May 26, 2022). The original effective date of the Plan was April 8, 2013.

(o)    “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(p)    “Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless, and to the extent, such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates).

(q)    “Employment” means (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates, or (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board or the board of directors of an Affiliate of the Company.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s)    “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(t)    “Fair Market Value” means, on a given date, unless the Committee determines otherwise, (i) if the Common Stock is readily tradable on an established securities market, the fair market value shall be any of the following, as determined by the Committee in its sole discretion: (A) the price of the last sale before or the first sale after such date, (B) the closing price on the trading day before or the trading day of such date, (C) the arithmetic mean of the high and low prices on the trading day before or the trading day of such date, or (D) such other amount determined by the Committee’s application of a reasonable method using actual transactions in such Common Stock as reported by such market; or (ii) if the Common Stock is not readily tradable on an established securities market, the fair market value of the stock shall be determined by the Committee in good faith consistent with Section 409A of the Code, to the extent applicable.

(u)    “Immediate Family Members” shall have the meaning set forth in Section 15(b)(ii) of the Plan.

(v)    “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(w)    “Indemnifiable Person” shall have the meaning set forth in Section 4(f) of the Plan.

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(x)    “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award.

(y)    “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(z)    “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(aa)    “NYSE” means the New York Stock Exchange.

(bb)    “Option” means an Award granted under Section 7 of the Plan.

(cc)    “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(dd)    “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ee)    “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(ff)    “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(gg)    “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(hh)    “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion or none of the Performance Compensation Award has been earned for the Performance Period.

(ii)    “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(jj)    “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(kk)    “Permitted Transferee” shall have the meaning set forth in Section 15(b)(ii) of the Plan.

(ll)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(mm)    “Plan” means this Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as it may be amended from time to time.

(nn)    “Released Unit” shall have the meaning assigned to it in Section 9(e)(ii) of the Plan.

(oo)    “Restricted Period” means the period of time determined by the Committee during which an Award or a portion thereof is subject to restrictions or as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(pp)    “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(qq)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

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(rr)    “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(ss)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(tt)    “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(uu)    “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(vv)    “Substitute Award” has the meaning given such term in Section 5(e) of the Plan.

(ww)    “Sub-Plans” has the meaning given such term in Section 1 of the Plan.

(xx)    “Vesting Commencement Date” has the meaning given such term in an applicable Award agreement under the Plan.

3.    Effective Date; Duration. The Plan became effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date (i.e., May 26, 2032); provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.    Administration. a. The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), or any exception or exemption under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(b)    Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other expressed powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting, delivery or exercisability of, payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)    Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons who are non-employee members of the Board or subject to Section 16 of the Exchange Act.

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(d)    The Committee shall have the authority to amend the Plan (including by the adoption of appendices or Sub-Plans) and/or the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan.

(e)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(f)    No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(g)    Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.    Grant of Awards; Shares Subject to the Plan; Limitations. a. The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b)    Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan and subsection (e) below, no more than 15,161,459 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) subject to Section 12 of the Plan, no more than 4,000,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any calendar year and no more than 14,178,459 shares of Common Stock may be subject to grants of Options or SARs under the Plan; (iii) subject to Section 12 of the Plan, no more than 3,903,748 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 2,000,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends

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beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Compensation Award denominated in cash described in Section 11(a) of the Plan shall be $5,000,000; and (vi) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any Non-Employee Director shall be $250,000; provided, that the foregoing limitation in this clause (v) shall neither apply to nor take into account any Restricted Stock Units issued to a Non-Employee Director in lieu of payment of cash director compensation or board or committee fees or in respect of any one-time initial equity grant upon a Non-Employee Director’s appointment to the Board.

(c)    Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered; provided, however, that if the Fair Market Value equivalent of such shares is paid in cash such shares shall again become available for other Awards under the Plan. In addition, if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant, are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall be deemed delivered to the Participant and shall again become available for other Awards under the Plan; provided, however, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever, including if shares are not issued on the settlement of SARs, without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.

(d)    Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing. Any fractional share of Common Stock shall be settled in cash.

(e)    Subject to Section 14(b), awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a shareholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

6.    Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.    Options. a. Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock

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Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)    Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 14(b) of the Plan.

(c)    Vesting and Expiration.

(i)    Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”) or otherwise prohibited by law, the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition but only to the extent such extension would not violate Section 409A of the Code; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may, in its sole discretion, accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to vesting and/or exercisability, as applicable.

(ii)    Notwithstanding anything to the contrary in the Plan, except as otherwise provided in the applicable Award agreement or any applicable employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, the unvested portion of an Option shall expire upon termination of Employment of the Participant to whom the Option was granted, and the vested portion of such Option shall remain exercisable for either (A) one year following termination of Employment with the Company and its Affiliates by reason of such Participant’s death or Disability, but not later than the expiration of the Option Period, or (B) 90 days following termination of Employment with the Company and its Affiliates for any reason other than such Participant’s death or Disability, but not later than the expiration of the Option Period. Notwithstanding the foregoing, upon a termination of a Participant’s Employment with the Company and its Affiliates by the Company or an Affiliate for Cause, all of such Participant’s Options shall expire at the time of such termination, whether or not then vested.

(d)    Other Terms and Conditions. Except as specifically provided otherwise in an Award agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i)    Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)    Each share of Common Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share, when the Participant purchases the share or when the Option expires.

(iii)    Subject to Section 15(b) of the Plan, Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(iv)    At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Common Stock to be acquired upon such

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exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(e)    Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator), or telephonic instructions to the extent provided by the Committee, in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price and all applicable required withholding taxes shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company has delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and the applicable minimum statutory withholding liability. Any fractional share of Common Stock shall be settled in cash.

(f)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(g)    Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the Common Stock of the Company is listed or quoted, if any.

(h)    $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.    Stock Appreciation Rights. a. Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)    Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of

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such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for, as provided in subsection (g) below) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 14(b) of the Plan.

(c)    Vesting and Expiration.

(i)    A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may, in its sole discretion, accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or the Company-imposed “blackout period”) or otherwise prohibited by law, the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition but only to the extent such extension would not violate Section 409A of the Code.

(ii)    Notwithstanding anything to the contrary in the Plan, except as otherwise provided in the applicable Award agreement or any applicable employment, consulting, change-in-control, severance or other agreement between a Participant and the Company or an Affiliate, the unvested portion of a SAR shall expire upon termination of Employment of the Participant to whom the SAR was granted, and the vested portion of such SAR shall remain exercisable for either (A) one year following termination of Employment with the Company and its Affiliates by reason of such Participant’s death or Disability, but not later than the expiration of the SAR Period, or (B) 90 days following termination of Employment with the Company and its Affiliates for any reason other than such Participant’s death or Disability, but not later than the expiration of the SAR Period. Notwithstanding the foregoing, upon a termination of a Participant’s Employment with the Company and its Affiliates by the Company or an Affiliate for Cause, all of such Participant’s SARs shall expire at the time of such termination, whether or not then vested.

(d)    Other Terms and Conditions. Except as specifically provided otherwise in an Award agreement, each SAR granted under the Plan shall be subject to the following terms and conditions:

(i)    Each SAR or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)    Subject to Section 15(b) of the Plan, SARs shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(iii)    At the time of any exercise of a SAR, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of a SAR shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(e)    Method of Exercise. SARs which have become exercisable may be exercised by delivery of written (or electronic notice or telephonic instructions to the extent provided by the Committee) notice of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

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(f)    Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld based on the minimum statutory withholding liability. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional share of Common Stock shall be settled in cash.

(g)    Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option or constitute a modification or extension of the Nonqualified Stock Option under Section 409A of the Code, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9.    Restricted Stock and Restricted Stock Units. a. Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as determined by the Committee and may be reflected in the applicable Award agreement. The Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, and the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested. The Committee may in its sole discretion accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(b)    Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 15(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided, that any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate)). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)    Vesting; Acceleration of Lapse of Restrictions. Restricted Stock and Restricted Stock Units awarded to a Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and Restricted Stock shall be subject to the following provisions in addition to such other terms and conditions as may be set forth in the applicable Award agreement: (i) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate, and (ii) the shares shall be subject to the restrictions on transferability set forth in the Award agreement. Unless otherwise provided by the Committee in an Award agreement or any applicable employment, consulting, change in control, severance, or other agreement between a Participant and the Company or an Affiliate, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of Employment of the Participant granted the applicable Award. In the event of any forfeiture of Restricted Stock, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further action or

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obligation on the part of the Company. In the event of any forfeiture of Restricted Stock Units, all rights of the Participant to such Restricted Stock Units shall terminate without further action or obligation on the part of the Company. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units at any time, which acceleration shall not affect any other terms and conditions of such Awards.

(d)    Dividend Equivalents: No shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) awarded to a Participant may be credited with cash and stock dividends paid in respect of one share of Common Stock (“Dividend Equivalents”). Subject to Section 15(c) of the Plan, at the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or reserved by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a reasonable rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents. Any entitlement to Dividend Equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A of the Code.

(e)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)    Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria established by the Committee, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)    Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

(f)    Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                         , BETWEEN TAYLOR MORRISON HOME CORPORATION AND                                 . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF TAYLOR MORRISON HOME CORPORATION.

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10.    Other Stock-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement including, without limitation, the payment by the Participant of the Fair Market Value of such shares of Common Stock on the Date of Grant.

11.    Performance Compensation Awards. a. Generally. The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award.

(b)    Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula.

(c)    Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) basic or diluted earnings per share (before or after taxes); (ii) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (iii) operating income (before or after taxes); (iv) revenue, net revenue, net revenue growth or product revenue growth; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) earnings, including earnings before or after interest, depreciation and/or taxes; (viii) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total shareholder return); (ix) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends)); (x) margins, gross or operating margins, or cash margin; (xi) operating efficiency; (xii) productivity ratios; (xiii) share price (including, but not limited to, growth measures and total shareholder return); (xiv) expense targets or cost reduction goals; (xv) general administrative expense savings; (xvi) objective measures of client or customer satisfaction; (xvii) working capital targets; (xviii) measures of economic value added, or economic value-added models or equivalent metrics; (xix) inventory control; (xx) enterprise value; (xxi) net sales; (xxii) appreciation in and/or maintenance of the price of the Company’s Common Stock; (xxiii) market share; (xxiv) comparisons with various stock market indices; (xxv) reductions in costs; (xxvi) improvement in or attainment of expense levels or working capital levels; (xxvii) year-end cash; (xxviii) debt reductions; (xxix) shareholder equity; (xxx) regulatory achievements; (xxxi) implementation, completion or attainment of measurable objectives with respect to diversity and inclusion, environmental policy, health and safety, strategy, research, development, products or projects, production volume levels, acquisitions, divestitures, reorganizations or other corporate transactions or capital raising transactions, expansion of specific business operations, meeting divisional proposal budgets, and recruiting and maintaining personnel, (xxxii) customer or client retention; (xxxiii) employee retention; (xxxiv) comparisons of continuing operations to other operations; or (xxxv) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or a percentage of a prior period’s Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting, delivery and exercisability of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.

(d)    Modification of Performance Goal(s). Unless otherwise restricted under applicable tax and/or securities laws, the Committee shall have sole discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations. In addition, unless otherwise determined by the Committee at the time a Performance

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Compensation Award is granted, the Committee is authorized at any time during the Performance Period to specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, in its sole judgment, such adjustments or modifications are appropriate.

(e)    Payment of Performance Compensation Awards. i. Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement or any employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, a Participant must be employed by or rendering services to the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)    Limitation. Unless otherwise provided in the applicable Award agreement, or any employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved, as determined by the Committee; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals as determined by the Committee.

(iii)    Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing (which may be in the form of minutes of a meeting of the Committee) whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing (which may be in the form of minutes of a meeting of the Committee) that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply discretion (including, Negative Discretion) as the Committee may determine in its sole judgement.

(iv)    Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(f)    Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

12.    Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, or other similar corporate transactions or events (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in any case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)    adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria, Performance Formula and Performance Goals);

(ii)    providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten

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(10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii)    cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).

Payments to holders pursuant to paragraph (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price). In addition, in connection with any such transaction, prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto, “ASC 718”), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 12 (other than any cancelation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice (including by placement on the Company’s website) of an adjustment hereunder, and upon notice, such adjustment shall be conclusive and binding for all purposes.

13.    Effect of Change in Control.

(a)    Notwithstanding any provision of the Plan to the contrary, except to the extent otherwise provided in an Award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, in the event of a Change in Control, if a Participant’s Employment is terminated by the Company and its Affiliates other than for Cause (and other than due to death or Disability) within the 24-month period following a Change in Control, then:

(i)    all then-outstanding Options and SARs shall become immediately exercisable as of such Participant’s date of termination with respect to all of the shares subject to such Option or SAR;

(ii)    the Restricted Period shall expire as of such Participant’s date of termination with respect to all of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals); and

(iii)    Awards previously deferred shall be settled in full as soon as practicable following such Participant’s date of termination.

(b)    All incomplete Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee may (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

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(c)    In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least five (5) days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over any Award subject to Section 409A of the Code at the time such Award is granted.

(d)    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(e)    To the extent practicable, the provisions of this Section 13 shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

14.    Amendments and Termination. a. Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or quoted), as applicable; provided, further, except as provided for herein, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) of the Plan without shareholder approval.

(b)    Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of Employment with the Company); provided that, except as provided for herein, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, if any.

15.    General. a. Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b)    Nontransferability. i. Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(i)    Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

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(A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(ii)    The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that 1. Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; 2. Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; 3. the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and 4. the consequences of the termination of the Participant’s Employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Permitted Transferee as if the Permitted Transferee were the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c)    Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion consistent with the requirements of Section 409A of the Code, including without limitation, payment directly to the Participant, reserving of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividends and dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 30 days after such Awards are earned and become distributable).

(d)    Tax Withholding. i. A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes (up to the maximum permissible withholding amounts) in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)    Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash; (B) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value on such date equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e)    No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

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Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from Employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f)    Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(g)    International Participants. Without limiting the generality of Section 4(d) of the Plan, with respect to Participants who are foreign nationals or who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or Sub-Plans or appendices thereto, or outstanding Awards, with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(h)    Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse (or domestic partner if such status is recognized by the Company according to the procedures established by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, his or her estate. After receipt of Options in accordance with this paragraph, beneficiaries will only be able to exercise such options in accordance with Section 7(e) of this Plan.

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(i)    Termination of Employment. Except as otherwise provided in an Award agreement or any employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from Employment due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from Employment with the Company to Employment with an Affiliate (or vice-versa) shall be considered a termination of Employment with the Company or an Affiliate; and (ii) if a Participant’s Employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company or its Affiliates in a non-employee capacity (including as a Non-Employee Director) (or vice-versa), such change in status shall not be considered a termination of Employment with the Company or an Affiliate for purposes of the Plan. Unless otherwise determined by the Committee, in the event that any Participant’s employer ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), each Participant who is employed by or provides services to such employer shall be deemed to have suffered a termination hereunder as of the date of the consummation of such transaction, unless the Participant’s Employment is transferred to the Company or another entity that would constitute an Affiliate immediately following such transaction.

(j)    No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(k)    Government and Other Regulations. i. The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities of the Company are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)    The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof except as would otherwise cause the Award to fail to comply with or be exempt from Section 409A of the Code.

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(l)    No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(m)    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n)    Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(o)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(p)    Reliance on Reports. Each member of the Committee and each member of the Board (and their respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(q)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(r)    Purchase for Investment. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

(s)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(t)    Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

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(u)    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(v)    409A of the Code.    i. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan either (i) qualify for an exemption from the requirements of Section 409A of the Code, or (ii) satisfy such requirements and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for not being subject to taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii)    Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code after giving effect to the presumptions contained in the regulations thereunder) or, if earlier, the Participant’s date of death. Following any applicable six-month delay, all such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)    Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(w)    Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such Employment, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement, engages in conduct that would constitute Cause under the Plan or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant shall forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award agreement that in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws or as a result of any mistake in calculations or other administrative error, in each case, which reduces the amount of the Award that would have been earned had the financial results been properly reported (as determined by the Committee) (i) the Award will be canceled and (ii) the Participant will forfeit (A) the shares of Common Stock received or payable on the vesting or exercise of the Award and (B) the amount of the proceeds of the sale, gain or other value realized on the vesting or exercise of the Award (and the Participant may be required to return or pay such shares of Common Stock or amount to the Company). To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or other securities exchange or inter-dealer quotation system

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on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).

(x)    Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

*                *                 *

As adopted by the Board of Directors of the Company on April 7, 2022.

As approved by the shareholders of the Company on May 26, 2022.

Taylor Morrison Home Corporation Notice of 2022 Annual Meeting of Stockholders and Proxy Statement  | 95

4900 N Scottsdale Rd #2000 | Scottsdale, AZ 85251

taylor morrison.
ESPLANADE.
Darling HOMES
taylor morrison HOME FUNDING
INSPIRED TITLE SERVICES
Christopher Todd COMMUNITIES Built by TaylorMorrison

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AYLOR MORRISON HOME CORPORATION (TMHC) 4900 N. SCOTTSDALE ROAD, SUITE 2000 SCOTTSDALE, AZ 85251 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TMHC2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 25, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than May 25, 2022. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D77436-P72105 TAYLOR MORRISON HOME CORPORATION (TMHC) The Board of Directors recommends you vote FOR the following director nominees: 1. Election of Directors 1a. Peter Lane 1e. Andrea Owen 1b. William H. Lyon 1f. Sheryl D. Palmer 1c. Anne L. Mariucci 1g. Denise F. Warren 1d. David C. Merritt 1h. Christopher Yip Nominees: For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4 2. Advisory vote to approve the compensation of the Company’s named executive officers. 3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. 4. Approval of the amendment and restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan. NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. TAYLOR MORRISON HOME CORPORATION (TMHC) Annual Meeting of Stockholders May 26, 2022, 8:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder hereby appoints Louis Steffens and Darrell C. Sherman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TAYLOR MORRISON HOME CORPORATION (TMHC) that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Pacific Time on May 26, 2022, virtually at www.virtualshareholdermeeting.com/TMHC2022, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed, but no such direction is made, this proxy will be voted “FOR” the director nominees listed on the reverse side and “FOR” proposals 2, 3 and 4, and at the discretion of the proxy holders on any other matter(s) that may properly come before the Annual Meeting or any adjournments or postponements thereof. Continued and to be signed on reverse side